EXHIBIT 10.59 to FORM 8-K

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                       CONTRIBUTION AND EXCHANGE AGREEMENT

                                     between

                           ROBERT MARTIN COMPANY, LLC

                   ROBERT MARTIN-EASTVIEW NORTH COMPANY, L.P.

                                       and

                                CALI REALTY, L.P.

                             CALI REALTY CORPORATION


                             Date: January 24, 1997


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                                TABLE OF CONTENTS

INDEX OF DEFINED TERMS...................................................

INDEX OF SCHEDULES AND EXHIBITS..........................................

1.       SUBJECT OF CONVEYANCE...........................................

2.       PAYMENT TERMS; RESTRUCTURE OF DEBT; UNITS.......................

3.       INSPECTION PERIOD; CRLP'S RIGHT OF TERMINATION
         AND REJECTION PRIOR TO CLOSING..................................

4.       TITLE; MATTERS TO WHICH THIS SALE IS SUBJECT....................

5.       REPRESENTATIONS AND WARRANTIES OF RM............................

6.       REPRESENTATIONS AND WARRANTIES OF CALI
         AND CRLP........................................................

7.       COVENANTS OF RM.................................................

8.       OPTION PROPERTIES...............................................

9.       ESTOPPEL CERTIFICATES...........................................

10.      CLOSING.........................................................

11.      ADJUSTMENTS.....................................................

12.      CONDITIONS PRECEDENT TO CLOSING.................................

13.      LEASING COMMISSIONS AND TENANT IMPROVEMENT OBLIGATIONS .........

14.      ASSIGNMENT......................................................

15.      BROKER..........................................................

16.      CASUALTY LOSS...................................................

17.      CONDEMNATION....................................................

18.      TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL...................


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19.      LIMITED GUARANTY OF RM..........................................

20.      TAX MATTERS.....................................................

21.      PUBLICATION.....................................................

22.      REMEDIES........................................................

23.      EMPLOYEE MATTERS................................................

24.      NOTICE..........................................................

25.      ACCOUNTING DISPUTE RESOLUTION...................................

26.      RETAINED PROPERTIES AND NOMINEE PROPERTIES......................

27.      RESTRICTIONS ON SALE OF THE PROPERTY............................

28.      SPECIAL ENVIRONMENTAL MATTERS...................................

29.      MISCELLANEOUS...................................................


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                             INDEX OF DEFINED TERMS

   Defined Term                                           Section
   ------------                                           -------

         1.    1997 Options...............................ss.29.11
         2.    1998 Options...............................ss.29.11
         3.    200........................................ss.3.3
         4.    Accountant.................................ss.25
         5.    Act........................................ss.5.2
         6.    Additional Rents...........................ss.11.3
         7.    Aggregate Break Point......................ss.2.2(b)
         8.    Agreement..................................Preface
         9.    Allocated Debt.............................ss.2.3
         10.   Allocated Property Value...................ss.2.3
         11.   Annual Break Point.........................ss.2.2(b)
         12.   Associations...............................ss.7.5
         13.   B. Berger..................................ss.2.2(d)
         14.   Board......................................ss.6.1(q)
         15.   Books and Records..........................ss.1(g)
         16.   Break-up Fee...............................ss.22.1
         17.   Building...................................ss.1(a)
         18.   Calculation Period.........................ss.2.2(a)
         19.   Cali.......................................Preface
         20.   Cali Debt Amount...........................ss.19.1
         21.   Cali Group.................................ss.19.1
         22.   Cash Payment...............................ss.2.1
         23.   Casualty...................................ss.16.2
         24.   Casualty Notice............................ss.16.2
         25.   CERCLA.....................................ss.5.1(y)(x)(A)
         26.   Closing....................................ss.10.1
         27.   Closing Date...............................ss.10.1
         28.   Code.......................................ss.5.1(w)(iii)
         29.   Common Stock...............................ss.2.2(f)
         30.   Competitive Use............................ss.26.4
         31.   Conn. Development Site.....................ss.26.7(d)
         32.   Contaminants  .............................ss.5.1(y)(x)(A)
         33.   CRLP.......................................Preface
         34.   Declarant..................................ss.7.5
         35.   Declarations...............................ss.7.5


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         36.   Deeds......................................ss.10.2(a)
         37.   Development Limitations....................ss.26.1
         38.   Development Sites..........................ss.26.1
         39.   Development Standards......................ss.26.2
         40.   Discharge..................................ss.5.1(y)(x)(B)
         41.   Disposition Securities.....................ss.18.2
         42.   Disposition Notice.........................ss.18.2
         43.   Earnout Period.............................ss.2.2(a)
         44.   Environmental Documents....................ss.5.1(y)(x)(C)
         45.   Environmental Escrowee.....................ss.28.1
         46.   Environmental Laws.........................ss.5.1(y)(x)(D)
         47.   Escrowee...................................ss.28.1
         48.   ERISA......................................ss.5.1(w)(ii)
         49.   Estoppel Certificates......................ss.9.1
         50.   Exchange Act...............................ss.5.2(b)
         51.   Excluded Properties........................ss.5.1(r)
         52.   Exercise Notice............................ss.18.3
         53.   First American.............................ss.4.2
         54.   GAAP.......................................ss.5.1(v)
         55.   Governmental Authorities...................ss.5.1(k)
         56.   Ground Lessees.............................ss.1(a)
         57.   Ground Leases..............................ss.1(a)
         58.   Improvements...............................ss.1(a)
         59.   Inspection Period..........................ss.3.1
         60.   Insurance Policies.........................ss.16.1
         61.   Intangible Property........................ss.1(f)
         62.   Jones......................................ss.2.2(d)
         63.   Land.......................................ss.1(a)
         64.   Leases.....................................ss.1(d)
         65.   M. Berger..................................ss.5.1(r)
         66.   Material Taking............................ss.17
         67.   Mortgagors.................................ss.2
         68.   New Cali Employees.........................ss.12.1(c)
         69.   Nominee Properties.........................ss.26.1
         70.   Notice Period..............................ss.18.3
         71.   Offering Notice............................ss.27.5
         72.   Omnibus Agreement..........................ss.10.2(f)
         73.   OP Agreement...............................ss.5.2(a)
         74.   Option Properties..........................ss.3.3
         75.   Option Loan................................ss.8.1


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         76.   Option Loan Origination Fee................ss.8.2
         77.   Option Mortgage............................ss.8.1
         78.   Other Debt Amounts.........................ss.19.2
         79.   Other Groups...............................ss.19.2
         80.   Parking Agreement .........................ss.7.9
         81.   Parking License............................ss.7.9
         82.   PCBs.......................................ss.5.1(y)(vi)
         83.   Permanent Certificates.....................ss.2.2(e)
         84.   Permits and Licenses.......................ss.1(f)
         85.   Permits....................................ss.5.1(y)(vii)
         86.   Permitted Designees........................ss.27.1
         87.   Permitted Transferees......................ss.18.1
         88.   Permitted Encumbrances.....................ss.4.1
         89.   Permitted Assignee.........................ss.14.1
         90.   Personal Property..........................ss.1(c)
         91.   Personal Option Guaranty...................ss.8.1
         92.   Phase I Reports............................ss.3.3
         93.   Phase II Reports...........................ss.3.3
         94.   Preferred Stock............................ss.6.1(l)(i)
         95.   Property Financials........................ss.5.1(v)
         96.   Property...................................ss.1(h)
         97.   Property Repairs...........................ss.7.7
         98.   Proposed Disposition.......................ss.18.2
         99.   Purchase Option............................ss.18.3
         100.  Purchaser..................................ss.18.2
         101.  Put-Call Agreement.........................ss.8.3
         102.  Real Property..............................ss.1(b)
         103.  Recapture Certificates.....................ss.2.2(e)
         104.  Reconciliation Period......................ss.2.2(d)
         105.  Reduction Year.............................ss.2.2(b)
         106.  REIT.......................................ss.6.1(m)(i)
         107.  Rent Roll..................................ss.5.1(e)
         108.  Reserve....................................ss.11.2
         109.  Restricted Period..........................ss.27.1
         110.  Retained Properties........................ss.26.1
         111.  RM Group...................................ss.5.1(r)
         112.  RM 401(K) Plan.............................ss.5.1(w)(ii)
         113.  RM Welfare Plans...........................ss.5.1(w)(ii)
         114.  RM Debt Amount.............................ss.11.2
         115.  RM Vacation Time...........................ss.23.5


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         116.  RMAP.......................................ss.7.9
         117.  RM Plans...................................ss.5.1(w)(ii)
         118.  RM.........................................Preface
         119.  RM Unit Group..............................ss.19.1
         120.  RM Units...................................ss.2.2(a)
         121.  RMC LLC....................................Preface
         122.  RMEMC......................................Preface
         123.  SEC Documents..............................ss.5.2(b)
         124.  Security Deposit...........................ss.1(d)
         125.  Seller.....................................ss.18.2
         126.  Service Contracts..........................ss.1(f)
         127.  Skyline....................................ss.3.3
         128.  Stock Options..............................ss.28.11
         129.  Stock Option Plan..........................ss.10.3(c)
         130.  Subsidiaries...............................ss.6.1(f)
         131.  Suspect Properties.........................ss.28.1
         132.  Taxes......................................ss.20.4
         133.  Teachers...................................ss.2
         134.  Teachers Mortgagee.........................ss.2.1
         135.  Teachers Debt..............................ss.2.1
         136.  Teachers Mortgage..........................ss.2.1
         137.  Tenants....................................ss.4.1(b)
         138.  Third Party Management Agreements..........ss.5.1(q)
         139.  Third Party Management Fees................ss.2.2(a)
         140.  Title Documents............................ss.4.2
         141.  Title Commitments..........................ss.4.2
         142.  Title Policy...............................ss.4.3
         143.  Title Company..............................ss.4.2
         144.  Tradenames.................................ss.1(e)
         145.  Transfer...................................ss.5.2(a)
         146.  Transferred................................ss.18.1
         147.  Underlying Shares..........................ss.18.1
         148.  Unit Holders...............................ss.2.1
         149.  Units......................................ss.2.2(a)
         150.  Warrant Transferees........................ss.10.3(c)
         151.  Warrants...................................ss.12.1(h)
         152.  Weinberg...................................ss.5.1(r)
         153.  WFC........................................ss.7.9
         154.  YIDA.......................................ss.5.1


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                                    SCHEDULES

Schedule 1.1(a)      Property Addresses, Block and Lot Numbers
Schedule 1.1(b)      Ground Leases
Schedule 1.1(c)-1    Excluded Personal Property
Schedule 1.1(c)-2    Excluded Artwork
Schedule 1.1(e)      Tradenames
Schedule 2.2(b)-1 Properties Generating Third Party Management Fees of a Nature Different from the RealProperty
Schedule 2.2(b)-2    Third Party Management Agreements with RM Affiliates
Schedule 2.2(c)-1    Managed Properties without Existing Management Agreements
Schedule 2.3         Allocated Property Value
Schedule 4.1(c)      Restrictions, Covenants and Easements
Schedule 4.1(e)      Surveys of Real Property
Schedule 5.1(d)-1    Leases as of December 6, 1996
Schedule 5.1(d)-2    Leases from December 6, 1996 to Date
Schedule 5.1(d)-3    Leased and Vacant Net Rentable Area
Schedule 5.1(d)-4    New Leases and Renewals Out for Signature
Schedule 5.1(e)-1    Rent Roll as of January 15, 1997
Schedule 5.1(f)      Tenants Work
Schedule 5.1(g)      Contracts Schedule 5.1(h) RM Litigation, Disputes, etc.
Schedule 5.1(i)      Proceedings related to the Real Property
Schedule 5.1(j)      Engineering Reports
Schedule 5.1(k)      Violations affecting the Property
Schedule 5.1(l)      Personnel
Schedule 5.1(m)      Leasing Commission Obligations
Schedule 5.1(o)      Encumbered Personal Property
Schedule 5.1(q)      Third Party Management Agreements
Schedule 5.1(r)      Excluded Commercial Properties
Schedule 5.1(t)       Storage Tanks or Vessels
Schedule 5.1(v)       Year-End Adjustments
Schedule 5.1(w)(i)    All Existing RM Plans
Schedule 5.1(w)(ii)   RM Plans
Schedule 5.1(x)       Insurance Policies
Schedule 5.1(y)(ii)   Environmental Discharges
Schedule 5.1(y)(iv)   Storage Tanks and Vessels
Schedule 5.1(y)(v)    Asbestos
Schedule 5.1(y)(vi)   PCB Items
Schedule 5.1(y)(vii)  Missing Permits
Schedule 5.1(z)       Tax Audits
Schedule 5.1(bb)      Basis of Property
Schedule 5.4(b)       Net Worth Statement
Schedule 6.1(i)       Cali Subsidiaries, Partnerships and Trusts
Schedule 6.1(j)       Materially Adverse Business Transactions


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Schedule 6.1(k)       Material Liabilities and Obligations
Schedule 6.1(l)(iii)  Conversion/Exchange Right re: Warrants, Options and
                      Convertible Securities
Schedule 6.1(m)(ii)   Cali Tax Proceedings
Schedule 6.1(m)(iv)   Individual Owners of Cali Interests in Excess of 9.8%
Schedule 6.1(q)       Cali Board Committees
Schedule 6.1(r)       Agreements with Certain Cali Executives
Schedule 6.1(s)       Agreements regarding Sale or Voting of Units or
                      Common Stock
Schedule 7.2          Property Charts and Tables
Schedule 7.11         Personal Property to be Released of Liens
Schedule 8.1          Permitted Encumbrances on Options Properties
Schedule 12.1(c)(i)   New Cali Employees
Schedule 12.1(c)(ii)  General and Administrative Expense Budget
Schedule 12.1(c)(iii) New Cali Employees Not Actively-at-Work
Schedule 14.2         Transferees of the Real Property
Schedule 20.3         Reduction of Property Value Proceedings
Schedule 26.1         Development Sites and Properties
Schedule 26.2(a)      Approved Site Plan
Schedule 27.1         Property not Subject to Restricted Period
Schedule 27.4         Built-in Gain
Schedule 28.1         Special Environmental Matters

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                                    EXHIBITS

Exhibit 1.1(c)    License Agreement for Artwork
Exhibit 2.2(c)-2  Management Agreement
Exhibit 8.1       Option Loan Documents
Exhibit 8.3       Put-Call Agreement
Exhibit 10.2(s)   Non-Competition Agreement
Exhibit 10.2(t)   Employment Agreement
Exhibit 10.2(z)   License
Exhibit 10.2(nn)  Consent to Transfer of RM Units
Exhibit 10.3(j)   Registration Rights Agreement
Exhibit 10.3(k)   Amendment to OP Agreement
Exhibit 12.1(h)   Warrants
Exhibit 12.2(d)   Terms of Teachers Mortgage
Exhibit 26.1      Right of First Offer
Exhibit 26.6      USPS Transaction Description


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                       CONTRIBUTION AND EXCHANGE AGREEMENT

     THIS CONTRIBUTION AND EXCHANGE AGREEMENT (the "Agreement") made this 24th day of January, 1997 between ROBERT MARTIN COMPANY, LLC ("RMC LLC") a limited liability company organized under the laws of the State of New York and ROBERT MARTIN-EASTVIEW NORTH COMPANY, L.P., a New York limited partnership ("RMENC"; together with RMC LLC, collectively "RM"), each having an address at 100 Clearbrook Road, Elmsford, New York 10523 and CALI REALTY, L.P., a Delaware limited partnership ("CRLP") and CALI REALTY CORPORATION, a Maryland corporation ("Cali"), each having an address at 11 Commerce Drive, Cranford, New Jersey 07016.

                                    RECITALS

     A. RM and certain affiliated entities own, develop and manage various commercial properties located throughout southern New York and Connecticut. Cali, through CRLP and certain affiliated entities of CRLP, similarly owns, develops and manages various commercial properties located throughout New Jersey and the greater New Jersey area.

     B. RM, CRLP and Cali have determined that it is in the best interests of the parties' long term strategic growth to combine their respective properties and related assets. In order to effectuate this combination, RM has agreed to contribute certain properties and other assets owned or controlled by RM to designees of CRLP, to cause certain key executives of RM to become part of the management of Cali and through RM's existing management structure to continue
(i) to manage and operate the properties being contributed by RM, and (ii) to provide, on the terms and conditions provided below, management, construction and leasing services to third parties. RM has also been granted certain rights with respect to appointing members of the Board of Directors of Cali, which is the sole general partner of CRLP.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. SUBJECT OF CONVEYANCE.

          1.1 In accordance with the terms and conditions of this Agreement and subject to Cali and CRLP's performance and satisfaction of the conditions, covenants and obligations contained herein, RM agrees to convey to certain designees of CRLP the assets set forth in paragraphs (a) through (h) of this
Section 1.1:

          (a) that certain real property situate, lying and being in the States of New York and Connecticut and being more particularly described on Schedule 1.1(a) (the "Land"), which Schedule 1.1(a) sets forth the property addresses and blocks and lots for each parcel, all


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right, title and interest of the lessees (the "Ground Lessees") in and to the ground leases (the "Ground Leases") described on Schedule 1.1(b), which Schedule 1.1(b) sets forth the names of each party to each of the Ground Leases, the dates thereof and any amendments thereto, as well as the name, state of organization and type of entity of each Ground Lessee, and all of the improvements located on the Land or the properties which are subject to the Ground Leases (individually, a "Building" and collectively, the "Improvements");

          (b) all rights, privileges, grants and easements appurtenant to RM's interest in the Land, Improvements and Ground Leases, if any, including without limitation, all of RM's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of -way or other appurtenances used in connection with the beneficial use and enjoyment of the Land, Improvements and Ground Leases (the Land, Improvements, Ground Leases and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "Real Property");

          (c) except as set forth on Schedule 1.1(c)-1 and except for the artwork set forth on Schedule 1.1(c)-2 (which artwork shall have a value in excess of $500 per piece and for which RM and CRLP will enter into a license agreement for nominal rent substantially in the form of Exhibit 1.1(c) annexed hereto), all personal property, fixtures, equipment, inventory and computer programming and software owned or licensed by RM and located on any of the Real Property or used at any of the management and corporate offices of RM (the "Personal Property");

          (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the "Leases"), and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (the "Security Deposit") under any Lease in the nature of security for the performance of the Tenant's obligations under such Lease;

          (e) CRLP and its designees shall have the sole and exclusive right to the tradenames "Robert Martin Company", the initials "RM" and the initials "RM" with any number, other name or letter of the alphabet other than "C", and any trademark applicable thereto, and/or any name by which any of the Real Property is commonly known, and all goodwill, if any, related to said names (collectively, the "Tradenames"); provided, however, that the Tradenames shall not include, and RM and its designees shall continue to have the sole and exclusive right to use, the initials and names set forth in Schedule 1.1(e) annexed hereto and the initials "RMC" with any other letter of the alphabet, number or other name, as more particularly set forth in a Tradenames Assignment Agreement substantially in the form of Exhibit 10.2(r) annexed hereto;

          (f) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Real Property and the Personal Property (collectively, the "Permits and Licenses"), all of RM's right, title and interest in and to those contracts and agreements for the servicing, maintenance and operation of the Real Property ("Service Contracts") and telephone numbers in use at any of the Real Property or the management offices and corporate headquarters


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of RM (together with the Permits and Licenses and the Service Contracts, the
"Intangible Property");

          (g) all books, records, promotional material, tenant data, leasing material and forms, past and current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of RM which are or may be used by RM in the use and operation of the Real Property or Personal Property (collectively, the "Books and Records"); and

          (h) all other rights, privileges and appurtenances owned by RM, if any, and in any way related to the rights and interests described above in this Section.

          The Real Property, the Personal Property, the Leases, the Tradenames, the Intangible Property, the Books and Records and the other property interests being conveyed hereunder are hereinafter collectively referred to as the "Property".

     1.2 For all purposes herein, unless the context clearly dictates otherwise, any reference herein to RM shall be deemed to be a reference to any entity which is to convey any of the Property hereunder to CRLP or its designees.

     1.3 CRLP agrees that (a) RM shall have access to the Books and Records, after Closing, for inspection or duplication, at the offices of CRLP at reasonable times and upon reasonable notice and (b) through the eighth (8th) anniversary of the Closing Date, before any of the Books and Records are destroyed or disposed of by CRLP, CRLP shall offer to return such Books and Records to RM, at RM's cost and expense, and RM shall respond to such offer within ten (10) business days of receipt of same. This obligation of CRLP shall not require CRLP to maintain any computer equipment or programs in order to access or retrieve any of said Books and Records.

     2. PAYMENT TERMS; RESTRUCTURE OF DEBT; UNITS.

          2.1 At Closing, and upon satisfaction of the terms and conditions provided herein, RM agrees to contribute the Property to CRLP or its Permitted Assignees and CRLP agrees (a) to accept the Property, (b) to enter into an assumption of that certain mortgage (the "Teachers Mortgage") encumbering the property set forth on Schedule 2.3-b granted to Teachers Insurance and Annuity Association of America ("Teachers"), which Teacher's Mortgage, as restructured, is to have an outstanding principal balance immediately following the Closing (the "Teachers Debt") of at least One Hundred Eighty-Five Million Two Hundred Fifty Thousand ($185,250,000) Dollars, which restructuring is to be in accordance with Section 12.2(d) hereof, (c) to pay to RM or its designee (the "Cash Payment") an amount derived by subtracting from $395,700,000 the Teachers Debt, and (d) to issue the RM Units to RM or such persons as the record owners of the Property shall direct in writing at the Closing (the "Unit Holders"); provided, however, that RMC LLC shall be issued and shall hold, in accordance with the provisions of Section 5.4(b), Eight Hundred Thousand (800,000) Units.


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

          2.2 (a) Simultaneous with CRLP accepting the Property and assuming the Teachers Mortgage, CRLP agrees to issue units of limited partnership interests in CRLP ("Units") in the amount of One Million Four Hundred-One Thousand Two Hundred Twenty-Five (1,401,225) ( the "RM Units"). The number of RM Units is based, in part, upon an estimate of the fees (the "Third Party Management Fees") anticipated to be paid to CRLP, Cali or their Subsidiaries as a result of the leasing and management operations presently being conducted by RM on account of generating Third Party Management Fees. The Third Party Management Fees are and will include, without limitation, fees for construction management, property management and leasing, for the period ending 36 months after the Closing Date (the "Earnout Period"); provided, however, (x) all or any portion of the management or other fees, or any commissions, received by CRLP, Cali or their Subsidiaries which are to be paid over to others shall not be included in the Third Party Management Fees and (y) with respect to fees paid on account of construction and tenant improvements, only net construction fees collected after payment of costs of supplies and materials, shall be included in the Third Party Management Fees. Third Party Management Fees shall be calculated for each of the consecutive three 12-month periods thereof (each a "Calculation Period") and for the entire Earnout Period, as more particularly described in Section 2.2(d) below. The number of RM Units to be retained by the Unit Holders is subject to reduction effective as of the end of the Earnout Period, as set forth in this
Section 2.2.

          (b) In the event that the Third Party Management Fees paid to CRLP, Cali or their Subsidiaries in any Calculation Period are less than One Million Two Hundred Fifty Thousand ($1,250,000) Dollars (the "Annual Break Point"; any Calculation Period in which the Third Party Management Fees paid to CRLP, Cali or their Subsidiaries are less than the Annual Break Point is herein defined as a "Reduction Year"), then the RM Units to be retained following the Earnout Period shall be reduced by an amount equal to .0933 Units (which represents the quotient of .28 divided by 3) for each dollar in a Reduction Year by which the Third Party Management Fees paid to CRLP, Cali or their Subsidiaries are less than the Annual Break Point, rounded to the nearest whole Unit. For purposes of calculating the Third Party Management Fees for the entire Earnout Period, in the event of a reduction pursuant to the preceding sentence, the Third Party Management Fees for any Reduction Year shall be deemed to be One Million Two Hundred Fifty Thousand ($1,250,000) Dollars. In the event that the Third Party Management Fees paid to CRLP, Cali or their Subsidiaries (including any amounts deemed paid pursuant to the preceding sentence) during the entire Earnout Period are less than Five Million Five Hundred Eighty Thousand ($5,580,000) Dollars (the "Aggregate Break Point"), then the RM Units to be retained following the Earnout Period shall be reduced by an amount equal to .28 Units for each three dollars by which the Third Party Management Fees paid to CRLP, Cali or their Subsidiaries are less than the Aggregate Break Point, rounded to the nearest whole Unit. An example of an application of this Section 2.2(b) is set forth below in Section 2.2(i). In no event shall the number of RM Units to be retained be reduced by more than 221,625 Units, nor shall there be any additional Units issued if the Third Party Management Fees exceed either the Annual Break Point or the Aggregate Break Point. RM acknowledges and agrees that (i) only (x) those Third Party Management Fees generated by properties similar in nature to the properties which are being contributed by RM hereunder or the properties which are set forth in Schedule 2.2(b)-1 annexed hereto and (y) commissions payable to CRLP, Cali or


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

their Subsidiaries upon the sale of commercial real estate where the RM Group is the procuring cause, shall be included in calculating the Annual Break Point and Aggregate Break Point; (ii) the agreements pursuant to which said fees are to be paid, including agreements with entities affiliated with RM and the RM Group, shall be on commercially reasonable terms and conditions; (iii) in generating Third Party Management Fees, RM shall not exceed the portion of general and administrative expenses which RM historically dedicated to generating third party management fees; (iv) the only existing agreements for generating Third Party Management Fees are set forth on Schedule 2.2(b)-2; and (v) RM shall cause those persons affiliated with RM who also have an interest in the entities owning properties which are paying Third Party Management Fees to use their best efforts (subject to any fiduciary obligations) to cause such entities to continue to appoint CRLP as the leasing agent and manager of said properties.

          (c) At Closing, Cali agrees to enter into management agreements for the properties set forth on Schedule 2.2(c)-1 in substantially the form of
Exhibit 2.2(c)-2 annexed hereto. Third Party Management Fees payable as a result of management and leasing activities for the Option Properties shall be applicable to the Annual Break Point and the Aggregate Break Point. In the event that CRLP acquires either or both of the Option Properties, the Annual Break Point shall be reduced proportionately for the balance of the current Calculation Period and for each subsequent Calculation Period based upon the amount of Third Party Management Fees generated by the Option Property or Properties so acquired for the twelve-month period immediately preceding said acquisition, and the Aggregate Break Point shall be proportionately reduced as well. In the event that either or both of the Option Properties are acquired within one year of the Closing, the reduction in said Break Points shall be calculated by determining the amount of Third Party Management Fees generated by the Option Property or Properties so acquired for the period commencing at Closing through acquisition of said Option Property or Properties and annualizing said amount.

          (d) Within ninety (90) days following the end of the Earnout Period and each Calculation Period, CRLP shall provide Brad W. Berger ("B. Berger") and Timothy M. Jones ("Jones") and such other persons as are designated by RM with a schedule of all calculations made with respect to the Third Party Management Fees. CRLP shall make available to B. Berger and Jones and such other persons as are designated by RM such information as is necessary for B. Berger and Jones to confirm the amount of the Third Party Management Fees. In the event that the amount of the Third Party Management Fees as calculated by CRLP shall differ from the amount of said fees as calculated by B. Berger and Jones and such other persons as are designated by RM, which difference is not reconcilable by the end of the ninety (90) day period following the expiration of the Earnout Period (the "Reconciliation Period"), then the parties shall proceed as provided in
Section 25.

          (e) At Closing, CRLP shall issue to RM and/or the Unit Holders certificates representing the RM Units as follows: (i) certificates representing in the aggregate 1,179,600 Units (the "Permanent Certificates"), which Permanent Certificates shall contain the legend set forth in Section 5.4(a)(i); and (ii) certificates representing 221,625 Units (the "Recapture Certificates"), which Recapture Certificates shall contain the legends set forth in Sections 5.4(a)(i) and 5.4(a)(ii). Upon the expiration of the Reconciliation Period (or upon expiration of the dispute resolution period set forth in Section 25, if applicable), RM and/or the Unit Holders shall return the Recapture Certificates to CRLP and CRLP shall re-issue to RM and/or the Unit Holders, within five (5) days after receipt of the Recapture Certificates, new certificates in the form of the Permanent Certificates representing in the aggregate 221,625 Units less the number of RM Units, if any, reduced pursuant to Section 2.2.

          (f) All rights and benefits incidental to the ownership of the RM Units, including, but not limited to, the right to receive distributions, voting rights and the right to exchange the RM Units for shares of common stock of Cali ("Common Stock"), shall accrue for the benefit of RM and/or the Unit Holders commencing on the Closing Date and shall automatically terminate with respect to the RM Units, if any, reduced pursuant to Section 2.2(b).

          (g) If, during the Earnout Period, Cali or CRLP shall instruct RM in writing that Third Party Management Fees are not to be earned or collected (or to be collected in an amount less than what RM could otherwise receive for such service) and such prohibition results in Third Party Management Fees in an amount less than the Annual Break Point or the Aggregate Break Point being paid to or collected by CRLP, Cali or their Subsidiaries, then the Annual Break Point and the Aggregate Break Point shall be deemed to be reduced by the amounts forfeited by RM as a result of such notice from Cali or CRLP.

          (h) With respect to the first Partnership Record Date (as defined in the OP Agreement), on or after the Closing, RM and the Unit Holders shall receive distributions payable with respect to the RM Units on a pro-rata basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the Unit Holders held RM Units.

          (i) For purposes of an example of the application of Section 2.2(b) only, assume that Third Party Management Fees for each of the three Calculation Periods are as follows: (i) One Million ($1,000,000) Dollars in the first Calculation Period, (ii) One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars in the second Calculation Period, and (iii) Two Million ($2,000,000) Dollars in the third Calculation Period. Because the first Calculation Period is a Reduction Year, the RM Units to be retained shall be reduced by an amount equal to .0933 multiplied by 250,000 or 23,325 Units. For purposes of calculating the Third Party Management Fees for the entire Earnout Period, the Third Party Management Fees for the first Calculation Period shall be deemed to be One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars. Accordingly, the aggregate amount of Third Party Management Fees for the entire Earnout Period shall be deemed to be Four Million Five Hundred Thousand ($4,500,000) Dollars. The number of RM Units to be retained shall be further reduced by the amount of 5,580,000 less 4,500,000, divided by 3 and multiplied by .28 which is equal to 100,800 Units. At the end of the Earnout Period, the amount of RM Units to be retained shall be reduced by an amount equal to the sum of (i) 100,800, representing the reduction for the entire Earnout Period, and (ii) 23,325, representing the reduction for the First Calculation Period, or 124,125 Units.

          2.3 The purchase price of the Property is Four Hundred Thirty-Nine Million Four Hundred Eighty-Eight Thousand Two Hundred Eighty-One ($439,488,281) Dollars which is to be allocated among the Real Property as set forth on
Schedule 2.3 (the "Allocated Property Value").

     3. INSPECTION PERIOD; CRLP'S RIGHT OF TERMINATION AND REJECTION PRIOR TO CLOSING

          3.1 Through the period ending at 5:00 p.m. on Monday, January 27, 1997 (the "Inspection Period"), time being of the essence as to such date, and thereafter, and subject further to Section 28 hereof, CRLP, at its sole cost and expense, may perform, or cause to be performed, tests, investigations and studies of or related to the Property and the Option Properties including, but not limited to, soil tests and borings, ground water tests and investigations, percolator tests, surveys, architectural, engineering, subdivision, environmental, access, financial, market analysis, development and economic feasibility studies and other tests, investigations or studies as CRLP, in its sole discretion, determines is necessary or desirable in connection with the Property and the Option Properties and may inspect the physical (including environmental) and financial condition of the Property and the Option Properties, including but not limited to the Ground Leases, Leases, Service Contracts, contracts pursuant to which the Third Party Management Fees are payable, copies of RM's tax returns and the Property Financials as of and for the years ending December 31, 1993, 1994 and 1995 and for the period of January 1, 1996 through September 30, 1996, certified by RM, engineering and environmental reports, development approval agreements, permits and approvals, which inspection shall be satisfactory to CRLP in its sole discretion. RM agrees to cooperate with CRLP in such review and inspection and to the extent not yet delivered, shall deliver said documents and information to CRLP promptly. CRLP may terminate this Agreement for any reason, by written notice given to RM prior to the expiration of the Inspection Period. Notwithstanding the provisions of
Section 24 of this Agreement, for the purposes of this Section 3 only, a notice of termination executed by counsel for CRLP and telecopied to RM and its counsel no later than 5:00 p.m. on the date of expiration of the Inspection Period shall be deemed effective for purposes of terminating this Agreement. In the event CRLP terminates this Agreement during the Inspection Period, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations hereunder except as otherwise provided herein. In the event CRLP does not terminate this Agreement by the end of the Inspection Period, then CRLP shall be deemed to have elected not to terminate this Agreement.

          3.2 During the Inspection Period and thereafter, CRLP, its agents and contractors, shall have reasonable access to the Property and the Option Properties and other information pertaining thereto in the possession or within the control of RM for the purpose of performing such studies, tests, borings, investigations and inspections for the purposes described in Section 3.1 above. Any inspection of the Real Property shall be performed in accordance with the Access Agreement previously entered into by CRLP and RM. Such right of inspection and the exercise of such right shall not constitute a waiver by CRLP of the breach of any representation or warranty of RM which might, or should, have been disclosed by such inspection. RM shall cooperate with CRLP in facilitating its due diligence inquiry and shall obtain, and use commercially reasonable efforts to obtain, any consents that may be necessary in order for CRLP to perform same. In addition, RM shall notify CRLP of any dangerous conditions on the Real Property and the Option Properties of which RM has knowledge, including, without limitation, conditions which due to the nature of the borings, studies, investigations, inspections or testing to be performed by or on behalf of CRLP may pose a dangerous condition to CRLP or CRLP's agents and contractors.

          3.3 RM and CRLP have agreed to share equally the costs of certain Phase I environmental studies (the "Phase I Reports") affecting one or more of the Real Property and the properties commonly known as 7 Skyline Drive, Mount Pleasant, New York ("Skyline") and 200 Corporate Boulevard South, Yonkers, New York ("200"; together with Skyline, the "Option Properties"), provided, however, that RM's maximum obligation for the cost of said Phase I Reports shall be $42,250. RM shall bear the costs and expenses relating to the Phase II environmental studies (the "Phase II Reports") to be prepared for the Real Property up to a maximum amount of $235,200 and any additional costs and expenses relating to the Phase II Reports shall be borne by CRLP, except that the costs and expenses associated with the special environmental matters set forth in Section 28 hereof are more particularly provided for in said Section. CRLP shall provide RM with copies of all Phase II environmental studies.

          3.4 Notwithstanding the expiration of the Inspection Period, CRLP shall continue to have the rights, and upon exercise of same shall be subject to the obligations, of this Section 3, other than the right to terminate this Agreement.

          3.5 During the Inspection Period and thereafter, Cali and CRLP shall provide to RM and its agents and advisors reasonable access to Cali's and CRLP's books and records and Cali and CRLP shall provide RM such other reasonable information including, without limitation, all Securities and Exchange Commission filings of CRLP and Cali and federal, state, and local income, excise, franchise, and all other tax filings, in order to permit RM, at its sole cost and expense, to perform reasonable due diligence on such parties. Nothing arising from RM's inspection or due diligence as permitted by this Section shall give rise to a right of RM to terminate this Agreement, unless said discovered matter results in a breach of a representation, warranty, covenant or agreement of Cali or CRLP as set forth herein, which pursuant to this Agreement permits RM to so terminate.


     4.   TITLE; MATTERS TO WHICH THIS SALE IS SUBJECT.

          4.1 The Property is to be contributed to CRLP subject to the following (collectively, the "Permitted Encumbrances"):

               (a) The liens of real estate taxes, personal property taxes, water charges, and sewer charges provided same are not due and payable, but subject to adjustment as provided herein;

               (b) the rights of those parties occupying space at any of the Improvements (collectively, "Tenants"), as tenants only;

               (c) those restrictions, covenants, agreements, easements, matters and things affecting title to the Real Property as of the date hereof and more particularly described in Schedule 4.1(c) annexed hereto and by this reference made a part hereof and such other easements, covenants and restrictions which are entered into with the consent of CRLP after the date hereof, such consent not to be unreasonably withheld, delayed or conditioned and any additional items not objected to by CRLP in accordance with Section 4.2 below;

               (d) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Real Property including, without limitation, those related to zoning and land use, as of the date hereof;

               (e) the state of facts shown on the surveys described on Schedule 4.1(e) for each of the individual properties comprising the Real Property, Skyline and 200, and any other state of facts which a recent and accurate survey of the Real Property would actually show, provided same do not impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

               (f) the Service Contracts;

               (g) any installment not yet due and payable of assessments imposed after the date hereof and affecting the Real Property or any portion thereof;

               (h) any utility company rights, easements and franchises to maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under or upon the Real Property, provided same do not impair in other than a de minimus manner the present use of the Real Property;

               (i) prohibition against the interference with the natural and unobstructed flow of any applicable brook crossing the Real Property or other riparian rights, provided same does not impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

               (j) such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage including minor variations between record lines and tax lot lines; and

               (k) the lien of the Teachers Mortgage on those parcels of Real Property encumbered by the Teachers Mortgage as of the date hereof (but on the terms and conditions of this Agreement).

          4.2 CRLP has, prior to the date hereof, directed First American Title Insurance Company ("First American") to prepare title insurance searches and commitments for owner's title insurance policies for each of the Real Property (the "Title Commitments"). CRLP shall cause First American, or such other or additional title insurance companies as may be selected by CRLP (collectively, the "Title Company"), to deliver to RM and its counsel copies of the Title Commitments and the documents describing the title exceptions shown on the Title Commitments (collectively, the "Title Documents") which have been delivered to CRLP and its counsel as of the date hereof, within three (3) business days after the execution and delivery of this Agreement by all of the parties hereto, and to deliver the remaining Title Documents to RM and its counsel promptly upon their delivery to CRLP and its counsel. Within five (5) business days after delivery to RM of each Title Commitment and Title Document, RM shall deliver to CRLP and its counsel RM's proposed list of additional items to be included as Permitted Encumbrances and CRLP shall have the right to review such list. All matters shown on said list which are not objected to by CRLP by delivery of written notice to RM within (5) business days of receipt of same shall be conclusively deemed to be acceptable to CRLP and such items shall be deemed to be Permitted Encumbrances, provided that RM's notice specifically states that all matters not objected to by CRLP within five (5) business days of receipt thereof shall be deemed to be acceptable to CRLP. If any defects, objections or exceptions in the title to the Real Property appear in the Title Commitments (other than the Permitted Encumbrances) which CRLP is not required to accept under the terms of this Agreement, RM may, at its election, undertake to eliminate such unacceptable defects, objections or exceptions, it being agreed that other than
(i) judgments against RM, (ii) mortgages or other liens which can be satisfied by payment of a liquidated amount, other than the Teachers Mortgage, (iii) defects, objections or exceptions which can be removed by payments not to exceed $500,000 in the aggregate and (iv) a payment to Teachers in order to cause Teachers to consent to the assumption of the Teachers Mortgage, and except as provided below, RM shall have no obligation to incur any expense in connection with curing such defects, objections or exceptions. RM, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate unacceptable defects, objections or exceptions. Other than the items described in (i)-(iv) of the preceding sentence, which RM agrees to cure at its sole cost and expense without regard to the cost thereof (other than as expressly set forth in items
(iii) and (iv)), if, after complying with the foregoing requirements, RM is unable to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, CRLP shall elect either (w) to terminate this Agreement by notice given to RM, in which event the provisions of Section 22.2 shall apply, or (x) to accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the consideration to be given hereunder for the Property. RM agrees and covenants that it shall not voluntarily place any encumbrances or restrictions to title to any of the Real Property from and after the date of the first issuance of the Title Commitment for said Property. From and after the Closing, CRLP agrees that it shall not unreasonably withhold or delay its approval and execution of such easements for utilities, water, parking, sewer and ingress and egress encumbering the Real Property for the benefit of properties owned by RM (or any affiliate thereof) within close proximity of the Real Property as requested by said owners so long as (A) any mortgagees or parties-in-interest shall consent to same, (B) CRLP shall not incur any cost, expense or obligation as a result thereof and (C) to the extent necessary, any applicable governmental authorities shall have approved or consented to same. Cali and CRLP agree that they shall conduct any due diligence with any governmental entities with a view toward maintaining the confidentiality of the transaction contemplated by this Agreement.

          4.3 It shall be a condition to Closing that RM convey, and that the Title Company insure, title to each Real Property in the amount of the Allocated Property Value thereof (at a standard rate for such insurance) in the name of CRLP or its designees, after delivery of the Deeds or assignments of ground leases, by a standard 1992 ALTA Owners Policy, with such ALTA endorsements as are available in each applicable state where the Real Property is located and as required by CRLP attached, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "Title Policy"). The Title Company shall provide affirmative insurance that any (i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) CRLP's contemplated use of the Real Property will not violate the Permitted Encumbrances; and (iii) the exception for taxes shall apply only to the current taxes not yet due and payable. RM shall provide such affidavits and undertakings as the Title Company insuring title to the Real Property may reasonably require and shall cure all other defects and exceptions other than the Permitted Encumbrances and as required pursuant to Section 4.2. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances, and standard printed policy and survey exceptions.

          4.4 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than seven
(7) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by RM, which RM is obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by RM. RM shall deliver to CRLP, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which RM is obligated to pay and discharge pursuant to the terms of this Agreement.

          4.5 If the Title Commitments disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of RM, RM, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against RM, or any affiliates. Upon request by CRLP, RM shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.

     5.   REPRESENTATIONS AND WARRANTIES OF RM.

          5.1 In order to induce CRLP and Cali to perform as required hereunder, RM hereby warrants and represents the following with respect to the Property and the Option Properties:

               (a) RMC LLC is a duly organized and validly existing limited liability company organized under the laws of the State of New York, is duly authorized to transact business in the States of New York and Connecticut, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to sell the Property in accordance with the terms and conditions hereof. All necessary actions of the members of RMC LLC to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

               (b) RMENC is a duly organized and validly existing limited partnership organized under the laws of the State of New York, is duly authorized to transact business in the State of New York, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to sell the Property in accordance with the terms and conditions hereof. All necessary actions of RMENC to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

               (c) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of RM, enforceable in accordance with the terms of this Agreement. The performance by RM of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of RM or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which RM is a party or by which its assets are or may be bound.

               (d) Annexed hereto as Schedule 5.1(d)-1 is a true, complete and correct schedule of all of the Leases as of December 6, 1996 and annexed hereto as Schedule 5.1(d)-2 is a true, complete and correct schedule of all of the Leases executed and delivered from December 6, 1996 through the date hereof. Annexed hereto as Schedule 1.1(b) is a true, complete and correct schedule of all of the Ground Leases. The Leases are valid and bona fide obligations of the landlord and, to RM's knowledge, the tenants thereunder and are in full force and effect. The Ground Leases are valid and bona fide obligations of the tenant and, to RM's knowledge, the landlords thereunder and are in full force and effect. To RM's knowledge, except as set forth on Schedules 5.1(d)-1 and 5.1(d)-2: no defaults remain uncured pursuant to notices of default sent to any Tenants and no condition exists which, solely with the passage of time or the giving of notice or both, will become a default; RM has not received any notices of default under the Leases; the Leases constitute all of the leases, tenancies or occupancies affecting the Real Property on the date hereof; all Tenants have commenced occupancy; there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to acquiring all or a portion of the Property, nor has any claim been asserted by any Tenant in writing for an offset to its rent, nor is any Tenant currently asserting, in writing, a concession, rebate, allowance or free rent (if any Tenant is asserting any concession, rebate, allowance or free rent, RM shall not be obligated to set forth the amount of said claim on Schedules 5.1(d)-1 and 5.1(d)-2). Annexed hereto as
Schedule 5.1(d)-3 is a true, complete and correct schedule of the leased and vacant net rentable area at each of the Real Property. Annexed hereto as
Schedule 5.1(d)-4 is a true, complete and correct schedule of all new leases and lease renewals currently out for signature to tenants, which Schedule 5.1(d)-4 sets forth the terms and conditions of such new leases or renewals; true, complete and correct copies of such new leases and renewals have been provided to CRLP.

               (e) Annexed hereto as Schedule 5.1(e)-1 is a listing (the "Rent Roll") of the following as of January 15, 1997, which is true, complete and correct in all material respects for each Building: (i) the name of each Tenant;
(ii) the fixed rent actually being collected; (iii) the expiration date or status of each Lease (including all rights or options to renew); (iv) the Security Deposit, if any; (v) whether there is any guaranty of a Tenant's obligations from a third party, and if so the nature of said guaranty; (vi) arrangements under which any Tenant is occupying space on the date hereof or will in the future, occupy such space; (vii) any written notices given by any Tenant of an intention to vacate space in the future; (viii) the base year(s) and base year amounts for all items of rent or additional rent billed to each Tenant on that basis; and (ix) any arrearages of any Tenant beyond thirty (30) days.

               (f) To the knowledge of RM, RM has performed all of the material obligations and observed all of the covenants required of each landlord under the terms of the Leases. Except as set forth on Schedule 5.1(f) annexed hereto, all work, alterations, improvements or installations required to be made for or on behalf of all Tenants under the Leases have in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future other than that which is required pursuant to its Lease. Except as set forth on Schedule 5.1(f), no work has been performed at any Building which would require an amendment to the certificate of occupancy for such Building for which an amendment has not been obtained, and any and all work performed at the Real Property to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All undisputed bills and claims for labor performed and materials furnished to or for the benefit of the Property arising prior to the Closing Date will be paid in full by RM within customary time periods, not to exceed forty-five (45) days from the receipt of an invoice by RM, although RM shall have the right to cause payment of same to be made from the Reserve established in Section 11.2. To the extent any bills and claims for labor performed and materials furnished to or for the benefit of the Real Property prior to the Closing Date are disputed, RM shall commence any actions related to such bills and claims promptly, such commencement being no later than forty-five (45) days from the receipt of an invoice by RM, and shall diligently prosecute same to its conclusion. If such action results in either
(i) a lien on the Real Property which lien remains unbonded for thirty (30) days, or (ii) any vendor providing unique services or services at a below market price refusing to service the Real Property, then CRLP shall have the right to cause payment of same to be made from Reserve established in Section 11.2.

               (g) There are no service contracts, equipment leases, union contracts, employment agreements or other agreements affecting the Property or the operation thereof, except the Service Contracts and the contracts set forth on Schedule 5.1(g) annexed hereto. To RM's knowledge, all of the Service Contracts are and will on the Closing Date be unmodified (except in the ordinary course of business) and in full force and effect without any material default or claim of material default by RM. All sums presently due and payable by RM under the Service Contracts have been fully paid and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid by RM within customary time periods, not to exceed forty-five (45) days from the receipt of an invoice by RM, although RM shall have the right to cause payment of same to be made from the Reserve established in Section 11.2. There are no employees of RM or an RM affiliate working at or in connection with the Real Property pursuant to any of the Service Contracts and contracts set forth on
Schedule 5.1(g).

               (h) Except as set forth on Schedule 5.1(h) annexed hereto and except as covered by insurance, there are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of RM, threatened against or related to RM (with respect to the Property being sold) or to all or any part of the Property or the Option Properties, the environmental condition thereof, or the operation thereof. RM shall be permitted to continue to prosecute suits set forth on Schedule 5.1(h) and may initiate suits or actions against former tenants who are no longer in occupancy at any of the Real Property.

               (i) Except as set forth on Schedule 5.1(i) annexed hereto, RM has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Real Property, or any part thereof,
(ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Real Property, (iii) any proposed or pending special assessments affecting the Real Property or any portion thereof,
(iv) any penalties or interest due with respect to real estate taxes assessed against the Real Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Real Property. RM agrees to furnish CRLP with a copy of any such notice received within two (2) business days after receipt.

               (j) RM has provided CRLP with the reports set forth on Schedule 5.1(j) annexed hereto, which constitute all third-party reports in RM's possession or under its control related to the physical condition of the Real Property which have been prepared within the last four (4) years.

               (k) Except as set forth on Schedule 5.1(k) annexed hereto, RM has no knowledge of any notices, suits, or judgments relating to any violations (including environmental) of any laws, ordinances or regulations affecting the Real Property or the Option Properties, or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Real Property or the Option Properties or the management, operation, use or improvement thereof (collectively, the "Governmental Authorities") contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authorities against or involving RM, the Real Property or the Option Properties.

               (l) There are no employees of RM or an affiliate of RM working at or in connection with the Real Property, except as set forth on Schedule 5.1(l). Said Schedule also sets forth a true and complete list of all employees presently employed by RM or an affiliate of RM working at the Real Property and their respective union affiliations (if any), accrued vacation days and other fringe benefits (including social security, unemployment compensation, employee disability insurance, accrued sick days, "welfare" and pension fund contributions, payments and deposits, if any).

               (m) Annexed hereto as Schedule 5.1(m) is a schedule of all leasing commission obligations affecting the Property. The respective obligations of RM and CRLP with respect to said commissions are set forth in
Section 13.

               (n) RM has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by RM's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such RM's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such RM's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

               (o) Except as set forth on Schedule 5.1(o), the Personal Property will on the Closing Date be owned by RM free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind, other than liens created by CRLP.

               (p) Deleted prior to execution.

               (q) Annexed hereto as Schedule 5.1(q) is a true, complete and correct schedule of all agreements generating Third Party Management Fees as of the date hereof (the "Third Party Management Agreements"). RM has provided CRLP with true and complete copies of each of the Third Party Management Agreements.

               (r) All of the commercial real estate assets and properties actually controlled, directly or indirectly and legally or beneficially, by RM, Martin S. Berger ("M. Berger"), Robert F. Weinberg ("Weinberg"), B. Berger and Jones (RM, M. Berger, Weinberg, B. Berger and Jones are collectively referred to as the "RM Group") or any one or more of them is included in the Property other than the Option Properties and the real estate assets and properties set forth on Schedule 5.1(r) (collectively, the "Excluded Properties").

               (s) RM has no knowledge that any part of the Real Property or the Option Properties has been designated as wetlands under the Federal Water Pollution Control Act, 33 U.S.C. ss1251 et seq., the Freshwater Wetlands Act, N.Y. Envtl. Conserv. Law, ss24-0101 et seq., the Tidal Wetlands Act, N.Y. Envtl. Conserv. Law, ss25-0101 et seq., the Inland Wetlands and Watercourses Act, Conn. Gen. Stat. Ann. ssss22a-36 et seq. and the Tidal Wetlands Act, Conn. Gen. Stat. Ann. ssss22A-28 et. seq., or any applicable local law or regulation promulgated pursuant to any of the foregoing.

               (t) There are no aboveground or underground storage tanks or vessels which contain any Contaminants at the Real Property or the Option Properties, regardless of whether such tanks or vessels are regulated tanks or vessels or not, except as set forth on Schedule 5.1(t).

               (u) RM has no knowledge of outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Property;
(ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Property, which require or recommend any repairs or work to be done on the Property of a material nature.

               (v) The combined financial statements, including the income and expense statements and the balance sheets of RM LLC and its affiliates, excluding only those assets, liabilities and operations not contemplated to be contributed pursuant to this Agreement relating to the ownership and operation of the Property and the related combined statement of income, partners' capital and cash flows, including the footnotes thereto (the "Property Financials") as of and for the years ending December 31, 1993, 1994 and 1995 and for the period of January 1, 1996 through September 30, 1996, certified by RM, fairly present the combined financial position of RM LLC relating to the Property as at such dates and the combined results of operations and combined cash flows of RM LLC relating to the ownership and operation of the Property for such respective periods, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby. The Property Financials from January 1, 1996 through September 30, 1996 are subject to the normal year-end adjustments described in Schedule 5.1(v). There has been no material adverse change in the financial condition of the Property between September 30, 1996 and the date hereof.

               (w) (i) Annexed hereto as Schedule 5.1(w)(i) is a true and complete list of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, directors' fee arrangements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, 401(k) savings plans, multiemployer plans, employee stock purchase and stock option plans, employee welfare plans, severance plans, group life insurance, hospitalization insurance or other similar plans or arrangements (either written or oral, but only to the extent an oral plan provides material benefits) providing for benefits to New Cali Employees.

                    (ii) Annexed hereto as Schedule 5.1(w)(ii) is a true and complete list of all RM employee welfare plans (the "RM Welfare Plans") providing for benefits to New Cali Employees pursuant to Section 23, and the RM 401(k) Savings Plan (the "RM 401(k) Plan"; together with the RM Welfare Plans collectively, the "RM Plans").

                    (iii) RM has complied and currently is in compliance in all material respects, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each RM Plan. To the extent applicable, with respect to each RM Welfare Plan, RM has supplied CRLP with a true and complete copy of: (A) the most recent annual report on the applicable Form 5500 series filed with the Internal Revenue Service (including all attachments filed), (B) the employee benefit plan including all amendments thereto, (C) each trust agreement and insurance contract relating to such employee benefit plan, including all amendments thereto, and (D) the most recent summary plan description for such employee benefit plan, including all amendments thereto. With respect to the RM 401(k) Plan, RM has supplied CRLP with the most recent determination letter issued by the Internal Revenue Service with respect to such employee benefit plan. With respect to collective bargaining agreements which cover New Cali Employees, RM has supplied CRLP with a true and complete copy of each collective bargaining agreement currently in effect including all amendments thereto.

                    (iv) Notwithstanding anything else set forth herein, other than routine claims for benefits (i) there are no pending claims, threatened litigation (which has been communicated to RM in writing), administrative actions or proceedings involving any of the RM Welfare Plans by any participant in such plan or by any other person, including, without limitation, any governmental agency, and (ii) RM has not incurred any material liability with respect to any of the RM Welfare Plans that is currently due and owing and has not yet been satisfied, including, without limitation, under ERISA, the Code or other applicable law, and no event has occurred, and, to the knowledge of the current partners of RM, there exists no condition or set of circumstances (other than liability for benefits under the normal terms of any of the RM Welfare Plans), that could result in the imposition of any material liability on RM with respect to any of the RM Welfare Plans, including, without limitation, under ERISA, the Code or other applicable law with respect to any of the RM Welfare Plans or pursuant to which CRLP may incur liability or have liability attributed to it under any Federal, state or local law as a result of the transactions contemplated by this Agreement. To the knowledge of RM, there are no facts or circumstances that could subject any of the RM Welfare Plans, related trusts, trustees, administrators or fiduciaries of any of the RM Welfare Plans, or CRLP or any person dealing with any of the RM Welfare Plans to any penalties or excise taxes under Section 4971 through 4980B (inclusive) of the Code.

                    (x) Except as required by applicable law or provided in any insurance policy listed in Schedule 5.1(x) hereto, RM has not committed itself, orally (but only to the extent an oral commitment has been made to provide a material benefit) or in writing, (A) to provide or cause to be provided to any New Cali Employee any payments or provision of any material "welfare" or "pension" benefits (as defined in Sections 3(l) and 3(2) of ERISA) in addition to, or in lieu of, those payments or benefits set forth under any of the RM Plans, (B) to continue the payment of, or accelerate the payment of, benefits under any of the RM Plans, except as expressly set forth thereunder, or (C) to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit to any New Cali Employee, except as set forth under any of the RM Welfare Plans or as may be required by law. In addition, except as required by applicable law, RM does not have any obligations for post-retirement or post-employment benefits under any of the RM Welfare Plans that cannot be terminated upon no more than sixty (60) days notice without incurring any liability thereunder.

               (y) (i) RM does not own or operate any property which any Governmental Authority has demanded in writing, addressed to and received by RM or any of its affiliates, counsel or agents, be cleaned up and which has not been cleaned up.

                    (ii) Except as disclosed in Schedule 5.1(y)(ii), to RM's knowledge, no Contaminants have been Discharged which relate to the Real Property and the Option Properties which would allow a Governmental Authority to demand that a cleanup be undertaken.

                    (iii) To the knowledge of RM, no ss.104(e) informational request has been received by RM issued pursuant to CERCLA, with respect to the Real Property or the Option Properties.

                    (iv) To the knowledge of RM, all pre-existing aboveground and underground storage tanks and vessels, if any, at the Real Property and the Option Properties have been removed and their contents disposed of in accordance with and pursuant to all applicable Environmental Laws, except as set forth on
Schedule 5.1(y)(iv).

                    (v) To the knowledge of RM, there is no asbestos or asbestos containing material requiring remediation under Environmental Laws on the Real Property or the Option Properties, except as set forth on Schedule 5.1(y)(v).

                    (vi) To the knowledge of RM, all transformers and capacitors containing polychlorinated biphenyls ("PCBs") , and all "PCB Items", as defined in 40 CFR, ss.761.3, located on or affecting the Real Property or the Option Properties, are identified in Schedule 5.1(y)(vi) and are in compliance with all Environmental Laws.

                    (vii) To the knowledge of RM, RM has all material certificates, licenses and permits (the "Permits"), including, without limitation, environmental Permits, required to operate the Real Property and the Option Properties, except as set forth in Schedule 5.1(y)(vii). To RM's knowledge, there is no violation of any Environmental Laws with respect to any Permits, all Permits are in full force and effect, are transferable with the Real Property or the Option Properties, as the case may be, without additional payment by CRLP, and shall, upon closing, be transferred to CRLP by RM.

                    (viii) The Real Property and the Option Properties have not been used during the period of RM's ownership or, to the knowledge of RM, previously, as solid waste management facilities as defined in New York Environmental Conservation Law ss.27-0701.

                    (ix) RM has not, and shall not knowingly permit any person or entity to engage in any activity on the Real Property or the Option Properties, in violation of Environmental Laws.

                    (x) For purposes of this Agreement, the following words shall have the respective meaning set forth below:

                    (A) "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. ss.1251 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, rule or regulation, including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives.

                    (B) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or from the Property or the Option Properties, as the case may be, regardless of whether the result of an intentional or unintentional action or omission.

                    (C) "Environmental Documents" shall mean all environmental documentation in the possession or under the control of RM concerning the Property or the Option Properties, as the case may be, or their environs, including, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

                    (D) "Environmental Laws" means each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement of any Governmental Authority in any way related to Contaminants.

                    (z) RM and each of its affiliated entities have paid all Taxes due and payable prior to the Closing and timely filed all returns and reports required to be filed prior to the Closing with respect to the ownership and operation of the Real Property and Option Properties (by it or any predecessor entity) for which CRLP could be held liable or a claim made against the acquired property. Each such tax return or report is true and correct in all material respects. RM and each of its affiliated entities have paid or provided for a reserve for all taxes related to the period ending on the Closing Date but required to be paid after the Closing Date with respect to the operation of the Real Property and the Option Properties (by it or any predecessor entity) for which CRLP could be held liable or a claim made against the acquired property. Except as set forth in
Schedule 5.1(z), there are no audits or other proceedings by any Governmental Authorities pending or, to the knowledge of RM and each of its affiliated entities, threatened with respect to the Taxes resulting from the ownership and operation of the Real Property and the Option Properties (by it or any predecessor entities) for which CRLP could be held liable or a claim made against the acquired property and no agreement extending the period for assessment and collection has been executed with respect thereto. To the knowledge of RM and each of its affiliated entities, no assessment of Taxes is proposed against RM (including any predecessor entities), the Real Property or the Option Properties. RM is not party to, and has no liability under (including liability with respect to a predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes.

                    (aa) RMC LLC is the successor in interest to the Robert Martin Company, which entity owned and operated certain of the Real Property prior to July 16, 1996, the date on which RMC LLC succeeded to the Real Property owned by the Robert Martin Company. As of January 1, 1993, the Robert Martin Company and RMENC collectively owned legal and beneficial interest in the Real Property (CRLP acknowledging that the foregoing does not constitute a representation as to title, but rather as to the continuation of the business).

                    (bb) Annexed hereto as Schedule 5.1(bb) is a listing of the following, which is true, complete and correct in all material aspects for each Real Property contributed to CRLP: (i) its adjusted basis as of December 31, 1996; (ii) the date placed in service; (iii) the depreciation method; and (iv) the remaining useful life.

                    (cc) (i) The Associations have not borrowed money.

                    (ii) No person or entity is delinquent in any payments of assessments or maintenance fees owed to any Association.

                    (iii) No Association has committed to make any capital improvements to any Building in the future nor is any Association currently in the process of constructing or managing the construction of any capital improvements relating to any Building.

                    (iv) There are no suits, judgments or violations of any laws, ordinances or regulations relating to any Association nor is any Association currently involved in any form of litigation, mediation or arbitration.

                    (dd) No representation or warranty made by RM contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of RM to CRLP or any of its designees or affiliates pursuant to this Agreement contains or will contain any untrue statement of a material fact (taking into account any knowledge, materiality or other similar qualifiers contained therein) or, to RM's knowledge, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

                    (ee) As used throughout this Agreement, the phrases "to RM's knowledge," "to the knowledge of RM" or any similar derivation thereof, shall mean the actual knowledge of M. Berger, Weinberg, B. Berger, Jones, Mark Durno, Vice President of Construction, Greg Berger, Vice President of Property Management, Michael Grossman, Vice President of Leasing, Lloyd I. Roos, Hal Reiff and John Roche after due inquiry and investigation.

          5.2 In order to induce Cali and CRLP to issue the RM Units, RM hereby acknowledges its understanding that the issuance of the RM Units is intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"). In furtherance thereof, RM represents and warrants to CRLP to as follows:

               (a) RM and the Unit Holders are acquiring the RM Units solely for their own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof other than to the Unit Holders. RM agrees and acknowledges that it is not permitted to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any of the RM Units except as provided in this Agreement and the Agreement of Limited Partnership of CRLP, as amended through the date hereof (the "OP Agreement").

               (b) RM and the Unit Holders are knowledgeable, sophisticated and experienced in business and financial matters; RM and the Unit Holders fully understand the limitations on transfer described in this Agreement and the OP Agreement. RM and the Unit Holders are able to bear the economic risk of holding the RM Units for an indefinite period and are able to afford the complete loss of their investment in the RM Units; RM and the Unit Holders have received and reviewed the OP Agreement and copies of the documents filed by Cali since its inception under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all registration statements and related prospectuses and supplements filed by Cali and declared effective under the Securities Act of 1933, as amended, since its inception (collectively, the "SEC Documents") and have been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, Cali and CRLP and the business and prospects of Cali and CRLP which RM and the Unit Holders deem necessary to evaluate the merits and risks related to its investment in the RM Units; and RM and the Unit Holders understand and have taken cognizance of all risk factors related to the purchase of the RM Units.

               (c) RM and the Unit Holders acknowledge that they have been advised that (i) the RM Units must be held indefinitely, and RM and the Unit Holders will continue to bear the economic risk of the investment in the RM Units, unless they are redeemed pursuant to the OP Agreement or are subsequently registered under the Act or an exemption from such registration is available, (ii) it is not anticipated that there will be any public market for the Units at anytime, (iii) Rule 144 promulgated under the Act may not be available with respect to the sale of any securities of CRLP (and that upon redemption of the RM Units in CRLP for shares of Common Stock a new holding period under Rule 144 may commence), and CRLP has made no covenant, and makes no covenant, to make Rule 144 available with respect to the sale of any securities of CRLP (although Cali and CRLP have agreed to register the Common Stock pursuant to the Registration Rights Agreement), (iv) a restrictive legend as set forth in Section 5.4(a) below shall be placed on the certificates or instruments representing the RM Units, and (v) a notation shall be made in the appropriate records of CRLP indicating that the RM Units are subject to restrictions on transfer.

               (d) RM and the Unit Holders also acknowledge that (i) the redemption of RM Units for shares of Common Stock is subject to certain restrictions contained in the OP Agreement; and (ii) the shares of said Common Stock which may be received upon such a redemption may, under certain circumstances, be restricted securities and be subject to limitations as to transfer , and therefore subject to the risks referred to in Section 5.2(c) above. Notwithstanding anything herein or in the OP Agreement to the contrary, RM hereby acknowledges and agrees that it and the Unit Holders may not exercise the Redemption Rights (as defined in the OP Agreement) until after the date which is one year from the Closing Date.

               (e) RM and each of the Unit Holders is either an "accredited investor" (as such term is defined in Rule 501 (a) of Regulation D under the Act) or RM and each of the Unit Holders either alone or with its purchaser representative(s) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

          5.3 All representations and warranties made by RM in this Agreement shall survive the Closing Date for a period of one (1) year, except that the representations and warranties set forth in clauses (a), (b), (c) and (z) of
Section 5.1 shall survive the Closing Date for the applicable period of the statute of limitations (unless otherwise specified herein), and shall not be merged in the delivery of the Deed. Notwithstanding the foregoing, to the extent that a Tenant shall certify in its Estoppel Certificate as to any of the matters which are contained in the representations and warranties made by RM in Section 5.1(e) of this Agreement, then RM's representations and warranties as to such matters shall terminate. RM agrees to indemnify and defend CRLP, and to hold CRLP harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by CRLP, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of RM contained in this Agreement to the extent same was not actually known at Closing by any senior executive officer of Cali or CRLP, up to a maximum liability of $25,000,000, except that such maximum liability is subject to the provisions of Section 5.6. In addition, CRLP shall not have a right to bring a claim against RM by virtue of any of the representations or warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, (ii) and until notice of the false or misleading representation or warranty has been given to RM and RM has had a reasonable opportunity to cure same and (iii) the aggregate damages to CRLP resulting from such false, misleading or untrue representations and warranties are reasonably expected to exceed $750,000, but thereafter CRLP may bring a claim against RM for the entire amount of its aggregate damages up to $25,000,000. RMC LLC and RMENC shall be jointly and severally liable for any damages hereunder.

          5.4 (a) (i) RM hereby acknowledges that each Permanent Certificate and Recapture Certificate representing the RM Units shall bear the following legend:

"THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT DATED AS OF AUGUST 31, 1994 AS AMENDED AS OF JANUARY 16, 1997 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE UNITS ARE SUBJECT TO THE PROVISIONS OF SECTION 18.1 OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED JANUARY 24, 1997 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP)."

                    (ii) The Recapture Certificates shall also bear the following restrictive legend:

"THE UNITS ARE ALSO SUBJECT TO FORFEITURE PURSUANT TO THE TERMS OF THE CONTRIBUTION AND EXCHANGE AGREEMENT WHICH RIGHTS OF FORFEITURE ARE SUPERIOR TO THE RIGHTS OF ANY HOLDER, TRANSFEREE OR PLEDGEE OF THE UNITS."

               (b) RMC LLC shall continue to hold legal and beneficial title to Eight Hundred Thousand (800,000) Units for the longer of (i) one (1) year following the Closing and (ii) the resolution of any claim asserted by CRLP within the one (1) year period following the Closing pursuant to Section 5.3 (the longer of (i) and (ii) being the "Representation Holding Period"), subject to no prior liens or encumbrances other than The Chase Manhattan Bank, its successors and assigns ("Chase"), subject to the agreement referenced in Section
10.2 (mm). RMC LLC agrees that throughout the Representation Holding Period, it shall have a net worth, on a current value basis, at least the same as its net worth as of the Closing after taking into account the transactions contemplated by this Agreement, as evidenced by a statement of such net worth certified by the chief financial officer of RMC LLC attached hereto as Schedule 5.4 (b) which shall be reaffirmed at Closing; provided, however, that after the one (1) year period following the Closing, if any claims have been asserted by CRLP pursuant to Section 5.3, RMC LLC's net worth, on a current value basis, need only be equal to the aggregate amount of said claims up to a maximum amount of $25,000,000. For purposes of this Section
5.4 only, and in particular for the purposes of calculating from time to time the net worth of RMC LLC, the RM Units shall be valued as of the close of business on January 23, 1997.

               (c) The RM Group agrees that during the Representation Holding Period, RMC LLC shall not voluntarily dispose of assets without substituting assets of reasonably equivalent or superior value or otherwise maintaining substantially the same net worth after said disposal; provided, however, that after the one (1) year period following the Closing, the RM Group's obligations shall only apply to the amount of any claims asserted by CRLP pursuant to
Section 5.3 up to a maximum amount of $25,000,000.

          5.5 RM acknowledges that it is not in a significantly disparate bargaining position with respect to CRLP in connection with the transaction contemplated by this Agreement and that RM was represented by legal counsel in connection with this transaction.

          5.6 Notwithstanding anything to the contrary contained in Section 5.3, the right of CRLP to pursue a claim for a failure of RM to perform the obligations set forth in Sections 5.4(c), 7.2, 7.5, 7.7, 7.11, 11.2, 11.3,
11.11, 13.1, 15, 26.1 through 26.10 and 28.1 through 28.5 shall be without regard to a minimum in damages suffered, and shall not be subject to the cap on damages, as provided in Section 5.3, nor shall any recovery on account of a failure to perform in accordance with said Sections apply to the $25,000,000 cap.

          6.   REPRESENTATIONS AND WARRANTIES OF CALI AND CRLP.

          6.1 In order to induce RM to perform as required hereunder, Cali and CRLP hereby jointly and severally warrant and represent the following:

               (a) (i) CRLP is a duly organized and validly existing limited partnership organized and in good standing under the laws of the State of Delaware, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to acquire the Property in accordance with the terms and conditions hereof. All necessary actions of the partners of CRLP to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                    (ii) Cali is a duly organized and validly existing corporation organized and in good standing under the laws of the State of Maryland, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to permit CRLP to acquire the Property in accordance with the terms and conditions hereof. All necessary actions of the board of directors of Cali to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

               (b) This Agreement and the agreements and other documents to be executed and delivered by each of Cali and CRLP hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of Cali and CRLP, enforceable in accordance with the terms of this Agreement. The performance by each of Cali and CRLP of each of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of each of Cali and CRLP or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which each of Cali and CRLP is a party or by which each of its assets are or may be bound.

               (c) The RM Units to be issued to RM and/or the Unit Holders are duly authorized and, when issued by CRLP, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The shares of Common Stock to be issued by Cali upon redemption of the RM Units or exercise of the Stock Options or Warrants are authorized (with respect to any Stock Options, the authorization is subject to subsequent stockholder approval at the next annual meeting of Cali) and will be reserved for future listing with the New York Stock Exchange prior to the date upon which any of the same become exercisable or redeemable for Common Stock, and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

               (d) CRLP has furnished to RM a true and complete copy of the OP Agreement, as amended to date.

               (e) Cali has caused to be delivered to RM copies of the SEC Documents and will cause to be delivered to RM copies of such additional documents as may be filed by Cali pursuant to the Act or the Exchange Act on or prior to the Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Closing will be, prepared and filed in compliance with the rules and regulations promulgated by the SEC, and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading.

               (f) The consolidated financial statements included in the SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and present fairly (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Cali and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, the terms "Subsidiary" and "Subsidiaries" shall mean (i) any entity of which Cali (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and (ii) any entity in which Cali (or other specified entity) is a general partner or joint partner, including without limitation CRLP; for purposes of Section 6.1(f) only, the terms "Subsidiary" or "Subsidiaries" shall specifically exclude Cali Services, Inc. and Grove Street Urban Renewal Corp., which are the only non-qualified REIT subsidiaries of Cali as of the date hereof.

               (g) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of each of Cali's and CRLP's knowledge, threatened, at law or in equity, against either of Cali or CRLP before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent either of Cali or CRLP from performing its respective obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against Cali or CRLP, an adverse decision which might, or which judgment, decree or order does, adversely affect Cali's and CRLP's ability to perform its respective obligations pursuant to, or RM's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

               (h) The execution and delivery of this Agreement and the performance by each of Cali and CRLP of its respective obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Cali or CRLP, including, without limitation, the United States of America, the States of New York and New Jersey or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Cali or CRLP is a party or by which Cali or CRLP is bound or affected.

               (i) Except for CRLP and as set forth on Schedule 6.1(i), Cali and CRLP have no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary of Cali and CRLP listed on Schedule 6.1(i) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized and in good standing would not have a material adverse effect on Cali and its Subsidiaries, taken as a whole; all of the outstanding equity or other participating interests of each Subsidiary listed on Schedule 6.1(i) have been duly authorized and validly issued, are fully paid and non-assessable.

               (j) Except as disclosed in the SEC Documents filed with the SEC prior to the date hereof or in Schedule 6.1(j), since September 30, 1996, Cali and each of its Subsidiaries has conducted its business only in the ordinary course of such business and has not (i) sold or acquired any real estate or (ii) leased all or substantially all of any property or (iii) entered into any financing arrangements in connection therewith or (iv) granted an option to purchase or lease all or substantially all of any property or (v) entered into a contract, letter of intent, term sheet or other similar instrument to do any of the foregoing and there has not been any change, circumstance or event that has resulted in a material adverse effect on the business properties, results of operations or financial condition of Cali and its Subsidiaries, taken as a whole.

               (k) Except as set forth on Schedule 6.1(k), neither Cali nor any Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in its September 30, 1996 unaudited consolidated balance sheet, (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) current liabilities incurred in the ordinary course of business since the date of such balance sheet.

               (l) (i) As of the second business day immediately preceding the date hereof: (A) the authorized capital stock of Cali consisted of 95,000,000 shares of its Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"); (B) the issued and outstanding shares of capital stock of Cali consisted of 36,318,937 shares of Common Stock; (C) no shares of Preferred Stock were outstanding; and (D) all the outstanding shares of capital stock of Cali have been duly and validly issued and are fully paid and non-assessable.

                    (ii) As of the second business day immediately preceding the date hereof: (A) the issued and outstanding Units consist of 2,689,945 Units; and (B) if the RM Units had been issued on said date, the RM Units would have constituted 34.25 % of the Units.

                    (iii) Except for the RM Units, the Warrants and the conversion or exchange rights which attach to the warrants, options and convertible securities which are listed on Schedule 6.1(l)(iii), as of the date hereof and except for the existing outstanding Units and options granted under the Cali Employee and Director Stock Option Plans (as to which 1,528,107 shares are issuable as of the second business day immediately preceding the date hereof subject, in certain cases, to vesting requirements), there are no shares of Common Stock or any other equity security of Cali issuable upon conversion or exchange of any security of Cali as of the date hereof. As of the date hereof, no stockholder of Cali is entitled to any preemptive or similar rights to subscribe for shares of capital stock of Cali.

               (m) (i) Cali (A) intends to file its federal income tax return for the tax year that will end on December 31, 1996 as a real estate investment trust within the meaning of Sections 856 and 857 of the Code ("REIT"), (B) has complied with all applicable provisions of the Code relating to a REIT for 1994 and 1995, (C) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1996 and (D) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to Cali's knowledge, threatened.

                    (ii) Cali has timely filed with the appropriate taxing authorities all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is complete and accurate in all aspects. All taxes shown as owed by Cali or any of its Subsidiaries on any tax return have been paid or accrued, except for taxes being contested in good faith and for which adequate reserves have been taken. None of Cali or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 6.1(m)(ii), none of Cali or any of its Subsidiaries is a party to any material pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no material claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise tax returns filed by Cali and each of its Subsidiaries for 1994 and 1995 and all communications relating thereto will be delivered to RM or have been or will hereafter promptly be made available to representatives of RM. No claim has been made by an authority in a jurisdiction where Cali or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by the jurisdiction. Except as set forth in Schedule 6.1(m)(ii), there is no material dispute or claim concerning any Tax liability of Cali or any of its Subsidiaries, (A) claimed or raised by any taxing authority in writing or (B) as to which Cali or any of its Subsidiaries has knowledge, and neither Cali nor any of its Subsidiaries has entered into or intends to enter into any agreements with any taxing authority, including but not limited to closing agreements.

                    (iii) To its knowledge, as of the date hereof, Cali is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B).

                    (iv) Cali represents and warrants that to its knowledge, except as set forth in Schedule 6.1(m)(iv), no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in Cali.

                    (v) Cali represents and warrants that (A) each Subsidiary organized as a partnership including, without limitation, CRLP (and any other Subsidiary that files tax returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes; and (B) each corporation or association which is taxable as a corporation for federal income tax purposes and in which Cali has a direct or indirect interest is either (i) a "qualified REIT subsidiary", as such term is defined in Code Section 856(i), or (ii) a corporation of which less than ten (10%) percent of the voting securities are owned by Cali and of which the total securities owned by Cali represent less than five percent of the value of the total assets of Cali, within the meaning of Code Section 856(c)(5).

               (n) Neither Cali nor any of its Subsidiaries is in default under, or in violation of, any provision of its organizational documents.

               (o) All of Cali's real property and other material assets are owned by Cali indirectly through its ownership of CRLP and CRLP's Subsidiaries and certain subsidiaries of Cali.

               (p) Neither Cali nor CRLP has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by either of Cali's or CRLP's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Cali's or CRLP's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Cali's or CRLP's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

               (q) Schedule 6.1(q) annexed hereto sets forth a true and complete list of all committees established by the Board of Directors of Cali (the "Board").

               (r) Schedule 6.1(r) sets forth the only agreements Cali has entered into with John J. Cali, Angelo Cali, Ed Leshowitz, John R. Cali, Brant Cali and Thomas Rizk in the nature of non-competition, employment and compensation agreements, other than agreements in the normal course of corporate practice or agreements applying to every officer, director or both. Each agreement set forth in Schedule 6.1(r) is in full force and effect. True and complete copies of each such agreement have been delivered to RM.

               (s) Except for the OP Agreement, this Agreement and as set forth on Schedule 6.1(s) annexed hereto, there are no stockholders' agreements, partners' agreements, voting trust agreements or other restrictive agreements relating to the sale or voting of the Units or the Common Stock.

          6.2 Each of Cali and CRLP acknowledges that it is not in a significantly disparate bargaining position with respect to RM in connection with the transaction contemplated by this Agreement and that Cali and CRLP were represented by legal counsel in connection with this transaction.

          6.3 All representations and warranties made by Cali and CRLP in this Agreement shall survive the Closing Date for a period of one (1) year, except that (a) the representations and warranties set forth in clauses (a), (b), (c),
(d) and (l) of Section 6.1 shall survive the Closing Date for the applicable period of the statute of limitations (unless otherwise specified herein), and shall not be merged in the delivery of the Deed; and (b) the representations and warranties set forth in clauses m(ii) and (iii) shall not survive the Closing Date. Cali and CRLP agree to indemnify and defend RM, and to hold RM harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by RM, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of Cali and CRLP contained in this Agreement to the extent same was not actually known at Closing by any senior executive officers of RM, up to a maximum liability of $25,000,000, except that such maximum liability is subject to the provisions of Section 6.4. In addition, RM shall not have a right to bring a claim against Cali or CRLP by virtue of any of the representations or warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, (ii) and until notice of the false or misleading representation or warranty has been given to CRLP and CRLP has had a reasonable opportunity to cure same and (iii) the aggregate damages to RM resulting from such false, misleading or untrue representations and warranties are reasonably expected to exceed $750,000, but thereafter RM may bring a claim against Cali or CRLP for the entire amount of its aggregate damages up to $25,000,000. Cali and CRLP shall be jointly and severally liable for any damages hereunder.

          6.4 Notwithstanding anything to the contrary contained in Section 6.3, the right of RM to pursue a claim for a failure of CRLP or Cali to perform the obligations set forth in Sections 1.3, 2.2(e), 2.2(h), the last sentence of 11.1(a), 11.2, 11.3, 11.9, 11.11, 13.1, 15, 19, 23, 26, 27, 29.11, 29.12 and
29.13 shall be without regard to a minimum in damages suffered, and shall not be subject to the cap on damages, as provided in Section 6.3, nor shall any recovery on account of a failure to perform in accordance with said Sections apply to the $25,000,000 cap.

          7.   COVENANTS OF RM.

          7.1 RM covenants and agrees that between the date hereof and the Closing Date it shall perform or observe the following with respect to the Real
Property:

               (a) RM will operate and maintain the Real Property in the ordinary course of business and use reasonable efforts to reasonably preserve for CRLP the relationships of RM and RM's Tenants, suppliers, managers, employees and others having on-going relationships with the Real Property. RM will complete any capital expenditure program currently in process and anticipated to be completed at or prior to Closing. RM will not defer taking any actions or spending any of its funds, or otherwise manage the Real Property differently, due to the transaction contemplated by this Agreement.

               (b) RM, as landlord, will not enter into any new leases with respect to the Property, or renew or modify any Lease, without CRLP's prior written consent; provided, however that RM shall be permitted to enter into new leases, renewals or modifications upon prior notice to, but without the prior written consent of, CRLP so long as such lease, renewal or modification is on market terms and conditions with bona fide third parties and is the type of transaction which RM currently enters into in the ordinary course of its business.

               (c) RM shall not:

                    (i) Enter into any agreement requiring RM to do work for any Tenant after the Closing Date without first obtaining the prior written consent of CRLP unless such agreement, in RM's reasonable opinion, is on market terms and conditions with bona fide third parties and is the type of agreement which RM currently enters into in the ordinary course of its business, in which case no consent of CRLP will be required; or

                    (ii) Accept the surrender of any Service Contract or Lease, or grant any concession, rebate, allowance or free rent, except in its ordinary course of business on market terms, with bona fide third parties and upon prior written notice to CRLP.

                    (iii) Establish, adopt or amend any employee benefit plans (severance or otherwise) or collective bargaining agreement, grant any options, or increase in any manner the compensation or fringe benefits of any director, officer or employee or other personnel (whether employees or independent contractors) or pay any benefit not payable under any existing agreement or RM Plan, except (A) in the ordinary course of business and consistent with past practices and as required by law, provided that, before entering into any employment agreement or increasing or agreeing to increase the compensation, bonuses or other benefits of any employee in the ordinary course of business and as required by law, RM shall first have consulted in good faith with Cali and/or CRLP with respect to the terms of any such employment agreement or increase in compensation, bonuses or other benefits; or (B) in connection with the transactions contemplated by this Agreement for which Cali or CRLP would not have any liability.

               (d) RM shall not, between the date hereof and the Closing Date, apply any Security Deposits with respect to any Tenant in occupancy on the Closing Date, except in its ordinary course of business.

               (e) Between the date hereof and the Closing Date, RM will not renew, extend or modify any of the Service Contracts without the prior written consent of CRLP unless such is done by RM in the ordinary course of its business and such Service Contracts contain a right to terminate on thirty (30) days' notice with no material cost to exercise such right, in which case no consent of CRLP will be required.

               (f) RM shall not remove any Personal Property located in or on the Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances except to the extent the original Personal Property was so encumbered and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to CRLP, other than expressly provided herein.

               (g) RM shall, upon request of CRLP at any time after the date hereof, assist CRLP in its preparation of audited financial statements, statements of income and expense, and such other documentation as CRLP may reasonably request, covering the period of RM's ownership of the Real Property.

               (h) Between the date hereof and the Closing Date, RM will make all required payments under any mortgage affecting the Real Property (other than payments due at stated maturity) within any applicable grace period, but without reimbursement by CRLP therefor. RM shall also comply with all other material terms covenants, and conditions of any mortgage on the Real Property.

               (i) RM shall not cause or permit the Real Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

               (j) RM agrees to maintain and keep in full force and effect the hazard, liability and casualty insurance policies it is currently maintaining.

               (k) RM shall permit CRLP and its authorized representatives to inspect the Books and Records of its operations at all reasonable times upon reasonable notice. All Books and Records not conveyed to CRLP hereunder shall be maintained for CRLP's inspection at RM's address as set forth above.

               (l) RM shall:

                    (i) promptly notify CRLP of, and promptly deliver to CRLP, a certified true and complete copy of any notice RM may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants.

                    (ii) contemporaneously with the signing and delivery of this Agreement, and subsequently promptly upon receipt by RM or its representatives, deliver to CRLP a certified true and complete copy of all Environmental Documents.

               (m) RM shall diligently pursue obtaining waivers of any rights of first refusal for the Property presently held by any third parties, and shall provide CRLP with copies of all requests for such waivers.

               (n) RM, at its sole cost and expense, shall complete all work under construction at the Property, including the work shown on Schedule 5.1(f), in accordance with the obligation giving rise to such work having to be performed, and shall obtain and deliver to CRLP, as soon as practical, all final certificates of completion and occupancy, or other documentation reasonably satisfactory to CRLP, evidencing the acceptance of said work by all appropriate governmental authorities having jurisdiction thereover and the party for whom the work is being so performed; said obligations shall survive Closing.

          7.2 No later than February 28, 1997, RM shall deliver to CRLP the Property Financials certified by Ernst & Young, LLP or another internationally recognized firm of certified public accountants for the calendar years 1994, 1995 and 1996, and reviewed by such accountants for the period from January 1, 1997 through the Closing, in all instances prepared in accordance with the standards and presenting the type of information as described in Section 5.1(v). RM shall bear the cost and expense for the preparation and delivery of same for the calendar years 1994 and 1995, and RM and Cali shall share equally the cost and expense for the preparation and delivery of same for the calendar year 1996, provided, however, that Cali's share of said costs for the 1996 statements shall not exceed $34,000. All of said statements shall show no material adverse change from the financial statements delivered to CRLP on or prior to the Closing. No later than thirty (30) days from the Closing Date, RM shall also deliver to CRLP, from the accountants certifying the foregoing information, a comfort letter covering the Property charts and tables described on Schedule 7.2.

          7.3 RM covenants and agrees that it shall timely provide CRLP with drafts of any pertinent documentation in connection with leasing matters, Service Contracts and agreements for work to be done on behalf of tenants and shall keep CRLP informed of all substantive negotiations and discussions with respect to the foregoing matters on an on-going basis.

          7.4 RM covenants and agrees that the RM Group shall work with and assist CRLP in order for CRLP to become a licensed real estate broker in New York and Connecticut. If CRLP, for any reason, does not become licensed as aforementioned, the parties shall agree upon a mechanism to provide for payment of the Third Party Management Fees from a licensed party to CRLP. The provisions of this Section 7.4 shall survive the Closing Date.


          7.5 It is the intention of the parties that from and after the Closing, CRLP have all of the rights attendant to the "Declarant" under those certain recorded declarations (the "Declarations") affecting the Real Property, the "Associations" formed pursuant to the Declarations (the "Associations"), and any income, payments, receipts or other amounts to which any of the Associations is due and owed. As of the date hereof, the mechanism for transferring said rights and obligations has not yet been finalized. Therefore, from and after the Closing, RM covenants and agrees to permit CRLP to exercise any rights granted to RM or its successors pursuant to the Declarations and in connection with the Associations, and to promptly act upon any reasonable requests made by CRLP in furtherance thereof. RM and the Associations shall not take any actions with respect to the Declarations, including, but not limited to, levying any assessments or commencing any improvements, without the prior written consent of CRLP. In the event that the Associations succeed to the rights of the Declarants pursuant to the Declarations, RM agrees to cooperate with CRLP to enable CRLP to become entitled to said rights. RM shall also cooperate with CRLP to transfer to CRLP, Cali or an affiliate all of the rights attendant to the Declarant and the Associations arising from and after the Closing. The provisions of this Section
7.5 shall survive the Closing Date.

          7.6 As soon as is practicable after the Closing, RM covenants and agrees to change the name of any of its affiliates containing the words "Robert Martin", except for Glorious Sun Robert Martin, L.L.C., so as to delete such words from such name.

          7.7 The garage at the portion of the Real Property known as 3 Barker Avenue, White Plains, New York requires waterproofing, and certain structural deficiencies related to water problems require correction (collectively, the "Property Repairs"). CRLP agrees to perform the Property Repairs and engage a contractor selected by RM, provided that said contractor is reasonably acceptable to CRLP and agrees to perform the Property Repairs pursuant to RM's plans and specifications, which plans and specifications shall be subject to CRLP's reasonable approval. CRLP shall pay up $250,000 for the total costs and expense related to the Property Repairs, including the cost of permits, fees, reports, materials and supplies, and the RM Group shall be jointly and severally liable to CRLP for any costs and expenses in excess of $250,000, which liability shall be affirmed in the acknowledgment set forth in Section 10.2 (kk) hereof. The provisions of this Section 7.7 shall survive the Closing.

          7.8 Deleted prior to execution.

          7.9 With respect to the property generally known and referred to as Westchester Financial Center ("WFC"), consisting of 50 Main Street, 25 Martine Avenue and 11 Martine Avenue, which CRLP is to acquire, CRLP agrees to the utilization of the parking garage within WFC as contemplated by the Westchester Financial Center Parking Agreement (the "Parking Agreement") dated as of December 31, 1996 between 24/25 Maintenance Association, Inc. and RMAP Partners ("RMAP"). Notwithstanding the reference to an "Underlying Agreement" in the Parking Agreement, RM warrants and represents that no such document has been executed as of the date hereof. At the request of RM, CRLP agrees not to unreasonably withhold, delay or condition its consent and approval to the terms and conditions of RMAP's requests relating to the use of the parking garage as contemplated by the Parking Agreement. Upon such consent and approval, and provided CRLP receives the documents described in Sections 10.2 (ll), CRLP shall implement such agreements ( the "Parking License") consistent with its approval as shall be necessary to implement the parking rights contemplated by the Parking Agreement. The provisions of this Section 7.9 shall survive the closing.

          7.10 For a period of up to two (2) years after the Closing, RM agrees that CRLP may use, at its discretion, the RISC computer, which RM agrees to maintain at no cost to CRLP.

          7.11 RM covenants and agrees to remove all liens and security interests of any kind from the Personal Property set forth as Schedule 7.11 annexed hereto within thirty (30) days after the Closing.


     8. OPTION PROPERTIES.

          8.1 At the Closing, CRLP shall loan to the record owner(s) of the Option Properties the sum of Eleven Million Six Hundred Thousand ($11,600,000) Dollars (the "Option Loan"), which Option Loan shall be on terms and conditions set forth in, and evidenced by, a note and shall be secured by, among other things, a cross-collateralized and cross-defaulted mortgage (the "Option Mortgage") together with note and mortgage modification, consolidation and spreader agreements to preserve the existing liens encumbering the Option Properties, title to which shall be subject to the encumbrances set forth in
Section 4.1(a) through (k) and on Schedule 8.1-a annexed hereto, a joint and several guaranty given by M. Berger, Weinberg, B. Berger and Jones (the "Personal Option Guaranty"), UCC-1 financing statements, assignments of leases and rents, environmental indemnity and such other documents as are reasonably required by CRLP which are consistent with documents normally required by prudent lenders. All of the documents set forth in this Section 8.1 other than the environmental indemnity shall be substantially in the form of Exhibit 8.1-b. Notwithstanding the foregoing, in the event legal title to 200 remains with the Yonkers Industrial Development Authority ("YIDA"), then the documents will be modified (a) to maintain the non-recourse nature of the Option Loan to YIDA's interest in 200, (b) to provide that a default with respect to 200 will constitute a default with respect to Skyline but that a default with respect to Skyline will not constitute a default with respect to 200 and (c) the mortgage to be recorded against 200 shall be in the amount of $4,600,000 and the mortgage to be recorded against Skyline shall be in the amount of $7,000,000. In addition, the environmental indemnity shall be as reasonably agreed to by the parties.

          8.2 (a) The Option Mortgage shall be recorded against the Option Properties and RM shall provide CRLP or its designee with title insurance insuring the first priority lien of the Option Mortgage.

               (b) All costs and expenses, except fees payable to CRLP's attorneys, incurred in connection with the Option Loan shall be borne by RM, including, but not limited to, payment of a loan origination fee in the amount of Three Hundred Forty-Eight Thousand ($348,000) Dollars (the "Option Loan Origination Fee").

               (c) The Option Loan shall also contain such other terms and conditions as CRLP and its counsel shall reasonably require.

          8.3 At the Closing, the owner(s) of the Option Properties and CRLP or its designee shall enter into an agreement (the "Put-Call Agreement") in recordable form, substantially in the form of Exhibit 8.3, whereby said owners and CRLP, or its designee, shall have certain rights to sell and purchase, respectively, the Option Properties on the terms and conditions more particularly set forth therein. The Put-Call Agreement shall be recorded against the Option Properties.

     9.   ESTOPPEL CERTIFICATES.

          9.1 RM agrees to deliver to each Tenant, no later than the date hereof, an estoppel certificate in the form previously agreed upon by RM and CRLP for Tenant's execution, completed to reflect the Tenant's particular Lease status. RM agrees to use commercially reasonable efforts to obtain from all Tenants the estoppel certificates in such form; provided, however, that if any Tenant shall refuse to execute an estoppel letter in such form, RM shall nevertheless use commercially reasonable efforts to obtain estoppel certificates in the form in which each Tenant is obligated to deliver same as provided in its Lease. RM agrees to deliver to CRLP copies of all estoppel letters received by Tenants in the form received by RM. The estoppel certificates required to be obtained pursuant to this Section 9.1 are collectively referred to as the "Estoppel Certificates".

          9.2 As a condition to Closing, RM shall deliver (a) an Estoppel Certificate from all but two (2) of the Tenants which lease space at the Real Property in excess of 25,000 square feet or more in the aggregate and (b) Estoppel Certificates from the remaining Tenants leasing at least seventy-five (75%) percent of the square footage of the Real Property including the Tenants set forth in clause 9.2(a) above.

     10. CLOSING.

          10.1 The consummation of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022 on or about January 31, 1997 (the "Closing Date").

          10.2 On the Closing Date, RM, at its sole cost and expense, will deliver or cause to be delivered to CRLP the following documents, fully executed by all parties thereto other than CRLP or parties claiming by, through or under
CRLP:

               (a) Bargain and Sale Deeds or for any property situated in Connecticut, Warranty Deeds (collectively, the "Deeds") with covenant in proper statutory form for recording so as to convey to CRLP good and marketable title to the Land, free and clear of all liens and encumbrances, except the Permitted Encumbrances. The delivery of each Deed shall also be deemed to constitute a transfer of the Personal Property associated with the Land conveyed by the Deed; the delivery of all of the Deeds shall be deemed to constitute a transfer of the balance of the Personal Property to CRLP. No portion of the Purchase Price is attributable to the Personal Property.

               (b) All original Leases and Ground Leases and all other documents pertaining thereto, and certified copies of such Leases or other documents where RM, using its best efforts, is unable to deliver originals of same.

               (c) All other original documents or instruments referred to herein, including without limitation the Service Contracts, Licenses and Permits and Books and Records, and certified copies of same where RM, using its best efforts, is unable to deliver originals.

               (d) A letter to Tenants advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to CRLP or its designee, as CRLP shall so direct.

               (e) Duly executed and acknowledged assignment and assumption of all Leases, Rents and Security Deposits substantially in the form previously agreed to by the parties.

               (f) Duly executed and acknowledged omnibus assignment substantially in the form previously agreed to by the parties ("Omnibus Assignment").

               (g) Deleted prior to execution.

               (h) An affidavit, and such other document or instruments required by the Title Company, executed by RM certifying (i) against any work done or supplies delivered to the Real Property which might be grounds for a materialman's or mechanic's lien under or pursuant to New York Lien Law, in form sufficient to enable the Title Company to affirmatively insure CRLP against any such lien, (ii) that the signatures on the Deed are sufficient to bind RM and convey the Property to CRLP and (iii) the Rent Roll.

               (i) Affidavits and other instruments, including but not limited to all organizational documents of RM and RM's general partner, as applicable, including operating agreements, filed copies of limited liability certificates, articles of organization, and good standing certificates, reasonably requested by CRLP and the Title Company evidencing the power and authority of RM to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

               (j) The original Estoppel Certificates.

               (k) A list of all cash security deposits and all non-cash security deposits (including letters of credit) delivered by Tenants under the Leases, together with other instruments of assignment, transfer or consent as may be necessary to permit CRLP to realize upon same.

               (l) A certificate indicating that the representations and warranties of RM made in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

               (m) A Rent Roll for each Real Property, Skyline and 200, current as of the Closing Date, certified by RM as being true and correct in all material respects.

               (n) All proper instruments as shall be reasonably required for the conveyance to CRLP of all right, title and interest, if any, of RM in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Improvements, (ii) for damage to the Land, Improvements or Ground Leases or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Land, Improvements or Ground Leases.

               (o) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by an officer of RM to the effect that RM is not a "foreign person" as that term is defined in
Section 1445(f)(3) of the Code.

               (p) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by RM as may be required of RM by law in connection with the conveyance of the Property to CRLP, including but not limited to, Internal Revenue Service forms.

               (q) A statement setting forth all adjustments and prorations shown thereon.

               (r) A Tradenames Assignment Agreement substantially in the form previously agreed to by the parties.

               (s) Non-Competition Agreements from M. Berger and Weinberg substantially in the form of Exhibit 10.2(s).

               (t) Employment Agreements with B. Berger and Jones substantially in the form of Exhibit 10.2(t).

               (u) Estoppel certificate addressed to CRLP from Teachers in form and substance reasonably acceptable to CRLP.

               (v) (i) The Put-Call Agreement substantially in the form of
Exhibit 8.3; (ii) the Personal Option Guaranty substantially in the form of
Exhibit 8.1; (iii) the documents evidencing and securing the Option Loan substantially in the form of Exhibit 8.1; and (iv) an opinion of counsel from Battle Fowler LLP regarding the due execution, delivery and enforceability of this Agreement and the foregoing documents in form reasonably satisfactory to CRLP.

               (w) The guaranties, if any, undertaken at RM's option, as provided for in Section 19 with respect to the Teachers Mortgage.

               (x) Duly executed and acknowledged assignment and assumption of all Third Party Management Agreements, with consents of all necessary parties, substantially in the form previously agreed to by the parties.

               (y) Duly executed and acknowledged assignment and assumption of all Ground Leases substantially in the form previously agreed to by the parties.

               (z) License between CRLP and RM for a portion of space not to exceed 3,852 square feet at 100 Clearbrook Road, Elmsford, New York in substantially the form of Exhibit 10.2(z) annexed hereto.

               (aa) Such other documents as may be reasonably required by CRLP or Teachers providing for the restructure of the Teachers Mortgage as provided herein.

               (bb) Duly executed and acknowledged Rights of First Offer for each of the Development Sites set forth in Schedule 26.1 substantially in the form of Exhibit 26.1 annexed hereto, each of which shall be recorded against the respective Development Site affected thereby. Notwithstanding such recordation, RM acknowledges that the "Offer Right" with respect to "Capital Improvements" (all as noted in Exhibit 26.1) is not limited to a particular

Development Site, but is applicable generally to the States of New York, New Jersey, Connecticut and Pennsylvania..

               (cc) Letter of direction regarding the issuance of the RM Units to the Unit Holders from the legal and beneficial owners of the Property. The signatories of said letter are also to acknowledge that they are the legal and beneficial owners of same.

               (dd) Estoppel letters addressed to RM, its successors and assigns from the lessors under the Ground Leases in form and substance reasonably acceptable to CRLP.

               (ee) Waivers of rights of first refusal, or evidence of the lapse of said rights, in form reasonable satisfactory to CRLP, with respect to any of the Property which is subject to said rights.

               (ff) A reaffirmation of the statement of the net worth of RMC LLC set forth in Schedule 5.4(b).

               (gg) Leases, either fully executed or executed by the tenants thereunder, for the two (2) spaces currently being used as health club facilities at the buildings commonly known as 150 Clearbrook Road, Elmsford, New York and One Odell Plaza, Yonkers, New York, on a standard form of lease for "flex" space currently used by RM, and which provide for fixed rent of not less than nine ($9.00) dollars per square foot.

               (hh) To the extent not previously delivered, the Property Financials for the years ending December 31, 1993, 1994 and 1995 and for the period of January 1, 1996 through September 30, 1996, certified by the chief financial officer of RM.

               (ii) Evidence of compliance with the Connecticut Transfer Act or the affidavit described in Section 12.2(e).

               (jj) With respect to the Declarations, evidence that all Association common charges, assessments, maintenance payments and other items of a similar nature are current and paid through the Closing Date.

               (kk) Acknowledgment by M. Berger, Weinberg, B. Berger and Jones
(i) that they will each be liable for cost overruns resulting from the Property Repairs to be performed pursuant to Section 7.7 hereof and (ii) that they shall be personally liable for a violation of the covenants set forth in Section 5.4(c).

               (ll) An assignment of the Parking License, as well as an opinion addressed to CRLP from the law firm of Cuddy and Feder and Worby that the execution of, and performance under, the Parking Agreement and any documents executed in connection therewith does not require the consent or acknowledgment of Teachers or any other "party-in-interest" at the Westchester Financial Center.

               (mm) An acknowledgment from Chase that the right and ability of CRLP to recapture the RM Units which are evidenced by the Recapture Certificate are superior to any claims which Chase may have to such RM Units and that CRLP's rights to the balance of the RM Units are subordinate to any claim or lien of Chase to such RM Units.

               (nn) A consent to the transfer of RM Units substantially in the form of Exhibit 10.2(nn) annexed hereto.

               (oo) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

          10.3 On the Closing Date, Cali and CRLP, at their sole cost and expense, will deliver or cause to be delivered to RM the following documents, fully executed by all parties thereto other than RM or parties claiming by, through or under RM:

               (a) The Cash Payment, net of adjustments and prorations.

               (b) The Permanent Certificates and Recapture Certificates representing, in the aggregate, the RM Units.

               (c) Resolutions of the Board, effective as of the Closing Date,
(i) expanding the Board by the addition of four (4) members, two of whom shall be designated by RM and appointed to three year terms and two of whom shall be designated by the current members of the Board; the new members to be so designated by the Board shall be independent of control by Cali; (ii) appointing Messrs. B. Berger and Jones as Executive Vice Presidents; (iii) approving the issuance of the Warrants to be issued to Messrs. B. Berger and Jones; (iv) approving the allocation of certain of the Warrants otherwise to be issued to Messrs. B. Berger and Jones at the Closing, in their sole discretion, to Greg Berger, Andrew Greenspan and Michael Grossman (the "Warrant Transferees"); and
(v) amending Cali's stock option plan (the "Stock Option Plan") (subject to subsequent stockholder approval at Cali's next annual meeting) to increase the maximum number of options for Common Stock in an amount sufficient to permit an aggregate of 150,000 options for Common Stock in June 1997 and 150,000 options for Common Stock in June 1998 to be available for grant at the then current fair market value to certain New Cali Employees (and Messrs. B. Berger and Jones if and to the extent they have allocated Warrants to Warrant Transferees, as more particularly described in Section 29.11).

               (d) Duly executed and acknowledged assignment and assumption of all Leases, Rents and Security Deposits substantially in the form previously agreed to by the parties.

               (e) Duly executed and acknowledged Omnibus Assignment.

               (f) A certificate indicating that the representations and warranties of Cali and CRLP made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof.

               (g) Employment agreements with B. Berger and Jones substantially in the form of Exhibit 10.2(t) annexed hereto.

               (h) Affidavits and other instruments, including but not limited to all organizational documents of Cali and CRLP including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and good standing certificates, reasonably requested by RM evidencing the power and authority of Cali and CRLP to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

               (i) An opinion of counsel of Pryor, Cashman, Sherman & Flynn substantially in the form previously agreed to by the parties and reasonably satisfactory to RM.

               (j) A Registration Rights Agreement substantially in the form of
Exhibit 10.3(j).

               (k) Amendment to OP Agreement substantially in the form of
Exhibit 10.3(k) reflecting admission of RM as limited partner.

               (l) The Tradenames Assignment Agreement substantially in the form previously agreed to by the parties.

               (m) Duly executed and acknowledged assignment and assumption of all Ground Leases substantially in the form previously agreed to by the parties.

               (n) Deleted prior to execution.

               (o) The management agreements contemplated under Section 2.2(b).

               (p) A consent to the transfer of RM Units substantially in the form of Exhibit 10.2(nn).

               (q) An acknowledgment from CRLP that the right and ability of CRLP to recapture the RM Units which are evidenced by the Recapture Certificate are superior to any claims which Chase may have to such RM Units and that CRLP's rights to the balance of the RM Units are subordinate to any claim or lien of Chase to such RM Units.

               (r) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

          10.4 All transfer taxes and expenses on the Deeds, any state or county documentary stamps or transfer taxes on the Deeds and any taxes and recording charges to record the documents executed in connection with the Option Loan shall be paid by RM. RM shall pay all customary recordation charges, clerk's fees, taxes, transfer and recording charges. CRLP shall pay all title insurance premiums, title examination fees and survey costs. Each party shall be responsible for its own attorney's fees. The provisions of this Section 10.4 shall survive the Closing.

          10.5 The Closing shall be consummated without compliance with bulk sales laws. If by reason of any applicable bulk sales law, any claims are asserted by creditors of RM related to periods prior to the Closing, such claims shall be the responsibility of RM, and RM shall jointly and severally indemnify, defend and hold harmless CRLP (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all losses or liabilities, if any, based upon, arising out of or otherwise in respect of the failure to comply with such bulk sales laws.

          10.6 (a) Cali and CRLP acknowledge and agree that, except as set forth in this Agreement, CRLP is acquiring the Property in its "as is" condition "subject to all faults" and specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of RM. Cali and CRLP acknowledge that, except as set forth in this Agreement, and except for documents, reports and information related to the environmental integrity of the Real Property, the Option Properties, or both, neither Cali nor CRLP has relied and is not relying on any information, document, reports, sales brochure or other literature, maps or sketches, financial information, projections, proformas or statements, that may have been given by or made by or on behalf of RM. CRLP and Cali further acknowledge that, except as otherwise set forth herein, all materials relating to the Property which have been provided by RM, including but not limited to, the Phase I Reports, have been provided without any warranty or representation, expressed or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness and neither CRLP nor Cali shall have any recourse against RM or its counsel, advisors, agents, officers, directors or employees for any information in the event of any errors therein or omissions therefrom.

               (b) Cali and CRLP hereby acknowledge and agree that, except as set forth herein, they are not entitled to, and do not, rely on RM or its agents as to (i) the quality, nature, adequacy or physical condition, whether latent or patent, of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility system, facilities or appliances at or in connection with the Real Property, if any; (ii) the existence, quality, nature, adequacy, physical condition, or location of any utilities serving the Real Property; (iii) the development potential of the Real Property, its habitability, merchantability or fitness, suitability or adequacy of the Property for any particular purpose; (iv) the zoning or other legal status of the Real Property or the potential use of the Property; (v) the Real Property's or its operations' compliance with any applicable codes, laws, building codes, fire codes, regulations, statutes, ordinances, covenants, conditions or restrictions of, or agreements with any governmental or quasi-governmental entity or of any other person or entity; (vi) the quality of any labor or materials relating in any way to the Real Property; or (vii) the condition of title to the Real Property or the nature, status and extent of any right, encumbrance, license, reservation, covenant, condition, restriction or any other matter affecting title to the Real Property.

     11.  ADJUSTMENTS.

          11.1 The following items under (a) through (g) with respect to the Real Property and under (h) are to be apportioned as of midnight on the date preceding the Closing:

               (a) Rents, escalation charges and percentage rents payable by Tenants as and when collected. All moneys received from Tenants from and after the Closing shall belong to CRLP and shall be applied by CRLP to current rents and other charges under the Leases. After application of such moneys to current rents and charges, CRLP agrees to remit to RM any excess amounts paid by a Tenant to the extent that such Tenant was in arrears in the payment of rent prior to the Closing, but subject to the provisions of Section 11.3 with respect to Additional Rents.

               (b) Upon sufficient advance notice, a cashier's or certified check or wire transfer to the order of CRLP in the amount of all cash Security Deposits and any prepaid rents, together with interest required to be paid thereon. Upon prior notice to RM, at the election of CRLP, such amount may be allotted to CRLP as a credit against the Cash Payment.

               (c) Utility charges payable by RM, including, without limitation, electricity, water charges and sewer charges. If there are meters on the Real Property, RM will cause readings of all said meters to be performed not more than ten (10) days prior to the Closing Date. To the extent said meters are not read prior to Closing, CRLP will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

               (d) Amounts payable under the Service Contracts other than those Service Contracts which CRLP has elected not to assume.

               (e) Real estate taxes due and payable for the calendar year or fiscal year, as applicable. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and RM agrees to pay CRLP any increase shown by such recomputation and vice versa.

               (f) Short term interest due on the Option Loan.

               (g) The value of fuel stored at any of the Real Property, at RM's most recent cost, including taxes, on the basis of a reading made within fifteen
(15) days prior to the Closing by RM's supplier. To the extent said reading is not made prior to Closing, CRLP will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

               (h) Amounts incurred or accrued prior to the Closing Date or payable to or with respect to any New Cali Employees or other personnel (i.e. independent contractors of

RM or an affiliate of RM) for services performed or otherwise, including, without limitation, costs related to the RM Welfare Plans (to the extent the RM Welfare Plans are fully insured, the allocation will be applicable to premium costs), but excluding vacation time.


          11.2 At Closing, RM shall deposit, or cause to be deposited, an amount equal to $1,700,000 into an interest bearing reserve account (the "Reserve") to be maintained by CRLP. All sums payable by RM on account of third party suppliers or contractors which accrued and are unpaid prior to the Closing Date shall be paid from the Reserve by RM (CRLP and Cali hereby acknowledging that neither CRLP nor Cali shall have the right to settle any claims of third party suppliers or contractors from the Reserve). CRLP shall deliver the balance of the Reserve, if any, to RM within ninety (90) days after the Closing Date. The existence of the Reserve shall not constitute a limitation on RM's obligation to pay the sums due to such suppliers or contractors which accrued prior to the Closing Date.

          11.3 Promptly following request by CRLP, RM shall deliver to CRLP a list of additional rent, however characterized, under a Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "Additional Rents") billed to Tenants for the calendar year 1997 (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by RM on account of the components of Additional Rent for calendar year 1997. CRLP shall be entitled to all monies and payments on account of Additional Rents for calendar year 1997. In the event that the Closing Date is later than January 31, 1997, RM shall be entitled to receive, upon collection, its pro-rata share of Additional Rents which accrued after January 31, 1997.

          11.4 All amounts due and owing under the Teachers Mortgage other than the outstanding principal balance thereof, including by way of example accrued and unpaid interest, deferred interest, late charges, default interest, prepayment fees or penalties, and other fees and charges, shall be paid by RM on or before the Closing.

          11.5 If, on the Closing Date, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, all the unpaid installments of any such assessment due and payable on or prior to the Closing Date shall be paid and discharged by RM on the Closing Date.

          11.6 At the Closing, the parties shall adjust for certain unperformed tenant improvement work, as more particularly described in Section 13.2 hereof, and CRLP shall receive a credit therefor.

          11.7 At the Closing, CRLP shall be credited with the sum of Seven Hundred Fifty Thousand ($750,000) Dollars on account of certain repairs to be performed at the Real Property.

          11.8 At the Closing, CRLP shall be credited with the sum of Two Hundred Thirty Five Thousand Two Hundred ($235,200) Dollars on account of Phase II Reports.

          11.9 At the Closing, CRLP shall be credited with those unpaid leasing commissions which are currently the obligation of RM but which are not yet due and payable. Said commissions are to be set forth on a schedule to be attached to the statement of adjustments and prorations. CRLP agrees to pay such commissions on the dates same become due and payable and indemnifies RM on account thereof.

          11.10 At the Closing, CRLP shall be credited with the sum of Three Hundred Forty-Eight Thousand ($348,000) Dollars on account of the Option Loan Origination Fee set forth in Section 8.2.

          11.11 At the Closing, CRLP shall be credited with the sum of Eighty Thousand One Hundred Ninety Five ($80,195) Dollars on account of an early lease termination fee previously paid by ANSCO+RE Systems, Inc. for 19,739 square feet on the third floor at 100 Clearbrook Road, Elmsford, New York.

          11.12 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of New York.

          11.13 Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

          11.14 The credits set forth in Sections 11.6 through 11.11 shall be made against the Cash Payment.

          11.15 The provisions of this Section 11 shall survive the Closing
Date.

     12.  CONDITIONS PRECEDENT TO CLOSING.

          12.1 The obligations of RM to deliver title to the Real Property and to perform the other covenants and obligations to be performed by RM on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by RM):

               (a) The representations and warranties made by CRLP and Cali herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim by RM hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein. For the purposes of the Closing condition described in this Section 12.1(a), any limitation to the knowledge, best knowledge, or actual knowledge in any representation, warranty, covenant or agreement made by CRLP or Cali herein shall be inapplicable.

               (b) CRLP and Cali shall have executed and delivered to RM all of the documents provided herein for said delivery.

               (c) Cali or CRLP shall have offered employment to the persons set forth on Schedule 12.1(c)(i), provided that the aggregate salaries and benefits of such employees are in accordance with a budget for general and administrative expenses agreed upon by RM and Cali and/or CRLP, as set forth on Schedule 12.1(c)(ii) annexed hereto. Such employees who accept the offer shall be considered new Cali employees ("New Cali Employees"). RM shall not have the right to allocate among the New Cali Employees any of the salaries and benefits offered to those employees of RM who do not become New Cali Employees. Schedule 12.1(c)(iii) shall identify the persons, if any, who are not expected to be actively-at-work on the Closing Date, provided, however, that New Cali Employees who on the Closing Date are on vacation or not at work due to a scheduled day off or a short term illness not expected to last more than five (5) days shall be considered actively-at-work for purposes of Schedule 12.1 (c)(iii).

               (d) Deleted prior to execution.

               (e) Cali and CRLP shall have performed all covenants and obligations undertaken by Cali and CRLP herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

               (f) The Board shall have been expanded by the addition of four
(4) members (i) two of whom shall have been designated by the current members of the Board and who shall be independent of control of Cali and (ii) two of whom shall have been designated by RM and each of whom shall have been appointed to three year terms.

               (g) Cali shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. Cali shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

               (h) Cali shall have issued an aggregate amount of 400,000 warrants ("Warrants") to B. Berger and Jones, inclusive of allocations to the Warrant Transferees, which Warrants shall be substantially in the form of
Exhibit 12.1(h) hereto.

          12.2 The obligations of Cali and CRLP to accept title to the Property and Cali and CRLP's obligation to perform the other covenants and obligations to be performed by Cali and CRLP on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Cali or CRLP):

               (a) The representations and warranties made by RM herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of a representation or warranty to be true and correct in all material respects shall not give rise to a claim by Cali or CRLP hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein. For the purposes of the Closing condition described in this Section 12.2(a), any limitation to the knowledge, best knowledge, or actual knowledge in any representation, warranty, covenant or agreement made by RM herein shall be inapplicable.

               (b) RM shall have performed all covenants and obligations undertaken by RM herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

               (c) The Title Company is unconditionally prepared to issue to CRLP a Title Policy meeting the requirements set forth in Section 4 hereof for an "insurable title".

               (d) Teachers and CRLP shall have entered into such documents as shall be acceptable to each of the parties for the restructure of the Teachers Mortgage with an outstanding principal balance of at least One Hundred Eighty Five Million Two Hundred Fifty Thousand ($185,250,000) Dollars and on substantially the terms and conditions set forth (i) on Exhibit 12.2(d) and (ii) in the documents delivered to CRLP by Teachers prior to the date hereof.

               (e) In regard to the Stamford Executive Park, RM shall, prior to the Closing, at its sole cost and expense, comply with the Connecticut Transfer Act, Conn. Gen. Stat. Ann. ssss22a-134 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations now or hereafter existing. RM shall, at RM's sole cost and expense, make all submissions to, provide all information to and comply with all requirements of the Connecticut Department of Environmental Protection or its successor. In the event that the Stamford Executive Park is not an establishment subject to the Connecticut Transfer Act, then prior to the Closing, RM shall, at its sole cost and expense, provide to CRLP an affidavit of an officer of RM stating that the Stamford Executive Park is not an establishment which is subject to the provisions of the Connecticut Transfer Act.

               (f) All rights of first refusals with respect to the Property shall have been waived, either pursuant to a specific waiver executed by the beneficiary thereof or by the lapse of time as provided in the instrument setting forth such right. If the waiver is based upon the lapse of time, RM shall certify compliance with the relevant instrument.

               (g) RM shall have executed and delivered to CRLP all of the documents provided for herein for said delivery.

     13.  LEASING COMMISSIONS AND TENANT IMPROVEMENT OBLIGATIONS.

          13.1 All leasing commissions and tenant improvement obligations for which CRLP shall receive a credit at Closing (which shall be set forth on a schedule to be annexed to the schedule of adjustments and prorations done at Closing), and all leasing commissions and


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

tenant improvement obligations on account of extensions, renewals or amendments (including expansions) of Leases made after the Closing (other than commissions and tenant improvement obligations due on account of the leases described on
Schedule 5.1(d)-4 for which CRLP does not receive a credit at Closing) shall be the responsibility of CRLP. All leasing commissions due on account of the original term of all Leases made before the date of this Agreement and extensions and renewals which are presently effective, tenant improvement obligations which were to have been performed, completed or paid for prior to the Closing, and commissions and tenant improvement obligations due on account of the leases described on Schedule 5.1(d)-4, in each instance for which CRLP does not receive a credit at Closing, shall be the obligation of RM.

          13.2 RM and CRLP agree to proceed in good faith in establishing all of the amounts to be adjusted pursuant to Section 13.1, including the cost of all tenant improvement obligations with respect to the Property which were to have been performed, completed and paid for prior to the Closing and the cost of the tenant improvement obligations for the leases described on Schedule 5.1(d)-4.

          13.3 The provisions of this Section 13 shall survive the Closing.

     14.  ASSIGNMENT.

          14.1 This Agreement may not be assigned by Cali or CRLP except to a directly or indirectly wholly-owned subsidiary or subsidiaries of Cali or CRLP, or to a partnership in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, at least seventy-five (75%) percent of the profits, losses and cash flow thereof and controls the management of the affairs of such partnership (any such entity, a "Permitted Assignee") and any other assignment or attempted assignment by Cali or CRLP shall constitute a default by Cali or CRLP hereunder and shall be deemed null and void and of no force and effect. Notwithstanding anything to the contrary contained herein, Cali or CRLP may assign the right to purchase individual portions of the Property to various entities provided that each of such entities is a Permitted Assignee. A copy of any assignment permitted hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by Cali or CRLP with respect to the portion of the applicable Real Property, in form reasonably satisfactory to counsel for RM, shall be delivered to the attorneys for RM prior to the Closing, and in any event no such assignment shall relieve Cali and CRLP from their obligations under this Agreement.

          14.2 As of the date hereof, CRLP anticipates that the parties set forth on Schedule 14.2 shall be the transferee of that portion of the Real Property set forth opposite its name and the balance of the Property attributable to said Real Property.

     15.  BROKER.

          15.1 Cali, CRLP and RM represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction, except that certain fees may be payable


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

by CRLP or Cali to Prudential Securities Incorporated, as financial advisors, and certain fees may be payable by RM to Lazard Freres & Company, LLC, as financial advisors. Cali, CRLP and RM agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions. The provisions of this Section shall survive the Closing or other termination of this Agreement.

     16.  CASUALTY LOSS.

          16.1 RM shall continue to maintain, in all material respects, the fire and extended coverage insurance policies with respect to the Property (the "Insurance Policies") which are currently in effect, through the date that said coverage currently expires or the Closing, whichever is later, which obligation shall survive the Closing.

          16.2 If at any time prior to the Closing Date all or any portion of the Property is destroyed or damaged as a result of fire or any other casualty (a "Casualty"), RM shall promptly give written notice ("Casualty Notice") thereof to CRLP. CRLP shall not have the right to terminate this Agreement, provided that (a) RM's insurance fully covers the damage resulting from the Casualty, (b) subject to the rights of any holders of existing debt, the proceeds of any insurance, together with a credit equal to RM's deductible under the Insurance Policies, shall be paid to CRLP at the time of the Closing, (c) all unpaid claims and rights in connection with losses to the Property shall be assigned to CRLP at Closing without in any manner affecting the consideration hereunder, (d) the Tenants do not have a right to terminate their Leases as a result of the Casualty, (e) there is adequate rent interruption insurance in place for a period of at least (2) years, and (f) all governmental approvals are available to permit the Real Property to be rebuilt. If any of the provisos set forth in the preceding sentence are not met, CRLP shall have the right to terminate this Agreement in its entirety.

          16.3 If a Property is the subject of a Casualty but CRLP does not terminate this Agreement pursuant to the provisions of this Section, then RM shall prior to the Closing Date cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property and to protect public health and safety, provided, the cost of any such repairs shall not exceed the amount of proceeds made available to RM. RM shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property for the cost of such temporary repairs.

     17.  CONDEMNATION.

          In the event of a material taking (as defined in this Section 17), CRLP shall have the right, at its sole option, to either (a) terminate this Agreement by giving RM written notice to such effect at any time after its receipt of written notification of any such occurrence, or (b) accept title to the remainder of the Property without reduction of any consideration given hereunder. Should CRLP so terminate this Agreement in accordance with this Section, neither party shall have any further liability or obligations to the other. In the event CRLP shall not elect to cancel this Agreement, RM shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to CRLP, and same shall be CRLP's sole property, and CRLP shall have the sole right to settle any claim in connection with the Property. The term "material taking" shall be defined to mean the institution of any proceedings, judicial, administrative or otherwise which (a) would reasonably be expected to reduce the aggregate useable square footage of the Real Property by at least a full floor, (b) entitle a Tenant occupying at least a full floor to terminate its Lease, (c) cause access to the Real Property to be taken or materially diminished (i.e., such taking does not provide access to a publicly dedicated street or is an impediment to traffic flow from and to the Real Property), or (d) result in parking no longer being in compliance with applicable zoning laws.

     18.  TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL.

          18.1 RM hereby agrees that the RM Units may not be sold, assigned, transferred, pledged, encumbered or in any manner disposed of (collectively, "Transferred") or redeemed for shares of Common Stock until the first anniversary of the Closing Date. Thereafter, the RM Units and/or the shares of Common Stock underlying the RM Units (the "Underlying Shares") may only be Transferred (i) privately in accordance with the terms of the OP Agreement and this Section 18, or (ii) in the form of Underlying Shares only, publicly (subject to the restrictions of the Act and the rules and regulations promulgated thereunder) in trading blocks of 300,000 shares of Common Stock or less. Notwithstanding anything herein to the contrary (other than and subject to and in compliance with the provisions in Section 5.4(b)), the provisions of this
Section 18 shall not apply to, and, in addition to any rights under the OP Agreement, RM and the Unit Holders shall have the right to make the following
Transfers: (i) pledges or encumbrances of all or a portion of the RM Units to an institutional lender and/or (ii) Transfers of all or any portion of the RM Units to Permitted Transferees in accordance with the OP Agreement as it exists on the date hereof. "Permitted Transferees" means (i) any entity or individual comprising RM or the Unit Holders; (ii) any direct or indirect equity owner of RM or the Unit Holders; and (iii) members of the Immediate Family (as defined in the OP Agreement) of RM or the Unit Holders (or any direct or indirect equity owner thereof) and trusts for the benefit of one or more members of the Immediate Family of RM or the Unit Holders (or any direct or indirect equity owner thereof) created for estate and/or gift tax purposes. Any holder of RM Units pursuant to (i) or (ii) of the preceding sentence, shall be subject to the applicable terms and conditions of the OP Agreement and shall sign a counterpart of the OP Agreement to such effect.

          18.2 If RM, the Unit Holders, or any of their Permitted Transferees (each a "Seller") receives a bona fide written offer to purchase part or all of its RM Units or Underlying Shares in a privately negotiated transaction which it desires to accept, such Seller shall not sell, transfer, or otherwise dispose of (the "Proposed Disposition") such Units or Underlying Shares (the "Disposition Securities") to a third party (the "Purchaser"), unless, prior to such Proposed Disposition, such Seller shall have promptly reduced the terms and conditions, if any, of the Proposed Disposition to a reasonably detailed writing and shall have delivered written notice (the "Disposition Notice") of such Proposed Disposition to CRLP. All offers to purchase RM Units or Underlying Shares must be for cash. The Disposition Notice shall contain an irrevocable offer to sell all, but not less than all, the Disposition Securities to CRLP upon the same terms (including price) and subject to the same conditions, if any, as those contemplated by the Proposed Disposition, and shall be accompanied by a true and correct copy of the agreement embodying the terms and conditions, if any, of the Proposed Disposition (which shall identify the Purchaser, the Disposition Securities, the consideration and method of payment contemplated by the Proposed Disposition and all other terms and conditions, if any, of the Proposed Disposition).

          18.3 CRLP shall have the irrevocable right and option (the "Purchase Option"), within five (5) business days after receipt of the Disposition Notice (the "Notice Period"), to accept such irrevocable offer to purchase the Disposition Securities which are subject to the Proposed Disposition. If CRLP determines to exercise such Purchase Option, it shall deliver to the Seller written notice of the exercise of its Purchase Option with respect to the Disposition Securities (an "Exercise Notice") prior to the expiration of the Notice Period.

          18.4 If CRLP shall have timely delivered its Exercise Notice with respect to the Disposition Securities, all certificates for the Disposition Securities shall be delivered to CRLP at a closing to be held on the later of the date on which the Proposed Disposition, if accepted, would close or five (5) business days after such Exercise Notice is given, at the offices of Pryor, Cashman, Sherman & Flynn located at 410 Park Avenue, New York, New York 10022. At such closing, CRLP shall deliver to the Seller in immediately available funds the amount of the purchase price set forth in the Disposition Notice due against the simultaneous delivery of certificates representing the Disposition Securities so disposed of, duly endorsed in blank or accompanied by a stock power or powers duly endorsed in blank, and in proper form for transfer, together with any necessary stock-transfer stamps, and such Disposition Securities shall be delivered free and clear of all liens, security interests and encumbrances whatsoever.

          18.5 If CRLP (i) notifies the Seller that it is not exercising its Purchase Option or (ii) does not deliver an Exercise Notice prior to the expiration of the Notice Period, CRLP shall be deemed to have waived its Purchase Option in which event Seller may sell the Disposition Securities to the Purchaser for a period of thirty (30) days after the expiration of the Notice Period in which event the transferee shall take free and clear of the restrictions set forth in this Section 18; provided, however, that such Disposition Securities are sold to the Purchaser at a price not less than that contained in the Disposition Notice and on terms and conditions, if any, not more favorable to the Purchaser than those contained in the Disposition Notice. If Seller wishes to sell all or any part of the Disposition Securities on terms more favorable to the Purchaser than those set forth in the Disposition Notice or does not sell such Disposition Securities on the terms and conditions contained in the Disposition Notice within the aforementioned thirty (30) day period, it shall again be obligated to make new offers to CRLP, in accordance with this Section 18, before it shall be permitted to consummate a Proposed Disposition of the Disposition Securities, or any part thereof, in a privately negotiated transaction.

     19.  LIMITED GUARANTY OF RM.

          19.1 In order to allow RM and/or the Unit Holders (the "RM Unit Group") to defer the recognition of gain for Federal income tax purposes resulting from the contribution of property to CRLP, at Closing, or at any time subsequent thereto in accordance with the terms hereof, CRLP and its affiliates will permit the RM Unit Group to guarantee, or indemnify CRLP or Cali for, the "bottom portion" (i.e., the least risky portion) of the Teachers Debt or any other debt incurred by CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) up to the amount of $184,000,000 (hereinafter referred to as the "RM Debt Amount"). As of the Closing Date, those persons currently guaranteeing all or any portion of debt of CRLP or any Subsidiary (the "Cali Group") will be permitted to guaranty an amount of debt incurred by CRLP (exclusive of the Teachers Debt) up to $83,000,000 (the "Cali Debt Amount"). Until the expiration of the Restricted Period, CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) agree, to the extent possible, to maintain an amount of liabilities of CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) for the RM Unit Group to guarantee or indemnify, as the case may be, in order to allow the RM Unit Group to continue to defer recognition of gain for Federal income tax purposes. CRLP and Cali agree to take any and all action necessary so that the execution of each guarantee or indemnity by the RM Unit Group results in basis for the RM Unit Group for Federal income tax purposes.

          19.2 Notwithstanding the foregoing provisions of Section 19.1, it is expressly understood and agreed that CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) are under no obligation to incur or maintain a specific amount of liabilities and that subsequent to the Closing, CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) may from time to time issue additional Units in exchange for other properties to unrelated third parties in tax deferred transactions (the "Other Groups"). In such event, the additional unit holders may similarly require an amount of liabilities available for guarantees to permit them to defer recognition of gain for Federal income tax purposes and, if so, the aggregate amount of debt for such Other Groups is referred to herein as the "Other Debt Amounts."

          19.3 In the event that subsequent to the Closing the sum of (i) the RM Debt Amount, (ii) the Cali Debt Amount, and (iii) the Other Debt Amounts, if any, exceeds the aggregate amount of liabilities of CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees), the RM Unit Group, the Cali Group and the Other Groups shall re-compute their respective Debt Amounts in such a manner as to maintain the ratios as established on the Closing Date between the RM Unit Group and the Cali Group and any subsequent closing date among the RM Unit Group, the Cali Group and the Other Groups (i.e., initially $184,000,000/$83,000,000 or 2.217 to 1). The ratio shall be adjusted periodically to reflect only the members of each of the RM Unit Group, the Cali Group and the Other Groups (if any) who need to continue to guarantee or indemnify a portion of the debt of CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) to defer recognition of gain for federal income tax purposes resulting from the contribution of property to CRLP. The individual members of the RM Unit Group and the Cali Group shall then be entitled to guarantee or indemnify a portion of the aggregate amount of liabilities of CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) pro rata, in pari passu, to the aggregate amounts required by all of such members (including, if any, members of Other Groups) to defer recognition of gain for federal income tax purposes resulting from the contribution of property to CRLP. In this regard, the members of the RM Unit Group and the members of the Cali Group agree to readjust the amounts of their guarantees and indemnities and CRLP, Cali and their Subsidiaries and affiliates (together with Permitted Assignees) agree to use commercially reasonable efforts to structure its financing in such a way to permit the members of RM Unit Group and the members of the Cali Group to restructure their respective guarantees or indemnities so that the re-computed Debt Amounts maintain the ratio established on the applicable closing date, as adjusted pursuant to this Section 19. For example, if after the Closing Date CRLP's total liabilities are reduced to $200,000,000, the RM Debt Amount will be reduced to $137,827,715 and the Cali Debt Amount will be reduced to $62,172,285.

     20.  TAX MATTERS.

          20.1 RM will pay or provide for payment of all Taxes due and payable on or after the Closing and will file all returns and reports required to be filed on or after the Closing with respect to Taxes imposed in connection with the ownership and operation of the Property for all taxable periods (or portions thereof) ending on or prior to the Closing, for which CRLP could be held liable on a claim made against CRLP.

          20.2 RM shall pay any and all Taxes including, without limitation, Taxes imposed with respect to the ownership or operation of the Property for all taxable periods (or portions thereof) ending on or prior to the Closing, imposed upon CRLP based, in whole or in part, upon the failure to comply with the bulk sales laws.

          20.3 RM is hereby authorized to continue the proceeding or proceedings now pending for the reduction of the assessed valuation of the Property and the Option Properties as set forth on Schedule 20.3 and to litigate or settle the same in RM's discretion. CRLP is hereby authorized by RM, in CRLP's sole discretion, to file any applicable proceeding for the 1997 tax roll for the reduction of the assessed valuation of the Property and the Option Properties, except that CRLP shall not be authorized to do so with respect to the Real Property located in White Plains to the extent same has already been filed or pursued by RM. The net refund of taxes, if any, for any tax year for which RM or CRLP shall be entitled to share in the refund shall be divided between RM and CRLP in accordance with the apportionment of taxes pursuant to the provisions hereof. All expenses in connection therewith, including counsel fees, shall be borne by RM and CRLP in proportion to their ownership period of the asset in question.

          20.4 "Taxes" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

          20.5 Cali, as the general partner of CRLP, covenants and agrees that CRLP and its affiliates will use the "traditional method" (as defined in Treas. Reg. Section 1.704-3(b)) of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Property for Federal income tax purposes with respect to (i) the contribution of the Property, and (ii) any revaluation of the Property in accordance with the provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3(a)(6).

          20.6 The provisions of this Section shall survive the Closing Date.

     21.  PUBLICATION.

          21.1 CRLP shall have the right to make such public announcements or filings with respect to the exchange as CRLP may deem reasonably prudent (provided that prior to any such announcement or filing, CRLP shall submit the text of the announcement or filing to RM for its approval not to be unreasonably withheld or delayed). CRLP shall not issue any such announcement without the prior reasonable written approval of RM as to the text of the announcement; provided, however, that CRLP shall be entitled to make such filings or announcements upon advice of counsel as may be necessary or required by law. CRLP and RM agree that any public announcements will refer to the exchange contemplated herein as a merger of the two entities. CRLP agrees to use commercially reasonable efforts to coordinate with RM and jointly make any public announcements with regard to the agreements contained herein. RM's right to approve public announcements or filings as set forth in this Section 21 shall not survive the Closing.

     22.  REMEDIES

          22.1 If the obligations set forth in Section 12.2 have been satisfied (unless the failure or inability to be so satisfied is due to Cali or CRLP) and if CRLP or Cali is not ready, willing and able to perform its obligations hereunder on the Closing Date, or in the event of a willful default of CRLP or Cali or CRLP's or Cali's willful failure to comply with any representation, warranty, covenant or agreement set forth herein, then RM shall have the right as its sole and exclusive remedy to (a) terminate this Agreement upon notice to CRLP, and (b) receive a break-up fee (the "Break-up Fee") in the amount of $5,000,000, following which neither party shall thereafter have any further obligations under this Agreement. Unless the Closing occurs, the Break-up Fee, to the extent due to RM hereunder, shall be payable by CRLP on the scheduled Closing Date. RM agrees that payment of the Break-up Fee shall constitute fixed and liquidated damages, it being agreed that RM's damages in case of CRLP's default are impossible to ascertain and that the Break-up Fee constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.

          22.2 If the obligations set forth in Section 12.1 have been satisfied (unless the failure or inability to be so satisfied is due to RM) and if RM is not ready, willing and able to perform its obligations hereunder on the Closing Date, or in the event of any willful default on the part of RM or RM's willful failure to comply with any representation, warranty, covenant or agreement set forth herein, CRLP shall be entitled to either (a) terminate this Agreement upon notice to RM and receive the Break-up Fee from RM, following which neither party shall thereafter have any further obligations under this Agreement; or (b) to commence an action against RM seeking specific performance of RM's obligations under this Agreement, and collect its attorneys fees from RM as provided in
Section 29.10 of this Agreement.

          22.3 The acceptance of the Deeds by CRLP shall be deemed a full performance and discharge of every agreement and obligation of RM to be performed under this Agreement; provided, however, that any agreements and obligations of RM, CRLP and Cali to each other which are specifically stated in this Agreement to survive the Closing or which by their terms are to be, or may only be, performed after the Closing, shall survive the Closing. The provisions of this Section 22.3 shall survive Closing.

     23.  EMPLOYEE MATTERS.

          23.1 During the calendar year 1997, Cali will provide New Cali Employees with benefits under the RM Welfare Plans set forth on Schedule 5.1(w)(ii) which will be adopted and assumed by Cali, only with respect to New Cali Employees. Thereafter, all benefits shall be determined by Cali, in its sole discretion.

          23.2 Cali shall grant all New Cali Employees on and after the Closing Date credit for all service with RM and its affiliates and their respective predecessors prior to the Closing Date for purposes for which such service was recognized by RM and its affiliates under the RM Plans, including without limitation the Cali 401(k) Plan. Cali shall have no liability to any current or former RM employees who are not New Cali Employees, including without limitation any liabilities which may arise as a result of the consummation of the transactions contemplated by this Agreement, under any RM Plans, or arising under applicable federal or state law including without limitation under the Worker Adjustment and Retraining Notification Act (WARN) and Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). The provisions of this
Section 23.2 shall survive the Closing.

          23.3 The New Cali Employees will be hired directly by Cali and their employment with RM shall terminate and their employment with Cali shall begin as of the Closing Date. Cali shall not be liable to any independent contractor of RM or an RM affiliate or to any New Cali Employee or to RM for any compensation, benefits or other liabilities related to any employment or services performed, or otherwise, which were incurred or accrued prior to the Closing Date, except for vacation time which accrued subsequent to January 1, 1997 and any wages for which an adjustment pursuant to Section 11.1(h) of this Agreement is being made. RM shall not be liable to any New Cali Employees or other personnel (i.e., independent contractors of RM or an affiliate of RM) for vacation time which accrued subsequent to January 1, 1997 and wages pursuant to which CRLP receives a credit under Section 11.1(h).


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

          23.4 Except for the RM Welfare Plans listed on Schedule 5.1(w)(ii), Cali shall not be required to assume with respect to any New Cali Employee any agreement related to employment, compensation or benefits. Cali shall cause its 401(k) Plan to accept transfers of account balances from the RM 401(k) Plan by way of direct rollover. Except as otherwise provided herein with respect to New Cali Employees, all liabilities with respect to current or former employees of RM, whether incurred under an RM Plan or otherwise, are the sole responsibility of RM. The provisions of this Section 23.4 shall survive the Closing.

          23.5 Cali will credit New Cali Employees with any unused vacation time which accrues between January 1, 1997 and the Closing Date. Any vacation time which accrued prior to January 1, 1997 shall not be the obligation or responsibility of CRLP or Cali.

     24.  NOTICE.

          All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

         If to Cali or CRLP:        c/o Cali Realty Corporation
                                    11 Commerce Drive
                                    Cranford, New Jersey  07016
                                    Attn: Roger W. Thomas, Esq.
                                    (908) 272-8000 (tele.)
                                    (908) 272-6755 (fax)

         with a copy to:            Pryor, Cashman, Sherman & Flynn
                                    410 Park Avenue
                                    New York, New York  10022
                                    Attn:  Jonathan A. Bernstein, Esq.
                                    (212) 326-0425 (tele.)
                                    (212) 326-0806 (fax)

         If RM:                     Robert Martin Company, LLC
                                    100 Clearbrook Road
                                    Elmsford, NY  10523
                                    Attn.:  Brad Berger and
                                            Lloyd I. Roos, Esq.
                                    (914) 592-4800 (tele.)
                                    (914) 592-4836 (fax)


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

         with a copy to:            Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York  10022
                                    Attn:  Robert J. Wertheimer, Esq.
                                    (212) 856-7000 (tele.)
                                    (212) 856-7808 (fax)


or to such other address as either party may from time to time designate by written notice to the other or to the Escrow Agent. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by said party, for all purposes hereunder.

     25.  ACCOUNTING DISPUTE RESOLUTION

          In the event of an application of this Section pursuant to Section 2.2(d), the parties hereby agree to rely upon Deloitte & Touche (the "Accountant") to render a binding decision as to the amount of Third Party Management Fees. Each party shall submit, within ten (10) business days after Reconciliation Period, their calculation of the Third Party Management Fees and the basis of said calculation. Within fifteen (15) business days of said submissions, the Accountant shall render his decision. All fees and expenses of the Accountant shall be divided equally between RM and CRLP. In the event of the death or unavailability of the Accountant, the parties shall attempt to agree upon an accountant whose decision as to the amount of Third Party Management Fees shall be binding. If the parties are unable to agree, within seven (7) business days, upon an accountant, each shall appoint an accountant, within three (3) business days, and the two so selected shall appoint a third accountant. If the two so selected are unable to agree, within seven (7) business days, on a third accountant, the third accountant shall be appointed pursuant to an action brought for such purpose before the New York State Supreme Court situated in Manhattan, upon application of either party. Each party shall submit, within fifteen (15) business days after the appointment of the necessary accountant(s), their calculation of the Third Party Management Fees and the basis for said calculation. Within fifteen (15) business days of said submissions, the accountants shall render their decision. A decision as to the amount of Third Party Management Fees by a majority of the accountants shall be binding upon both parties; provided, however, if a majority of the accountants are unable to agree on an amount, then the average of the calculations of the two closest accountants shall be binding on both parties. The fees and expenses of the third accountant shall be divided equally between RM and CRLP. All other expenses shall be borne by the party incurring them. All accountants appointed pursuant to this Section 25 shall be certified public accountants with at least fifteen (15) years experience.


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

     26.  RETAINED PROPERTIES AND NOMINEE PROPERTIES

          26.1 RM is contributing to CRLP certain portions of the Real Property due to the lack of a subdivision of such property from the developed parcels adjacent or in close proximity thereto; such property is herein defined as the "Nominee Properties" and is more particularly described as such on Schedule
26.1. In addition, there is certain other property which is to continue to be owned by RM but which ownership and development is to be subject to the terms and conditions of this Section 26; such property is herein defined as the "Retained Properties". Any property set forth on Schedule 26.1 which is not defined as a Nominee Property is a Retained Property, and the Nominee Properties and the Retained Properties are collectively referred to herein as the "Development Sites". Cali, CRLP and RM agree to establish mutually acceptable arrangements, subject to this Section 26 and CRLP's Right of First Offer as set forth in Exhibit 26.1 (collectively, the "Development Limitations"), allowing RM to develop the Development Sites.

          26.2 (a) In determining the square footage of the building(s) which may be developed on any Development Site, RM shall be entitled to a pro-rata share of the total development rights applicable to the parcel of which the Development Site is a part based upon the square footage of the Development Sites then being developed and the square footage of the Real Property to which the Development Site is related; provided, however, that with respect to the approved site plans described on Schedule 26.2(a) for the Development Sites and the remaining undeveloped square footage permitted thereon (which is also set forth on said Exhibit), RM shall have the right, subject to the Development Limitations, to process and develop such square footage so long as such development is approved by all governmental authorities having jurisdiction thereover.

               (b) In connection with the Nominee Properties and the Development Sites which are subject to future development, CRLP agrees to cooperate, at RM's cost and expense, in all reasonable respects with RM for all amendments or modifications to municipal approvals, provided same do not (i) cause the property being retained by CRLP to be subject to violations of applicable building, zoning, health, fire or other applicable laws, rules, regulations, codes or ordinances affecting such property, (ii) cause CRLP to be in violation of any of the Leases, Ground Lease or mortgages or recorded instruments which encumber the Property on the Closing Date or any leases, ground leases, mortgages or recorded instruments entered into after the Closing Date so long as such documents do not contain restrictions or requirements substantially greater than the Leases, Ground Leases, mortgages or recorded instruments in effect on the Closing Date, (iii) reduce by number or size the parking spaces available to the Property owned by CRLP or require a relocation of said parking except to a location reasonably acceptable to CRLP, (iv) result in any restrictions or impositions on the Property owned by CRLP or (v) result in any cost or expense to, or liability on, CRLP (items (i) through (v) being collectively referred to herein as the "Development Standards"). RM shall provide copies of all filings to CRLP in connection with such amendments or modifications, and CRLP shall have the right to review such materials which are submitted by RM on its behalf and shall promptly respond to RM regarding such materials.


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

               (c) All costs and expenses associated with the Nominee Properties, including, without limitation, maintenance, real estate taxes and insurance, shall be borne by RM, except that CRLP shall pay for the maintenance costs for the Real Property known as 75 Clearbrook Road, Elmsford, New York until RM shall commence construction or sale of the Nominee Property adjacent to 75 Clearbrook Road, and to the extent any such costs and expenses are not separately allocated between the Nominee Property and the Real Property of which the Nominee Property is a part, then such costs and expenses shall be allocated in a manner reasonably satisfactory to both parties. Except to the extent more specifically set forth in Sections 26.7, 26.8, 26.9 and 26.10, RM shall be responsible for any and all environmental matters affecting the Nominee Properties, and hereby indemnifies, defends and holds harmless CRLP from and against any and all loss, cost, expense (including reasonable attorney's fees), damage and claim arising in connection with CRLP's ownership of the Nominee Properties, including without limitation, environmental matters, unless as a result of the gross negligence or willful misconduct of CRLP or its affiliates owning the subject property. CRLP agrees not to lease or construct on the Nominee Properties. The provisions of this Section 26.2(c) shall survive the Closing.

               (d) At any time after a Nominee Property shall be subdivided from the Development Site of which it is a part, CRLP, upon the request of RMC LLC, shall convey the Nominee Properties to RM or its designee; provided, however, the Nominee Properties shall continue to be subject to the Development Limitations unless such conveyance shall be to a person or entity which is not affiliated with, under the common control of or directly or indirectly owned or controlled by, the RM Group or any part thereof. RM agrees that at the request of CRLP, it shall diligently and continuously pursue a subdivision of all of the Nominee Property to completion, which subdivision shall take into account the requirements of this Section 26, and shall keep CRLP advised as to the status of same.

          26.3 CRLP and RM shall cooperate in good faith to enter into reciprocal easement agreements which will provide for, among other things, shared parking, access across the other parties' property and such other matters as a Development Site and the Real Property associated therewith may reasonably require for the use of either parties' property, subject to the Development Standards.

          26.4 (a) The RM Group shall be permitted to obtain the necessary approvals to develop the Development Sites, and to market the Development Sites; provided, however, in no event shall the RM Group, or any part thereof, be permitted to build, manage, lease or own a Development Site for flex, industrial or office use (collectively, a "Competitive Use"), regardless of whether or not CRLP shall waive its right to acquire the Development Sites. The foregoing limitation shall not preclude the RM Group from selling or entering into a long-term ground lease of all or a portion of a Development Site, subject to CRLP's Right of First Offer. In addition, notwithstanding the foregoing limitation, in the event that a bona fide third party desires to retain RM to construct, for a fee, any project for office, flex or industrial use or a combination thereof, then RM shall first offer such right to CRLP (accompanied by all relevant information necessary for CRLP to make such election) and CRLP shall have the right of first refusal to perform such services as more particularly set forth in Exhibit 26.1.


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

               (b) Except (i) as otherwise provided in the balance of this
Section 26.4(b), (ii) with respect to the Development Sites (which are more particularly addressed in Section 26.4(a)) and (iii) as provided in Exhibit 26.1, the RM Group shall have the right to develop, own, operate, manage, lease or dispose of any of the Excluded Property in any manner. In no event shall the RM Group, or any part thereof, be permitted to build, manage, operate, lease or own any of the parcels identified at numbers 24) and 25) on Schedule 5.1(r) for a Competitive Use, nor shall any property 100% owned by the RM Group, or any part thereof, be used for a Competitive Use which is not currently being used for a Competitive Use. In addition, in the event that the RM Group, or any part thereof, shall acquire, directly or indirectly, 100% of any property identified on Schedule 5.1(r), and said property was not, on the date so acquired, being used for a Competitive Use, then from and after the date of such acquisition said property shall be subject to the Competitive Use limitations. Notwithstanding the foregoing, if (x) Jones or B. Berger are no longer subject to the non-compete provisions of the Employment Agreements described in Section
10.1 (t) or (y) CRLP has waived its right of first offer on the Excluded Properties, then either Jones or B. Berger shall be permitted to develop, own, operate, manage, lease or dispose of such Excluded Property for any use, including a Competitive Use.

          26.5 CRLP agrees to use reasonable efforts to obtain the consent of any future mortgagees of any Real Property which is the subject of a Development Site to the structure of the Development Sites as provided in this Section 26 and to agree to the execution of certain post-closing easements as more particularly described in the penultimate sentence of Section 4.2

          26.6 The following provisions more particularly address the agreement of the parties with respect to the noted properties, and to the extent of any conflict between the preceding provisions of this Section and this Section 26.6, the terms and conditions of this Section 26.6 shall govern and control:

               (a) With respect to the property commonly known as 7 Warehouse Lane, which is part of the Elmsford Distribution Center and is more particularly shown as "Parcel X" on the certain "Survey of Property prepared for Robert Martin Company" dated June 29, 1993, brought to date December 19, 1996 and prepared by Ward Carpenter Engineering Inc., the northeasterly line of Parcel X/7 Warehouse Lane is to run approximately along the line shown on said Survey as the "Edge of Paved Area" and "chain link fence";

               (b) With respect to the property adjacent to 75 Clearbrook Road, which is more particularly shown as "Parcel 3" (and containing 4.239 acres) on the certain "As Built Survey prepared for Robert Martin Company" dated February 4, 1991, brought to date December 19, 1996 and prepared by Ward Carpenter Engineering Inc., the 20' foot Wide Access Easement shown thereon is to be of record if it is not already of record, and any development of Parcel 3 is to be subject to the availability of sufficient parking for the tenant of the Westchester Broadway Theater pursuant to the lease for said building in effect on the date hereof. Any conveyance of this Parcel 3 is to be subject to the recording of an easement or other document evidencing and establishing of record this shared parking arrangement;


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

               (c) With respect to the property being leased by RM from the County of Westchester and across from the properties currently known as 11 Skyline Drive, 15 Skyline Drive and 17 Skyline Drive (11 Skyline Drive, 15 Skyline Drive and 17 Skyline Drive are herein collectively referred to as the "Skyline Properties", and the property across from the Skyline Properties is herein referred to as the "RM Skyline Property"), the Skyline Properties shall have the right to use the parking area on the RM Skyline Property. RM agrees that any development of the RM Skyline Property shall be subject to this right to use said parking area, and that the parties will enter into appropriate documentation in recordable form evidencing same. CRLP agrees to permit RM to use the parking area of the Skyline Properties for so long as CRLP is using the RM Skyline Property for such purpose, subject to revocation by CRLP, in which event CRLP's rights over the RM Skyline Property shall also be modified. Notwithstanding the foregoing, if RM requests that CRLP consent to a lease for any part of the RM Skyline Property which necessitates the use of the parking area on the Skyline Properties and CRLP so consents, then CRLP shall not have the right to revoke said parking rights for the term of said lease. RM also agrees to advise CRLP if it intends not to perform, or does not perform, any obligations under the ground lease for the RM Skyline Property which could cause a default thereunder, and to forward to CRLP any notices of default it receives under said ground lease. If RM intends to terminate said ground lease, it shall use reasonable efforts to allow CRLP to assume same; and

               (d) With respect to the approximately eight (8) acres adjacent to and part of the Stamford Executive Park, Stamford and Greenwich, Connecticut (the "Conn. Development Site"), Exhibit 26.6 describes a potential transaction with the United States Postal Service (the "USPS"), whereby the USPS may acquire a part of the Conn. Development Site and as a result thereof the Property being contributed to CRLP hereunder in Stamford/Greenwich, Connecticut shall be reconfigured (the "USPS Transaction"). CRLP has agreed conceptually to the USPS Transaction. If the USPS Transaction is consummated, then RM shall be entitled to all of the proceeds of same. Notwithstanding such approval of the conceptual terms of the USPS Transaction, during the development of the property expansion and reconfiguration, CRLP shall continue to have approval rights, not to be unreasonably exercised, over the plans and specifications thereof. In addition, any ability of RM to construct any improvements as part of the USPS Transaction shall be subject to the Right of First Offer in Exhibit 26.1.

          26.7 For so long as the Nominee Properties are owned by CRLP, RM covenants, at RM's own cost and expense, to promptly comply or, to the extent CRLP allows, in its sole discretion, any tenant or occupant onto the Nominee Properties, cause the applicable tenant or occupant to promptly comply, with each and every Environmental Law applicable to the Nominee Properties, any tenant or occupant of the Nominee Properties, any operations at the Nominee Properties, the rental of the Nominee Properties, the sale of the Nominee Properties, or all of them, regardless of whether an Environmental Law now exists or is hereafter enacted or promulgated.

          26.8 For so long as the Nominee Properties are owned by CRLP, RM covenants, at its own cost and expense, to promptly obtain and maintain or, to the extent CRLP allows, in its sole discretion, any tenant or occupant onto the Nominee Properties, cause the


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

applicable tenant or occupant to promptly obtain and maintain any and all permits, licenses, certificates or approvals required pursuant to any Environmental Laws now existing or hereafter enacted or promulgated, with respect to the Nominee Properties, including without limitation any permits, licenses, certificates or approvals required with respect to the ownership, development, operation, management, rental or sale of the Nominee Properties.

          26.9 For so long as the Nominee Properties are owned by CRLP, then RM covenants that in the event of any past, existing or future Discharge of Contaminants at, on or under the Nominee Properties or otherwise affecting the Nominee Properties, or migrating or originating from the Nominee Properties and affecting the Real Property which is adjacent or contiguous thereto, RM shall, at its own cost and expense, and in accordance with all currently existing or hereafter enacted or promulgated Environmental Laws, undertake all action (including, without limitation, cleaning up the Discharge and removing all Contaminants from the Nominee Properties, or any Real Property which is adjacent or contiguous thereto or both, as the case may be) required pursuant to such Environmental Law. In addition, in the event of such a Discharge, RM shall immediately notify CRLP and Cali of such fact, shall provide CRLP and Cali with a copy of all documentation received by RM or its representatives from any Governmental Authority or submitted by RM or its representatives to any Governmental Authority with respect to such Discharge and shall advise CRLP and Cali in advance of all meetings scheduled between RM or any of its representatives and any Governmental Authority and CRLP and Cali, or their representatives, or all of them, shall have the right, without the obligation, to attend and participate in all such meetings.

          26.10 RM shall indemnify, defend and hold harmless, CRLP, Cali and each of their respective partners, shareholders, officers, directors, employees, agents, affiliates, and representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation, reasonable counsel, engineering and other professional or expert fees, which an indemnified party may incur, to the extent that they result directly or indirectly, from (i) the breach of RM's covenants set forth under this Section 26, (ii) any past, existing or future Discharge of Contaminants at, on, or under the Nominee Properties or otherwise affecting the Nominee Properties, or migrating or originating from the Nominee Properties and affecting the Real Property, regardless of when discovered, or (iii) both of them. The provisions of this Section 26.10 shall survive the Closing and CRLP's ownership of the Nominee Properties.

     27.  RESTRICTIONS ON SALE OF THE PROPERTY

          27.1 From the period beginning on the Closing Date and ending upon the earlier of (a) the death of Weinberg and M. Berger or (b) the date upon which Weinberg and M. Berger have transferred, sold or otherwise disposed of ninety-eight (98%) percent or more of their RM Units in a taxable transaction or any other transaction which results in a basis step-up to the holders of the RM Units, in the Properties, to their current fair market value, to other than Permitted Designees (the "Restricted Period"), CRLP, Cali and their Subsidiaries and affiliates (including, without limitation, any Permitted Assignee) may not dispose of or distribute any of the Property at any time except (i) in a tax-free like-kind exchange which satisfies the requirements of Code Section 1031 and the Treasury Regulations promulgated thereunder, provided that any replacement property is considered a Property for purposes of this Section 27, (ii) in the event of the sale of the Property described in Schedule 27.1 annexed hereto, (iii) if a sale or disposition of any of the Property would not result in recognition of Built-in Gain by Weinberg or
M. Berger, (iv) otherwise in compliance with the provisions of this Section 27, or (v) if CRLP promptly pays to the holders of the RM Units an amount equal to the sum of (A) the federal, state, and local income taxes payable by the holders of the RM Units resulting from the recognition of the Built-in Gain triggered by such sale and (B) an additional payment in an amount equal to the amount such that after payment by the holders of the RM Units of all taxes (including interest or penalties) on amounts received under Section 27.1 (v)(A) and this Section (v)(B) the RM unit holders retain an amount equal to the amount described in Section 27.1(v)(A). After the Restricted Period, the restrictions contemplated by this Section 27 shall terminate in their entirety. "Permitted Designees" shall include any inter vivos transfers to (i) spouses of Weinberg or
M. Berger or (ii) any trusts or other entities in which they own an interest unless any such transfers trigger Built-in Gain or result in a basis step-up to the holders of the RM Units. For purposes of this Section 27.1, unless CRLP is furnished with an opinion of counsel to the contrary, any transfer of the RM Units to any person or entity other than a Permitted Designee is presumed to be a taxable transaction. RM agrees to cooperate with Cali and CRLP regarding the calculation of the amount of actual Built-in Gain attributable to any Property recognized upon any transfer. The provisions of this Section 27.1 shall survive the Closing.

          27.2 During the Restricted Period, CRLP, Cali and their Subsidiaries (including, without limitation, any Permitted Assignee), may dispose of any of the Property at any time in connection with (i) the sale of all or substantially all of the properties owned by CRLP under such terms and conditions which the Board, in its sole judgment, determines to be in the best interests of Cali and its public stockholders, or (ii) a sale (including without limitation a transfer to a secured lender in lieu of foreclosure) which the Board, in its sole judgment, determines is reasonably necessary (1) to satisfy any material unsecured debt, judgment or liability of CRLP when they become due (at maturity or otherwise) or (2) to cure any default under any material mortgage, debt or liability with respect to the Property; provided, however, that no such sales will be made under clause (ii) unless CRLP is unable to settle or refinance any such debts, judgments or liabilities or cure any such defaults after making commercially reasonable efforts to do so under then prevailing market conditions. In the event the Board, in its sole judgment, determines that it is reasonably necessary to dispose of any of the Property to satisfy a material unsecured debt, judgment or liability of CRLP when it becomes due (at maturity or otherwise), CRLP covenants and agrees that it shall treat all of its properties proportionately, including the Property, in its determination of what properties to dispose of to satisfy such material debt, judgment or liability. Such proportionate treatment shall mean that the ratio of the value of the Property that is sold over the value of the total amount of property that is sold shall be no greater than the ratio of the value of the total Property over the value of the total CRLP/Cali portfolio. In the case of any disposition of any of the Property pursuant to this Section 27.2, RM and/or the Unit Holders may attempt to obtain title to the Property in question so long as any equity in the Property which CRLP may otherwise be seeking to preserve is not lost or jeopardized. Moreover, in the event of a transfer of any of the Property to a


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

secured lender in lieu of foreclosure, CRLP shall use commercially reasonable efforts to provide RM and/or the Unit Holders the right to (a) cure the default;
(b) acquire such Property from the lender subject to the debt or liability; or
(c) permit RM and/or the Unit Holders to exercise CRLP's right of redemption with respect to such Property.

          27.3 During the period beginning after the seventh anniversary date of the Closing and ending upon the expiration of the Restricted Period, in addition to the rights set forth in Sections 27.1 and 27.2 above, CRLP may dispose of any of the Property at any time in any manner whatsoever, provided, however, that RM and/or the Unit Holders shall have a right of first offer with respect to the sale of any of such Property by CRLP as set forth in Section 27.5 below.

          27.4 During the period beginning after the tenth anniversary date of the Closing and ending on the fifteenth anniversary date of the Closing and for every five year period thereafter until the expiration of the Restricted Period, in addition to the rights set forth in Sections 27.1, 27.2 and 27.3 above, CRLP shall have the right to sell an amount of the then remaining Property equal to ten (10%) percent of the aggregate amount of Built-in Gain, of all of the Property as of the Closing Date (as set forth on Schedule 27.1) during each five year period without having to make any right of first offer to RM and/or the Unit Holders. CRLP's right shall be cumulative, e.g., if CRLP does not sell any Property during the first five year period, CRLP may sell an amount of Property equal to 20% of the aggregate amount of Built-in Gain during the second five year period. For purposes of this Section 27.4, the term "Built-in Gain" for each Property shall be as set forth on Schedule 27.4, which Schedule sets forth said Built-in Gain by subtracting the adjusted basis of each Property from its agreed upon fair market value as of the Closing, all of which is set forth in
Schedule 27.1 and shall not be adjusted notwithstanding any subsequent adjustments to such values for book or tax purposes, whether as a result of an audit or otherwise. No later than ten (10) days prior to a sale pursuant to this Section, CRLP agrees to provide to RM with a calculation setting forth CRLP's determination of the Built-in Gain thresholds for which CRLP may sell Property in accordance with this Section, after taking into account any prior sales of Property pursuant to a right to do so under this Section.

          27.5 In the event CRLP desires to sell or otherwise desires to dispose of, or receives an offer to purchase any of, the Property pursuant to Section
27.2 or 27.3 above, CRLP shall give notice (the "Offering Notice") thereof to RM and/or the Unit Holders. The Offering Notice shall specify the nature of the sale, and the consideration and other terms upon which it intends to undertake such sale. Within thirty (30) days thereafter, RM and/or the Unit Holders may elect, by notice to CRLP, to purchase the Property which is the subject of the Offering Notice. If RM and/or the Unit Holders elect to so purchase, then such purchase shall be consummated on the terms and conditions set forth in the Offering Notice; provided, however, to the extent that the Property in question is then subject to separately allocated debt and the lender thereof consents to RM assuming such debt at no cost, expense or liability to CRLP, CRLP will convey the Property subject to such debt. RM and/or the Unit Holders may use their Units as currency, in whole or in part, in connection with the purchase of any of the Property from CRLP pursuant to this Section 27.5. In addition, as part of a transfer of any Property pursuant to


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

Section 27.2(ii) (1) or (2), if RM and/or the Unit Holders can cause the third party which is otherwise to obtain title to any Property to accept Units, in whole or in part, in lieu of obtaining title to such Property, RM and/or the Unit Holders shall have the right to do so provided that such third party agrees to be bound by all of the terms and conditions of the OP Agreement and performs in accordance therewith, including, without limitation, performing the requirements pertaining to a transfer of Units (other than the need to obtain the consent of the general partner of CRLP, which consent is deemed to be given pursuant to the terms of Section 27.5); in such event, title to the Property which would otherwise have been transferred to such third party shall be transferred to RM and/or the Unit Holders. If within the thirty (30) day period during which RM and/or the Unit Holders have the right to elect to purchase the Property for sale under the Offering Notice, RM and/or the Unit Holders do not make the election or fail to respond to the Offering Notice, then CRLP may undertake to sell such Property on such terms and conditions as it shall elect; provided, however, that the sale of any of the Property to which this Section
27.5 applies shall not be consummated at less than 95% of the price as specified in the Offering Notice unless CRLP again offers the Property to RM and/or the Unit Holders upon such more favorable terms and conditions (in which case the thirty (30) day period described above shall be reduced to ten (10)). If RM and/or the Unit Holders notify CRLP of their intention not to purchase the Property as set forth in the revised Offering Notice, then CRLP may consummate the sale at any time thereafter, provided that such sale shall not be consummated at less than 95% of the price specified in the revised Offering Notice unless CRLP again complies with the provisions of this Section 27.5.

          27.6 In the event that RM and/or the Unit Holders elect to purchase a Property pursuant to this section 27, CRLP agrees to cooperate with RM and/or the Unit Holders, at no cost, expense or liability to CRLP, to cause debt to be placed on the Property immediately prior the closing of the conveyance of said Property, provided that (i) RM and/or the Unit Holders arrange for such debt at their sole cost and expense, (ii) RM and/or the Unit Holders are unconditionally prepared to close such conveyance immediately after said closing of the loan,
(iii) RM agrees to assume the debt and thereafter assumes same at the closing and (iv) CRLP is released of all liability thereunder immediately following the closing of the conveyance of the Property.

     28.  SPECIAL ENVIRONMENTAL MATTERS

          See Schedule 28.1.

     29.  MISCELLANEOUS

          29.1 If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (i) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (ii) any such deposit shall be made with the Title Company, and (iii) RM agrees to execute, acknowledge and deliver any such instrument and to make any such deposit.

          29.2 This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in the Agreement express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          29.3 This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

          29.4 This Agreement shall be interpreted and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

          29.5 The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

          29.6 If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

          29.7 Prior to and after the Closing, each party shall, from time to time, execute, acknowledge and deliver such further instruments, in recordable form, if necessary, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement, within thirty (30) days of the request. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between RM and CRLP. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against RM, CRLP or the party whose counsel drafted this Agreement. The provisions of this Section 29.7 shall survive the Closing.

          29.8 This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

          29.9 All references herein to any Section or Exhibit shall be to the Sections of this Agreement and to the Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Exhibits annexed hereto are, by this reference, incorporated herein.

          29.10 In the event of any litigation or alternative dispute resolution between CRLP and RM in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 29.10 shall survive the Closing.

          29.11 Cali acknowledges that B. Berger and Jones desire to cause Cali to grant an aggregate of 300,000 options to purchase Common Stock ("Stock Options") to New Cali Employees as directed by B. Berger and Jones as follows:
150,000 in June 1997 (the "1997 Options") and 150,000 in June 1998 (the "1998
Options"). Any 1997 Options which are not actually granted in June 1997 may be granted in June 1998, and any 1998 Options which are not actually granted in June 1998 may be granted in June 1999, provided that all such Stock Options shall be granted at the then current fair market value. If B. Berger and Jones have allocated Warrants to the Warrant Transferees, then of the foregoing Stock Options, B. Berger and Jones may cause Cali to grant to themselves an amount of Stock Options equal to the Warrants allocated to the Warrant Transferees up to an aggregate of 120,000 Stock Options. Cali shall present an amendment to its Stock Option Plan, and use commercially reasonable efforts to obtain stockholder approval of such amendment, at the first annual meeting of its stockholders following the Closing Date (and at each annual meeting thereafter, if necessary, with the dates above to be adjusted accordingly), in order to permit the issuance of the Stock Options to the New Cali Employees and Messrs. B. Berger and Jones as contemplated herein.

          29.12 Cali will use its best efforts to renominate Weinberg and B. Berger to re-election to the Board for second three year terms upon the expiration of the initial three year terms contemplated herein. In addition, if either or both of Weinberg and B. Berger die, resign or otherwise become unable to serve during the aggregate six year period contemplated above, Cali will use its best efforts to nominate an individual selected by the survivor of Weinberg and B. Berger (or if there is no survivor, by M. Berger and Jones) to the vacancy created by such death, resignation or inability to serve. The provisions of this Section 29.12 shall only be applicable if at the relevant time, the RM Group still owns more than 51% of the RM Units or an equivalent amount of shares of Common Stock into which such RM Units may be converted.

          29.13 In the event Cali establishes an executive or acquisitions committee of the Board and RM continues to have a designated director, Cali shall use its best efforts to cause the members of the Board to elect, appoint or designate at least one (1) director designated by RM to serve on such committee(s).

          29.14 Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            CALI REALTY, L.P.

                                            By:  Cali Realty Corporation


                                            By: /s/ Roger Thomas
                                                ------------------------------
                                                Roger Thomas, Vice President

                                            CALI REALTY CORPORATION


                                            By: /s/ Roger Thomas
                                                ------------------------------
                                                Roger Thomas, Vice President

                                            ROBERT MARTIN COMPANY, LLC


                                            By: /s/ Martin Berger
                                                ------------------------------
                                                Martin Berger, Manager

                                            ROBERT MARTIN - EASTVIEW NORTH
                                            COMPANY, L.P.

                                            By: Robert Martin Company, LLC


                                            By: /s/ Martin Berger
                                                ------------------------------
                                                Martin Berger, Manager

                                  Schedule 28.1

                     Outline of Environmental Provisions to

                      CRLP Realty Corp./Robert Martin Deal



1. RM is to be responsible, at its sole cost and expense, for remediation of all environmental conditions described in Schedule 5.1(y)(ii) (collectively, the "Suspect Properties" and individually each a "Suspect Property"), on the terms described below.

2. RM will establish an escrow (the "Environmental Escrow") in the amount of One Million Five Hundred Thousand ($1,500,000) Dollars, which may be drawn upon from time to time, upon reasonable approval by CRLP based upon submission of bills and adequate backup data and information. Should remediation costs exceed the escrow amount, RM will be responsible for all excess costs as and when incurred. Should remediation costs be less than the escrow, then RM will be entitled to a refund of the remaining balance. At the point when the only remaining remediation activities may consist of continued monitoring of groundwater ("GW"), then the parties will agree to a reasonably acceptable reduction in the amount of the escrow to cover the total anticipated costs of continuing GW monitoring. Should the continued monitoring result in any further required remediation, then RM will be responsible for the further remediation, notwithstanding the prior reduction in the escrow amount.

3. Tim Jones will be responsible for supervising the RM remediation activities, and for assuring the Cali Board of Directors, upon completion of remediation, that remediation has been completed for each of the properties where environmental conditions have been identified.

4. RM's remediation activities will be undertaken by an environmental consultant (the "Consultant") reasonably acceptable to both CRLP and RM. At CRLP's cost and expense, Environmental Waste Management Associates ("EWMA") and Farer Siegal Fersko ("FSF") will monitor the remediation activities of the Consultant on behalf of CRLP, and the Consultant will be responsible for soliciting the input of EWMA and FSF prior to completion and submission of any plans or reports to any environmental authority. At RM's costs and expense, Donald Elmendorf will monitor the remediation activities of the Consultant on behalf of RM, and the Consultant will be responsible for soliciting the input of Mr. Elmendorf prior to completion and submission of any plans or reports to any environmental authority.

5.   Remediation standards:

     (a) RM will obtain no further action letters, or their equivalent, from NYDEC, as to soils and groundwater for all properties where environmental conditions have been identified.

     (b) As to the Suspect Properties, including 399 Executive Boulevard and 1, 3 and 6 Warehouse Lane, where underground storage tank ("UST") petroleum discharges including free floating product have been identified, RM will cleanup to the standards set by the NYDEC guidance known as Spill Technology and Remediation Theories #1 (Aug. 1992) ("STARS"). Soil remediation will meet the standards of STAR's TCLP alternative guidance value, GW remediation will meet the standards of STAR's TCLP extraction guidance value (Ca and Cw). If RM establishes to CRLP's reasonable satisfaction that particular STARS cleanup standards are unattainable or undefined, or expected to be unattainable, at a particular Suspect Property or Suspect Properties, then CRLP in its reasonable discretion may accept cleanup to an alternative standard, unless unacceptable to NYDEC, except that in no event may such standard have a material adverse effect on property value, on current property use, on groundwater, or on the ability of CRLP to finance any Suspect Property.

     (c) As to environmental conditions at the Suspect Properties other than those described in subparagraph (b) above or subparagraph (d) below, such as waste oil tank discharges that have been identified, the same STARS standards described above will be applied to those compounds having cleanup standards under STARS, and as to other compounds, such as metals, RM will clean up to such standards set by the NYDEC. If RM establishes to CRLP's reasonable satisfaction that particular STARS or other NYDEC cleanup standards are unattainable or undefined, or expected to be unattainable on a technical or cost-effectiveness basis, at a particular Suspect Property or Suspect Properties, then CRLP in its reasonable discretion may accept cleanup to an alternative standard, unless unacceptable to NYDEC, except that in no event may such standard have a material adverse affect on property value, on current property use, on groundwater, or on the ability of CRLP to finance any Suspect Property.

     (d) As to Suspect Properties where historic fill has been identified, other than fill contaminated by on-site discharges described in subparagraphs (b) and (c) above, then RM will obtain from NYDEC no further action letters or their equivalent as to the historic fill at each of those Suspect Properties. Should NYDEC require any remediation at those Suspect Properties, then RM will undertake all necessary cleanup as defined in the subparagraphs above in order to obtain the NFAs or their equivalent. In the event that NYDEC does not or will not review or issue rulings on such Suspect Properties, then RM will clean up the Suspect Properties to standards reasonably acceptable to CRLP, or will establish to CRLP's reasonable satisfaction that particular standards are unattainable on a technical or cost-effectiveness basis. Notwithstanding any determination by NYDEC, in no event may remaining contaminants have a material adverse affect on property value, on current property use, on groundwater, or on the ability of CRLP to finance any property.

6. In the event of a dispute between CRLP and RM as to CRLP's exercise of reasonable discretion concerning the acceptability of particular soil or GW cleanup standards, or the material adverse affect of remaining contaminants on property value, on current property use, on groundwater, or on the ability of CRLP to finance any property, then the dispute will be resolved by the independent members of the Cali Board of

     Directors.

7. CRLP agrees to forego its rights to initiate any actions against RM under CERCLA or analogous state laws as to environmental conditions already identified at the Suspect Properties, but maintains those rights as to conditions not currently identified or known at the Suspect Properties but discovered in the future. As to currently unknown or unidentified environmental conditions discovered in the future at properties other than the Suspect Properties where environmental conditions have already been identified, CRLP agrees to forego its rights to initiate any actions against RM under CERCLA or analogous state laws. However, as to any of the Real Property, if CRLP is pursued by third parties, including governmental authorities, concerning any environmental conditions existing as of the date of Closing, then CRLP may involve RM in those matters, whether through litigation or other proceedings.

8.   Notwithstanding anything to the contrary contained in this Schedule or in
     Article 28 to the contrary, should the actual out-of-pocket cost of remediation and verification, and/or the Consultant's estimate of such cost of remediation and verification, (a) with respect to any one of the Suspect Properties exceed the Allocated Property Value for said Suspect Property, then RM shall have the right, exercisable in its sole and absolute discretion, to redeem any such Suspect Property in exchange for cash and/or Units at a price equal to the Allocated Property Value for such Suspect Property and (b) with respect to all or any one of the Suspect Properties exceed the amount of the Environmental Escrow, then RM shall have the right, exercisable in its sole and absolute discretion, to redeem one or more of the Suspect Properties in exchange for cash and/or Units at a price equal to the Allocated Property Value for such Suspect Property or Properties such that the Environmental Escrow is sufficient to pay for the actual out-of-pocket cost of remediation and verification, or the Consultant's estimate of such cost of remediation and verification, for the remaining Suspect Properties.

9. Notwithstanding anything to the contrary set forth above, should RM choose to have CRLP redeem a Suspect Property pursuant to Section 8 above, then as to any such properties RM will indemnify, defend and hold CRLP harmless from and against any and all environmental claims, actions or proceedings concerning any such property, including those under CERCLA or analogous state laws.

10. For purposes of valuing the Units, the Units shall be deemed to have a value of $31.25 per share. All remediation and verification shall be performed pursuant to the terms and conditions of this Schedule.

                                EXHIBIT 2.2(c)-2

                        MANAGEMENT AND LEASING AGREEMENT

     Agreement, made as of January _____, 1997, between ROBERT MARTIN COMPANY, LLC ("Owner"), a New York limited liability company having an office at 100 Clearbrook Road, Elmsford, New York 10523 and CALI SERVICES, INC. ("Agent"), a New Jersey corporation having an office at 11 Commerce Drive, Cranford, New Jersey 07016.

                              W I T N E S S E T H:

     WHEREAS, Owner is the fee owner of that certain building and other improvements located at 7 Skyline Drive, Mt. Pleasant, New York (collectively, the "Building"); and

     WHEREAS, Owner desires to engage and appoint Agent as its exclusive managing and leasing agent for the Building, and Agent desires to accept this appointment, upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Owner and Agent agree as follows:

     1. AppointmentAppointment. Owner hereby appoints and employs Agent as the exclusive managing and leasing agent for the Building, and Agent hereby accepts such appointment.

     2. Term. This Agreement shall commence on January ____ , 1997
(the "Commencement Date") and shall remain in full force and effect until the last day of the month in which the third annual anniversary of the Commencement Date shall occur, unless terminated sooner as hereinafter provided.

     3. Agent's Duties and PowersAgent's Duties and Powers.

     (a) General Scope. Agent shall manage, coordinate, and supervise the proper conduct of the ordinary and usual business and affairs pertaining to the operation, maintenance, leasing and management of the Building (collectively the "Management Activities"). Agent shall have such responsibilities, and shall perform and take, or cause to be performed or taken, all such services and actions customarily performed or taken by managing and leasing agents of property of similar nature, location and character to that of the Building for the proper conduct of the Management Activities, including, without limitation, the duties set forth in Sections 3(b) through 3(l) hereof. In the event Owner is not satisfied with Agent's management of the Building, Owner's sole recourse shall be to terminate this Agreement pursuant to Section 10 hereof, provided however, that the foregoing shall in no event limit or discharge Agent from liability for failure to perform its obligations pursuant to this Agreement.

     (b) Rent Bills and Collections. (1) Agent shall prepare and deliver to all persons, firms, and entities occupying or using space in the Building (individually a "Tenant" and collectively "Tenants") monthly bills setting forth all rent, escalation payments, and other amounts payable by such Tenants (collectively "Rent") under their respective leases or licenses, occupancy or similar agreements (individually a "Lease" and collectively "Leases"). These bills shall be accompanied by such other information and materials as Owner is required to furnish such Tenants under their respective Leases. Agent shall use all commercially reasonable efforts to collect all Rent and shall deposit the Rent in one or more bank accounts maintained by Agent on behalf of Owner.

     (2) Except as directed otherwise by Owner, Agent shall take all such actions as shall be necessary or advisable to enforce all rights and remedies of Owner under the Leases or to protect the interests of Owner, including, without limitation, the preparation and delivery to Tenants of all "late payment", default, and other appropriate notices, requests, bills, demands, and statements. Subject to the prior approval of Owner (which approval shall not be unreasonably withheld or delayed), Agent may retain counsel, collection agencies, and such other persons and firms as Agent shall deem appropriate or advisable to enforce by legal action, the rights and remedies of Owner against any Tenant in default in the performance of its obligations under a Lease provided however, Owner shall be responsible for all legal action Agent commences on Owner's behalf. Agent shall notify Owner of the progress of any such legal action on a regular basis.

     (c) EmployeesEmployees. Agent shall have the duty, subject to the limitations set forth in this Agreement, to investigate, hire, train, pay, supervise and discharge the personnel (the "Management Personnel") necessary to be employed in order to properly maintain and operate the Building in accordance with the obligations of Agent under this Agreement. Such Management Personnel shall in every instance be deemed employees of Agent and not of Owner. Agent, on behalf of Owner and at Owner's expense, shall obtain and maintain Workers' Compensation Insurance (including Employer's Liability Insurance) covering all employees of Agent employed in, on or about the Building to provide statutory benefits as required by applicable state and federal laws. Agent shall directly control the time and manner of the work and services to be performed by the employees of Agent and Agent shall comply with all applicable federal, state and local laws, ordinances and regulations applicable to such employees. Agent shall make all necessary payroll deductions for disability and unemployment insurance, social security, withholding taxes and other applicable taxes, and prepare, maintain and file all necessary reports with respect to such taxes or deductions, and all other necessary statements and reports pertaining to labor employed on or about the Building. Notwithstanding the fact that personnel employed in or about the Building are to be employees of Agent, all compensation (including benefits) paid to them by Agent shall be considered operating expenses of the Building provided such compensation is no greater than the expenditures authorized pursuant to the Approved Budget.

     (d) Professionals and Contractors. To the extent Agent deems it to be necessary in connection with the Management Activities, Agent shall (i) identify and, as Owner's agent, enter into contracts with architects, engineers, accountants, attorneys, tradespeople, and other independent contractors to perform services (other than service contracts, as provided for in Section 3(e)(3) hereof) and (ii) supervise the administration, and monitor the performance, of all work to be performed and services to be rendered, under all such contracts. Agent shall use due care in the selection of all such professionals and other independent contractors. Any and all such contracts and all purchase orders for an amount in excess of Five Thousand Dollars ($5,000) shall be in form and substance acceptable to Owner. In the event Owner witholds its consent to any contract in excess of Five Thousand Dollars ($5,000), Owner shall be liable for all ramifications of said action, provided however, that such withholding of consent shall in no event reduce the obligations of Agent as otherwise provided in this Agreement. Agent shall identify any contracts to be entered into or purchase orders to be placed with any partner, officer, employee, or Affiliate of Agent and any such contract shall not exceed the amounts customarily charged by independent third parties for similar services. As used herein, the term "Affiliate" shall mean (x) any entity or person directly or indirectly controlling, controlled by, or under common control with, Agent or any officer, director, or partner of Agent, (y) any entity or person owning or controlling 51% or more of the outstanding voting securities or interest in capital or profits of Agent and (z) any officer, director, or partner of Agent. Notwithstanding the foregoing, Owner acknowledges and consents to contracts with Affiliates of Agent.

     (e) Maintenance. (1) Agent shall cause the Building to be maintained in a good and safe condition comparable to that of other properly maintained properties of similar type and location.

     (2) To the extent of the capacity of all equipment and systems located in or servicing the Building, Agent shall cause all such equipment and systems to be operated effectively and maintained in good repair. Further, Agent shall cause to be provided or made available to Tenants those services which Owner is required to provide or make available under their respective Leases.

     (3) Subject to an Approved Budget, Agent shall negotiate on behalf of Owner contracts for water, electricity, gas, fuel, oil, telephone, vermin extermination, trash removal, and other services necessary or advisable for the operation of the Building. All professionals and other service providers whose services are to be retained in respect of the Building, pursuant to this Section 3(e)(3), may be designated by Agent at its discretion, provided, however, if (a) any such professional is retained for a term in excess of one (1) year or (b) the terms of such contract with any such professional or other service provider require payment to such professional or other service provider in excess of $20,000, then Owner shall have the right to disapprove of such contract with such professional or other service provider. Agent shall also place orders in the name of Owner for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to maintain properly the Building, subject to any applicable limitations contained in an Approved Budget.

     (f) Repairs. Subject to an Approved Budget, Agent shall cause such ordinary and necessary repairs to be made to the Building and all equipment and systems located in or servicing the Building, as shall be deemed necessary or advisable for its proper operation and maintenance. Notwithstanding the cost limitations set forth in Section 4(a) hereof or the first sentence of this paragraph, Agent may cause to be made all repairs that are immediately necessary for the preservation or protection of the Building or the safety of Tenants and other persons in or on the Building, or are otherwise required to avoid the suspension of any necessary services in the Building, without Owner's prior approval and without limitation as to cost; provided, however, that in each such instance Agent shall, before causing any such emergency repair to be made, use reasonable efforts under the circumstances to notify Owner of the emergency situation and the need for such action.

     (g) Supervision of Tenants. (1) In order to insure minimum disturbance to the operation of the Building and to other Tenants then occupying or preparing to occupy space in the Building, Agent shall plan and coordinate the moving in and moving out of Tenants and all construction, alteration, and decoration work Owner is required under Leases to perform for Tenants.

     (2) Agent shall receive, and use reasonable efforts to attend to and resolve, all complaints of Tenants and shall attempt to resolve any complaints, disputes, or disagreements by or among Tenants but shall not expend, on behalf of and at the cost of Owner, more than $5,000 to settle any dispute with a Tenant without having obtained the prior written consent of Owner.

     (3) Agent shall monitor all Tenants to insure their compliance with the terms and provisions of their respective Leases, including, without limitation, the Rules and Regulations of the Building. Agent shall notify the respective Tenants and Owner of any material violations of such Leases and use reasonable efforts to cause such Tenants to correct all violations promptly.

     (h) INTENTIONALLY OMITTED

     (i) Advertising - Public Relations. Subject to the Approved Budget, on behalf of and at the cost of Owner, Agent shall hire such advertising services, place such advertisements, and generally supervise and attend to all promotional matters pertaining to the operation of the Building as Agent shall deem advisable. Agent shall represent Owner in connection with all matters of general public interest and which pertain to the Building, and shall attempt to amicably resolve any complaints, disputes, or disagreements in connection therewith as promptly as is reasonably possible.

     (j) Compliance. (1) Subject to an Approved Budget, Agent shall take or cause to be taken all such appropriate actions in and about or affecting the Building as shall be necessary to comply with all legal requirements applicable to the Building and those of any Board of Fire Underwriters or similar agency having jurisdiction over the Building.

     (2) Notwithstanding the cost limitations set forth in Section 4(a) hereof or this Section 3(j), Agent may, without Owner's prior written approval, take or cause to be taken any such actions if failure to do so would or might, in Agent's reasonable judgment, expose Owner or Agent to criminal liability; provided, however, that in each such instance Agent shall, before taking or causing to be taken any such action, use reasonable efforts under the circumstances to notify Owner of the need for such action. Agent and Owner shall each promptly notify the other of any violation, order, rule or determination of any governmental authority or Board of Fire Underwriters or similar agency that affects the Building.

     (k) Payment of Expenses. Agent, on behalf of Owner, shall coordinate the payment of, with funds from the Operating Accounts (defined in Section 6(b) hereof), all expenses Agent shall have incurred under the terms of this Agreement including, without limitation, Agent's compensation under this Agreement. Agent shall at all times use all commercially reasonable efforts to obtain for Owner, and shall credit to the account of Owner in each case, all discounts, rebates, and other favorable financial terms that may be available to Agent from third parties in connection with any costs or expenses Agent shall incur under this Agreement.

     (l) Leasing. Agent shall negotiate Leases for space in the Building; provided, however, such Lease shall be subject to Owner's approval as provided for in Section 8 hereof.

     (m) Coordination of Tenant Finish Work. Throughout the term of this Agreement, Agent shall supervise, coordinate and expedite the completion of all tenant finish work with respect to each Lease at an additional cost to Owner of twenty (20%) percent of the "hard" costs of construction, including the cost of printing and obtaining permits (the "Construction Management Fee"). The Construction Management Fee shall be payable to Agent on a monthly basis, if Agent, on behalf of Owner, is hired by Owner to supervise the tenant work. The Construction Management Fee shall not be payable to Agent, if a tenant is supervising and paying for its own tenant work. Agent's duties and responsibilities if hired in connection with the foregoing shall include, without limitation, (i) finalizing space plans and obtaining prices of materials and services related to the tenant finish work, (ii) assisting the Tenant in the selection of tenant finish materials and in such other matters as the Tenant may reasonably request, (iii) coordinating planning and construction activities among the architect, contractor and Tenant in order to facilitate the prompt completion of all such activities while minimizing any disruption of normal building operations, and (iv) monitoring construction to ensure that the tenant finish work is performed in compliance with the plans and specifications approved in writing by Owner in connection therewith. In the event Agent is not hired by Owner to supervise the tenant work, Agent shall have no obligation or responsibility for the quality, impact or effect of such tenant work, including but not limited to, the impact or effect on the Building and Building systems.

     (n) General Duties. In addition to the duties more particularly described in this Section 3, Agent shall be responsible for the implementation of any and all decisions of Owner, upon its request, and for initiating and taking such other actions (not inconsistent with this Agreement) in the management and administration of the Building so as to achieve the maximum efficiency and success thereof for the benefit of Owner.

     4. Limitations of Agent's Powers and Authority.

     (a) Expenditures. Except to the extent provided for in an Approved Budget or as otherwise specifically provided in Sections 3(f) and 3(j) with respect to emergency situations, or in Section 3(e)(3) with respect to service contracts, Agent shall not, without the prior written approval of Owner, incur any single expense for a repair, alteration, service, supply, or other matter that would involve a cost in excess of $5,000.

     (b) Debt Service, Refinancings and Sales of the Property. Agent shall not be responsible for the payment of any debt service, ground rentals, or other amounts due under mortgages or ground leases which may from time to time affect the Building. In addition, Agent shall not be required to represent Owner in connection with any refinancings affecting, or sales of, the Building.

     5. Operating Budgets.

     (a) Budget for First Operating Year. Attached hereto as Exhibit B is a true and correct copy of Owner's operating budget for 1996. Agent and Owner shall use their good faith and best efforts to establish a budget for all costs pertaining to the operation and maintenance of the Building during the initial Operating Year (i.e., the period from the Commencement Date through December 31, 1997) within 30 days after the Commencement Date. Such budget shall (y) set forth expenditures on an annual and a monthly basis, and (z) not, except for informational purposes, include estimates for costs and expenses for which Owner will be reimbursed by Tenants under Leases. Pending the Owner's approval of a budget for the initial Operating Year, the provisions of Section 5(d) shall apply.

     (b) Annual Budgets After First Operating Year. Agent shall prepare and submit to Owner for its approval at least 45 days before the beginning of each Operating Year (as defined in Section 5(c) hereof) subsequent to the first Operating Year, a proposed pro forma budget for all costs pertaining to the operation and maintenance of the Building during such Operating Year. Each such budget shall (x) be in substantially the same form as the Approved Budget in effect for the prior Operating Year, (y) set forth expenditures on an annual and a monthly basis, and (z) not, except for informational purposes, include estimates for costs and expenses for which Owner will be reimbursed by Tenants under Leases. Agent shall make such modifications to each proposed pro forma budget it prepares in accordance with this Section until Owner shall have approved this budget in writing.

     (c) Approved Budgets and Operating Years. Each pro forma operating budget approved by Owner in accordance with Sections 5(a) and 5(b), together with any adjustments thereto, shall be deemed to be the "Approved Budget" for the period covered by the budget. Each Approved Budget for each year following the initial Operating Year shall cover a period which shall begin January 1 and end December 31 and which is referred to in this Agreement as an "Operating Year".

     (d) Limitations of Approved Budgets. Except as otherwise specifically provided in this Agreement, Agent shall incur costs and expenses (excluding costs and expenses for which Owner will be reimbursed by Tenants) in connection with the operation and maintenance of the Building during any Operating Year only within the limitations established by the Approved Budget for such Operating Year. In the event there shall be a material variance between the results of operations for any month and the estimated results of operations for such month as set forth in an Approved Budget, Agent shall furnish to Owner along with the monthly report for such month a written explanation as to why such variance occurred.

     If any Operating Year shall commence before Owner shall have approved the proposed pro forma budget for such year, Agent shall use its reasonable judgment in incurring costs and expenses relating to the operation and maintenance of the Building (during such Operating Year) until an Approved Budget for such Operating Year shall be in effect, and in doing so shall be guided by the Approved Budget for the prior Operating Year. In such case, Agent shall be subject to the same financial limitations established by the last effective Approved Budget as if such budget had been in effect for the then current Operating Year, increasing, however, the amount of funds established for costs and expenses relating to utility charges, real estate taxes, insurance or other matters that are not within Agent's reasonable control and which, if not incurred, would adversely and materially affect the operation and maintenance of the Building, by the amount necessary to pay such utility charges, real estate taxes and insurance premiums in full, and with respect to such other matters that are not within Agent's reasonable control, by not more than five percentage points in excess of the New Index less the Base Index. (The "Index" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for the New York - Northeastern New Jersey Area, 1967=100, published by the United States Department of Labor, Bureau of Labor Statistics. "Base Index" shall mean the Index published in respect of January (or if not published the month closest preceding January in which the Index is published) of the year covered by the then effective Approved Budget, and "New Index" shall mean the Index published in respect of January (or if not published, the month closest preceding January in which the Index is published) of such year. In the event the Base Index or the New Index shall no longer be published, a substantively similar index of inflation will be substituted in order to give effect to the intentions of the parties.)

     6. Books, Records, Accounts, Reports and Remittances.

     (a) Books and Records. Agent shall establish and maintain such books of account, records and other documentation pertaining to the operation and maintenance of the Building as are customarily maintained by managing agents of properties in Westchester County. Agent shall prepare or cause to be prepared and file all returns and other reports relating to the Building, other than income tax returns as may be required by any governmental authority or otherwise under this Agreement. During the term of this Agreement, all such books and records, as well as all other books and records of Agent that relate to the Building, shall be available for inspection and audit by Owner at its expense at all reasonable times during normal business hours. All such books and records shall be delivered promptly to Owner pursuant to Section 10(d) upon the termination of this Agreement.

     (b) Operating Accounts. Agent, in the name of Owner, shall open and maintain an account or accounts (collectively, "Operating Accounts"), as Owner shall deem necessary or appropriate, in a banking institution or institutions in Westchester or New York County (designated from time to time by Owner) in Owner's name. Agent shall deposit in the Operating Accounts all funds collected by Agent under this Agreement and all funds deposited in the Operating Accounts shall be and remain Owner's property. Notwithstanding the foregoing,

Agent shall be permitted to endorse all checks for deposit only into the Operating Accounts. Owner may periodically remove funds in excess of those needed by Agent to operate and maintain the Building in accordance with this Agreement.

     (c) Security Deposits. Agent shall deposit and maintain in separate accounts approved by Owner in accordance with applicable laws and Leases, all security deposits of Tenants.

     (d) Monthly Reports. Agent shall prepare and deliver to Owner a monthly report within 45 days after the end of each calendar month, setting forth detailed statements of collections, disbursements, delinquencies, uncollectible accounts, balances of Operating Accounts, accounts payable, expenses, and other matters relating to the Management Activities. These statements shall, upon Owner's request, be accompanied by appropriate documentation of all expenditures made by Agent under this Agreement.

     (e) Quarterly Statements. Agent shall prepare and deliver to Owner on a quarterly basis within 45 days after the end of each calendar quarter, Agent's written estimates of the amounts, if any, by which any major categories of the Approved Budget must be adjusted to fund adequately the operation and maintenance of the Building for the then current quarter. Agent also shall furnish Owner with such further information covering the operation and maintenance of the Building as Owner may reasonably require.

     (f) Year-End and Final Reports. As soon as practicable after the end of each Operating Year and after the expiration or termination of this Agreement (but in any event prior to 105 days after the end of such Operating Year or expiration or termination), Agent shall prepare and deliver to Owner a statement of income and expenses showing the results of operations for the calendar year or portion thereof during which the provisions of this Agreement were in effect, and any other information that may be necessary to file income tax returns or that may be required by any governmental authority (to the extent available to Agent). Each annual statement of income and expenses report shall be prepared in accordance with generally accepted accounting principles (on an accrual basis, unless otherwise requested by Owner).

     7. Owner's Duties.

     (a) Plans, Specifications, and Documents. As such are available to Owner, Owner shall make readily available to Agent copies of the plans and specifications of the Building and a recent survey of the property and shall provide Agent with such information and materials pertaining to the layout and construction of the Building, the elevators and lighting of the Building, and the heating, air conditioning, ventilating, plumbing, electrical, and other mechanical systems and equipment in or servicing the Building as Agent may reasonably request. As such are available to Owner, Owner shall also provide Agent with copies of, or convenient access to, all agreements, licenses, certificates, permits, contracts, bills, notices, and other documents pertaining to the Building.

     (b) Insurance. Owner shall maintain such policies of public liability, workers' compensation, employer's liability, fidelity bond, and other insurance as may be necessary for the protection of the interest of Owner and Agent or as Agent otherwise may reasonably request in the performance of the Management Activities. Owner shall designate Agent under these policies as an additional party insured thereunder. Owner shall select an issuer of each policy (which shall in all cases be an insurance company licensed to do business in the State of New York, with an A-VIII rating or better in Best's Insurance Guide), the amount of coverage under each policy, and the broker or agents therefor.

     8. Leasing.

     (a) Relationship of Owner and Agent with Respect to Leasing. Owner acknowledges that Agent is the exclusive leasing agent for the Property. In the event Agent leases space at the Property, Agent shall be entitled to a commission in accordance with Section 9(d) hereof. Agent agrees that it will cooperate with outside brokers in order to achieve the leasing objectives of the Owner. Agent shall procure references from prospective Tenants, investigate such references, and use its best judgment in the selection of prospective Tenants, provided however, that in no event and under no circumstances shall Agent be deemed a guarantor or surety of any obligation of any Tenant. Agent agrees to perform whatever service may be reasonably required in connection with the negotiation of Leases or renewals, extensions, modifications, or cancellations thereof. Leasing commissions shall be paid by Owner from the Operating Accounts or collateral accounts established pursuant to a loan agreement with Owner's lender.

     (b) Leasing Plan. Not later than 45 days prior to the start of 1998 and each succeeding calendar year, Agent shall develop a plan for all space that is anticipated to be available for leasing during the coming year (the "Leasing Plan"). The Leasing Plan will identify the individual space and indicate the number of square feet, the existing Tenants, current base rent and percentage rent (if any) and Lease expiration date.

     (c) Monthly Leasing Reports. Agent shall prepare monthly leasing reports for Owner. Said reports shall be forwarded to Owner within 45 days after the end of each calendar month during the term of this Agreement. Such reports shall set forth Agent's activities during the preceding month, including a brief description of the progress of all significant leasing negotiations during that month and all significant contacts had with each prospective Tenant during the month in question, the name of the representative of each such prospective Tenant, the name, address, and telephone number, if available, of the representative of each Tenant who has accepted occupancy or vacated its premises during the month and the dates of such occupancies or vacancies, and a brief description of any litigation concerning collection proceedings. The report will also generally describe the progress of Agent's leasing program from the end of the prior report to the date of the report.

     (d) Lease Proposals. All Lease proposals must be made to the Owner in writing. At the time of the submission of the Lease proposal to Owner, Agent shall forward to Owner the results of a current financial investigation of the potential Tenant, together with

Agent's business recommendations regarding the Leasing, and an estimate of the leasing commissions. All final Leases shall be written on the form of space tenant leases then being used by or approved by Owner. The final Lease shall be prepared by Owner's attorneys, or at Owner's option, Agent or Agent's attorneys. The prepared Lease will be forwarded to the potential Tenant for such Tenant's signature. Upon execution by the Tenant, the Lease (together with an abstract of that Lease prepared by Agent on a form approved by both Owner and Agent) shall be returned to the Owner for its signature.

     (e) Post-Termination Leases. If within six (6) months prior to the termination of this Agreement Agent has commenced negotiations with a bona fide prospect listed by Agent with Owner at the expiration or termination of this Agreement (i.e., a prospect that has visited the site and expressed a written interest therein or in connection with a current tenant or occupant of the Building a prospect that has executed an agreed upon term sheet) and if within six (6) months after the expiration or termination of this Agreement a Lease is executed, or a contract to lease is entered into with such bona fide prospect, then Owner shall recognize Agent as the broker for any such transaction and shall pay to Agent the commission according to the applicable terms and conditions of this Agreement.

     (f) Personnel. Agent shall submit to Owner, for informational purposes only, the resumes of all personnel who have primary responsibility for the leasing of the Building.

     9. Compensation - Management and Leasing Fees.

     (a) Amount and Payment. Owner shall pay Agent an annual fee for its performance of the Management Activities in an amount equal to four per cent (4.0%) (the "Management Fee") of the gross income from the operation of the Building for the Operating Year with respect to which such fee shall be payable. This fee shall be payable in monthly installments in arrears in accordance with
Section 3(k).

     (b) Gross Income. For the purposes of this Section, the "gross income from the operation of the Building" shall mean all amounts actually collected by Agent as rents or other charges for use and occupancy of the Building, but shall exclude all income derived from interest or investments or otherwise, proceeds of claims on account of insurance policies, abatement of taxes and awards arising from eminent domain proceedings or the threat thereof, discounts, forfeited deposits, deposits, dividends on insurance policies, a sale of the Building or any financing proceeds.

     (c) Additional Fees. Except for construction management services as set forth in Section 3(m) hereof, Agent shall not charge Tenants additional fees for services which are to be retained by Agent and not credited to Owner without Owner's express prior approval, which approval shall not be unreasonably withheld or delayed.

     (d) Leasing. Subject to Section 9(e) below, Owner agrees that if a Lease of all or any part of the Building is entered into by Owner during the term of this Agreement or pursuant to Section 8(e) hereof, Owner shall pay Agent a leasing commission (the "Leasing

Commission") in accordance with Exhibit A attached hereto and made a part hereof for all purposes; provided, however, that the form and content of any such Lease shall be satisfactory to Owner in its sole and absolute discretion

     (e) Deault. Agent shall not be entitled to any commission in the event of a default by Agent under this Agreement, excepting such commissions otherwise accrued prior to the occurrence of an event of default.

     (f) Sale. Agent understands that this Section relates to Leases only and Agent shall have no right to a commission or other compensation in the event of any sale or financing of the Property, whether or not to a tenant or pursuant to any option or right of first refusal contained in any Lease.

     (g) Expense of Owner. All expenses incurred by Agent in performing its obligations pursuant to Section 3 hereof, including third party accounting, tax and legal expenses, shall be considered an operating expense borne by Owner, except as otherwise specifically provided in this Section 9 or elsewhere herein and except that Owner shall not be obligated to reimburse Agent for any expenses
(i) for office equipment or office supplies of Agent for any overhead expense of Agent incurred in its general offices, (ii) for any salaries of executive employees of Agent, (iii) for any salaries or wages allocable to time spent on projects other than the Building, or (iv) for any salaries, wages, and expenses for any personnel other than personnel spending a portion of their working hours (to be charged on a pro rata basis) directly involved in the management of the Building or in specifically performing Agent's management duties hereunder, whether on or off Building site. All payments to be made by Agent hereunder for which Agent is entitled to be reimbursed shall be reimbursed from funds deposited in the Operating Account. Agent shall not be obligated to make any advance to or for the account of Owner or to pay any sums, except out of funds held in the Operating Account, nor shall Agent be obligated to incur any liability or obligation for the account of Owner without the assurance that the necessary funds for the discharge thereof will be provided.

     10. Default - Termination.

     (a) Optional Termination. Owner and Agent may terminate this Agreement at any time if the other shall default in the performance of any of its material obligations under this Agreement. In such event, the party declaring the default shall provide the other party (the "Recipient") with written notice thereof setting forth the nature of the default, and the Recipient shall have (i) ten days to cure a monetary default or (ii) 30 days to cure a non-monetary default, provided however, that if the nature of the alleged non-monetary default is such that it cannot reasonably be cured within 30 days, the Recipient may cure such default by commencing in good faith to cure such default promptly after its receipt of such written notice and prosecuting the cure of such default to completion with diligence and continuity within a reasonable time thereafter. This Agreement may be terminated by Owner upon written notice to Agent, effective as of the date stated to be the termination date in said notice, if any of the five Management and Leasing Agreements entered into by Agent (contemporaneously with the execution and delivery of this Agreement) relating to properties owned by Owner or companies affiliated with Owner shall be terminated by the Owner (defined in each such Agreement) by reason of Agent's failure to perform its obligations thereunder.

     (b) Automatic Termination. This Agreement shall terminate automatically if:

     (i) all or substantially all of the Building is condemned or acquired by eminent domain;

     (ii) all or substantially all of the Building is destroyed by fire or other casualty as a result of which all or substantially all of the Tenants are unable to continue the normal conduct of their businesses in their respective occupied spaces or are permanently released under their respective Leases from the payment of all rent thereunder;

     (iii) Owner or Agent shall (v) commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (w) consent to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Owner or Agent (as the case may be) or of any substantial part of its property, or (x) make any assignment of any substantial part of its property for the benefit of creditors, or (y) fail generally to pay its debts as such debts become due, or
(z) take action in furtherance of any of the foregoing;

     (iv) a court having jurisdiction over Owner or Agent (as the case may be) shall enter a decree or order for relief in respect of Owner or Agent (as the case may be) in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Owner or Agent (as the case may be) or of any substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall continue unstayed and in effect for a period of 60 consecutive days; or

     (v) the Building is sold to a third party purchaser.

     (c) Survival of Obligations. Upon the expiration or termination of this Agreement (i) Owner's appointment of Agent hereunder shall cease and terminate and, except as otherwise specifically provided hereunder, Owner and Agent shall have no further obligation or liability to the other, (ii) Agent shall no longer have any authority to represent Owner or take or cause to be taken any actions on Owner's behalf, and (iii) Owner shall pay Agent all fees that shall have accrued through the date of termination. The provisions of this Section shall survive any such expiration or termination. Anything herein to the contrary notwithstanding, in the event this Agreement is terminated as a result of a default described in Section 10(a) hereof, such termination shall not relieve the defaulting party of any liability for actual damages, if any, incurred by the non-defaulting party as a result of such default.

     (d) Return of Owner's Property. Agent shall use reasonable efforts to deliver to Owner all books, records, Leases, agreements, and other documents that are necessary or materially pertinent to the future management of the Building and which were delivered by Owner to Agent as soon as possible, and in any event, within 30 days after the expiration or termination of this Agreement. Following such termination, Agent shall cooperate with the new manager appointed by Owner for a reasonable period of time to insure a smooth transition of the management of the Building.

     11. Indemnification.

     (a) Owner Indemnification. Owner shall indemnify, and, if required by Agent, defend, at Owner's sole cost and expense (using counsel selected by Owner's insurance carrier), and hold Agent, its shareholders, partners, members, employees, agents, officers and directors free and harmless from and against any and all claims, demands, causes of action, losses, damages, judgments, liabilities, costs and expenses (including, without limitation, attorneys' fees and court costs) (collectively, "Claims") arising out of the operation and management of the Building, except Claims caused by or resulting from the negligence or misconduct of Agent, its shareholders, partners, members, employees, agents, officers or directors, or caused by or resulting from the breach of any of Agent's obligations under this Agreement by Agent, its shareholders, partners, members, employees, agents, officers or directors.

     (b) Agent Indemnification. Agent shall indemnify, and, if required by Owner, defend, at Agent's sole cost and expense (using counsel selected by Agent's insurance carrier), and hold Owner, its employees, agents, and partners free and harmless from and against any and all Claims sustained or incurred by or asserted against Owner, its employees, agents and/or partners, as a result of or arising from the gross negligence or willful misconduct of Agent, its shareholders, partners, members, employees, agents, officers or directors, or caused by or resulting from the breach of any of Agent's obligations under this Agreement by Agent, its shareholders, partners, members, employees, agents, officers or directors.

     12. Timely Performance. Owner and Agent shall each perform all of their respective obligations under this Agreement in a proper, prompt, and timely manner. Each shall furnish the other with such information and assistance as the other may from time to time reasonably request in order to perform its responsibilities under this Agreement. Owner and Agent each shall take all such actions as the other may from time to time reasonably request and otherwise cooperate with the other so as to avoid or minimize any delay or impairment of either party's performance of its obligations under this Agreement. Agent shall not be obligated to perform any services required of it pursuant to the provisions of this Agreement unless the rental income from the Building and the funds required by the provisions of this Agreement to be provided by Owner shall be sufficient to pay for such services, provided however, that the lack of such income and funds shall in no event limit the obligations of Agent to provide the services generally described in clauses (i), (ii), (iii) and (iv) of the first sentence of Section 9(g).

     13. Assignment.

     (a) Permissible Assignments. Neither Owner nor Agent may assign or transfer this Agreement without the prior written consent of the other, provided however, that either party may assign this Agreement to an Affiliate.

     (b) Assumption and Release. Each permitted assignee of this Agreement shall agree in writing to personally assume, perform, and be bound by all of the terms, covenants, conditions, and agreements contained in this Agreement, and thereupon the assignor of this Agreement shall be relieved of all obligations under this Agreement except those which shall have accrued before the effectiveness of such assignment.

     14. Notices.

     (a) General. Any and all notices or other communications given under this Agreement shall be deemed to have been properly given when delivered, if personally delivered, or three days after the date mailed if sent by certified or registered mail, return receipt requested and postage prepaid, or the first business day after the delivery of same (with payment of shipping costs) to a nationally recognized overnight carrier (e.g., Federal Express) and addressed to the parties at the following addresses:

                  If to Agent, to:

                  Cali Services, Inc.
                  c/o Realty Corporation
                  11 Commerce Drive
                  Cranford, New Jersey 07016
                  Attn:  Roger W. Thomas, Esq.

                  If to Owner, to:
                  Robert Martin Company, LLC
                  100 Clearbrook Road
                  Elmsford, New York 10023
                  Attention: Mr. Robert F. Weinberg

                  and

                  Robert Martin Company, LLC
                  100 Clearbrook Road
                  Elmsford, New York 10523
                  Attention:  Lloyd I. Roos, Esq.

     Any notice delivered by either party in any manner other than those described above shall be deemed properly given when received. Either party may change its address for the giving of notices under this Agreement by delivering to the other party ten days' written notice of the change of address.

     (b) Emergency Notices. Either party may give the other notice of emergency situations, orally (personally, by telephone, or otherwise) or by telecopy, telex, telegram, or other method, provided that the party giving any such emergency notice shall confirm the same by written notice in accordance with
Section 14(a).

     15. Miscellaneous.

     (a) Applicable Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

     (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understanding relating to the subject matter hereof.

     (c) Modifications. This Agreement may not be modified, amended, or terminated, nor may any term or provision hereof be waived or discharged, except in writing signed by the party against whom such amendment, modification, termination, waiver, or discharge is sought to be enforced.

     (d) Binding Effect. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     (e) Partial Invalidity. If any of the provisions of this Agreement shall to any extent be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) Notice of Commencement of Proceedings. Owner and Agent shall give notice to each other of the commencement of any action, suit or proceeding against Owner or Agent with respect to the operation of the Building, or otherwise affecting the Building.

     (i) Cooperation by Agent. Agent, at Owner's expense, shall cooperate and cause its employees to cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Building.

     (j) Conflict of Interest. Owner acknowledges that Agent's ownership and active management (and the ownership and active management by companies affiliated with Agent) of facilities competitive with the Building shall in no event be deemed a conflict of interest or a violation of Agent's obligations hereunder, provided however, that in no event shall Agent, its employees or agents devote less time, attention and energy to the management and leasing of the Building as a result of the Building not being owned by Agent or an entity controlling, controlled by, or under common control with, Agent.

     (k) Owner recognizes that this Management Agreement is entered into as a part of the sale of certain properties by Owner, and the purchase of those properties by affiliates of Agent, as evidenced by the Contribution and Exchange Agreement dated January , 1997 (the "Exchange Agreement"). Accordingly, it is the intent of the parties hereto that the Agent shall manage the Building in substantially the same form and manner as it had been managed prior to the closing under the Exchange Agreement. In this regard, all Monthly Reports, Quarterly Statements, Year-End Reports Leasing Plans and Monthly Leasing Reports shall continue to contain the same information as had been provided prior to the closing under the Exchange Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers as of the day and year first above written.

                                           OWNER:

                                           ROBERT MARTIN COMPANY, LLC

                                           By:
                                               ------------------------------
                                               Name:
                                               Title:

                                           AGENT:
                                           CALI SERVICES, INC.


                                           By:
                                               ------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

                          Schedule of Lease Commissions

A. LEASE COMMISSIONS:

     Commissions shall be payable in accordance with the following payment schedule and rate:

     1. Payment Schedule of Commissions:

     (a) 100 percent (100%) upon the actual occupancy by such tenant of the leased premises and the payment of the first regular installment of fixed rent under the lease (as opposed to a security deposit or the payment of the first month's rent at signing).

     2. Rates:

     (a) In all leases not involving outside Brokers (as defined below), leasing commissions are paid as follows:

          (i) six percent (6%) of the total Gross Rents (as defined below) for years 1 through 3 of the lease term;

          (ii) three percent (3%) of the total Gross Rents for years 4 through 10 of the lease term; and

          (iii) one percent (1%) of the total Gross Rents for years 10 through 20 years of the lease term.

     (b) In all Leases involving brokers or real estate salesman not affiliated with Agent ("Outside Brokers") (for purposes of this Agreement, employees of Agent or any entity controlling, controlled by, or under common control with, Agent shall not be recognized as Outside Brokers), fifty percent (50%) of the total leasing commission payable pursuant to Section A(2)(a) of this Exhibit A to Agent, out of which Agent shall pay any commission owing to the Outside Broker. It is agreed and understood that Owner shall have the right to separately negotiate any commission paid to Outside Brokers.

B. TERMS AND CONDITIONS OF LEASE COMMISSIONS:

     The above payment schedule and rates are subject to the following terms and conditions:

     1. Term of More than Twenty Years:

     If a lease term (including any and all renewal periods) is in excess of twenty (20) years, then no commission shall be paid for that period following the twentieth (20th) anniversary of the lease commencement date, unless agreed to in writing by Owner and Agent.

     2. Option(s) to Renew or Extend Lease or to Option(s) to Expand Premises:

     If a lease for which a commission is payable under this Agreement contains an option(s) to renew or extend, and a lease term(s) is renewed or extended pursuant to such option and the tenant commences payment of regularly scheduled monthly minimum or base rental following the expiration of all rental abatement [during the term of this Agreement], then subject to paragraph B(1) of this Exhibit A, Owner shall pay a leasing commission, with respect to the term of the renewal or extension, equal to fifty percent(50%) of the leasing commission payable pursuant to Section A(2) of this Exhibit A payable during such renewal or extension period (not to exceed twenty years) and no other sums shall be owed with respect to such lease; subject, however, to the condition that Agent shall, upon Owner's request, participate in the negotiation of the renewal or extension (whether evidenced by a new lease or an amendment to the then existing lease); and further subject to the condition that if a real estate broker or agent (other than Agent) has been designated by such tenant to represent it, then the payment shall be in accordance with Paragraph A(2)(b) of this Exhibit A.

     If a lease for which a commission is payable hereunder contains an option(s) to expand, and a tenant exercises such option and occupies additional space pursuant to such option and commences payment of regularly scheduled monthly minimum or base rental following the expiration of all rental abatement [during the term of this Agreement], then subject to paragraph B(1) of this Exhibit A, Owner shall pay leasing commission, with respect to the additional space, equal to fifty percent(50%) of the leasing commission which would be payable pursuant to Section A(2)(a) of this Exhibit A in respect of such additional space; subject, however, to the condition that if a real estate broker or agent (other than Agent) has been designated by such tenant to represent it, then the payment shall be in accordance with Paragraph A(2)(b) of this Exhibit A.

     3. Gross Rents:

     For the purposes of this Agreement, the term "Gross Rents" shall mean the aggregate amount of minimum or base rental to be paid by a tenant during the applicable portion of the term of such tenant's lease with respect to the applicable portion of the leased premises subject to such lease, but shall exclude the following:

                  (a) Escalations in excess of the original minimum or base rental for each year, as stated in the lease, including without limitation, escalations resulting from increases in ad valorem/real estate taxes, in operating expense pass-throughs and/or in the Consumer Price Index or similar index resulting in a corresponding increase to the minimum or base rental (if applicable).

     (b) Rentals credited to any tenant by reason of lease takeover or lease pick-ups and/or Owner take-back or subleasing.

     (c) Additional rentals (whether or not called, or included in, "Base Rental" or any similar term in tenant's lease) for special tenant services specifically negotiated for by the tenant above and over Owner's customary tenant services, including without limitation the amortization of the cost of tenant improvements to the extent Owner is providing tenant improvements (or cash allowance in lieu thereof ) above and over Owner's customary standard tenant finish.

     (d) Cancellation or penalty payments for termination rights.

     (e) Late payment charges.

     (f) Payments for parking.

     (g) Rentals payable upon continuation of a tenancy on a month-to-month or statutory basis or any other tenancy following the expiration or termination of the lease.

     (h) Percentage rental in the case of retail leases, excepting percentage rent only in retail leases.

     (i) Cash credits, payment deferments or abatements of rents or other concession items.

     (j) Sums designated as "additional rent" under the lease, except to the extent such "additional rent" actually represents increases in "base rental" and is not otherwise excludable under this paragraph 3.

     (k) Security deposits (including any amounts necessary to restore any security deposit after application of same.)

     (l) Rent for services or facilities available to tenant at locations other than the leased premises covered by the lease.

     4. No leasing commission shall be deemed earned or payable on the cancellation portion of a lease term. A commission shall be payable only on the noncancellable portion of the lease term, and such term shall apply for the purposes of calculating the commission earned and payable. In the event the lease is not canceled, then an additional leasing commission shall be due for the remaining lease term.

     5. Notwithstanding anything to the contrary contained in this Exhibit A, any commission payable to Agent hereunder in respect of new leases, expansions of leased premises, and renewals or extensions of lease terms shall be reduced by the amount of commissions, if any, which Owner is obligated to pay any prior broker ("Prior Broker") under any prior agreements relating to the Building in connection with any such leases, expansions or renewals or extensions, including, without limitation, any tenant which has been referred to the Building by, registered with Owner by, been submitted a proposal or been listed as a tenant prospect by, Prior Broker prior to the Commencement Date, and any tenant under a lease for space on the Building existing as of the Commencement Date.

The provisions hereof are subject to the terms and provisions of the Management and Leasing Agreement to which this Exhibit A is attached.

                                  EXHIBIT 8.1

                      AMENDED AND RESTATED REPLACEMENT NOTE

         AGREEMENT, dated as of this __ day of January, 1997, between CALI REALTY, L.P., a Delaware limited partnership having an office c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("Payee") and ROBERT MARTIN COMPANY, LLC, a New York limited liability company, having an address at 100 Clearbrook Road, Elmsford, New York 10523 ("Maker").

                               W I T N E S S E T H

      WHEREAS, Payee is the owner and holder of those certain notes in the principal amount of $11,600,000 securing those mortgages more particularly described on Exhibit A annexed hereto (the "Notes"); and

      WHEREAS, Payee and Maker wish to amend, restate, replace and modify the Notes in their entirety in the manner hereinafter set forth.

      NOW, THEREFORE, in consideration of $1.00 and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

      A. Maker shall pay the indebtedness evidenced by the Notes and all interest thereon at the rate of interest and on the terms provided for below, which terms shall constitute a renewal, extension, modification and restatement of the terms of the Notes, all of which terms are superseded by, and subsumed within the terms provided for as follows:

                                  MORTGAGE NOTE

$11,600,000                                                   New York, New York
                                                               January  __, 1997

      FOR VALUE RECEIVED, ROBERT MARTIN COMPANY LLC, a New York limited liability company, having an address at 100 Clearbrook Road, Elmsford, New York 10523 (hereinafter called "Maker"), promises to pay CALI REALTY, L.P., together with any future holder of this Note and their successors and assigns (hereinafter called "Payee"), or order, at c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of ELEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($11,600,000) in lawful money of the United States of America, together with interest on the principal balance outstanding from time to time, as hereinafter provided.

      1. Defined Terms. The following terms as used in this Note shall have the following meanings:

            (a) The term "Guaranty" shall mean that certain Guaranty of even date herewith from Brad W. Berger, Timothy M. Jones, Martin S. Berger and Robert
F. Weinberg (collectively, the "Guarantors"), for the benefit of Payee.

            (b) The term "Loan Documents" shall mean the Mortgage and the Other Security Documents.

            (c) The term "Mortgage" shall mean that certain Mortgage Modification Agreement of even date herewith given by Maker to Payee as security for this Note encumbering certain property located in Westchester County, New York, as more particularly described therein (the "Mortgaged Property"), as the same may hereafter be spread, released, extended, modified or amended from time to time.

            (d) The term "Other Security Documents" shall mean all and any of the documents other than this Note or the Mortgage, now or hereafter executed by Maker or others, and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note.

                  (e) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time outstanding.

      2. Monthly Payments. Interest only on the outstanding Principal Balance shall be payable monthly beginning March 1,1997 and continuing on the corresponding day of each subsequent month until February 1, 2000 (hereinafter referred to as the "Maturity Date"), on which date the entire unpaid Principal Balance and interest shall be due and payable in full.

      3. Interest Rate. (a) The following terms as used in this Note shall have the following meaning:

            (i) The term "Interest Period" shall mean each period commencing on the date hereof or the day following the last day of the preceding Interest Period and ending on the numerically corresponding day (if there is no corresponding day, the last day) in the calendar month that is one month thereafter; provided, however, that if any such corresponding day of a calendar month shall not be a Business Day (as hereinafter defined), the Interest Period to which the same pertains shall be extended to the next succeeding Business Day, and further provided that the last Interest Period during the term of this Note shall end on the Maturity Date unless the Maturity Date is not a Business Day, in which event such last Interest Period shall end on the Business Day immediately preceding the Maturity Date.

            (ii) The "LIBOR Rate" applicable to a particular Interest Period shall mean a rate per annum equal to four hundred and fifty (450) basis points plus the Base LIBOR Rate applicable to such Interest Period. The "Base LIBOR Rate" applicable to a particular Interest

Period shall mean (a) the rate per annum (rounded upward, if necessary, to the nearest one eighth (1/8th) of one percent) for one-month U.S. Dollar deposits appearing on Telerate Page 3750 (or such display substituted therefor as is then customarily used to quote the London interbank offering rate as determined by Payee in its reasonable discretion) as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date (as hereinafter defined) for such Interest Period, or (b) if on the Interest Rate Determination Date for such Interest Period no such rate appears on Telerate Page 3750 (or such display substituted therefor as is then customarily used to quote the London interbank offering as determined by Payee in its reasonable discretion), a rate determined by Payee as the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 a.m., London Time, on such Interest Rate Determination Date by at least two major banks, as reasonably selected by Payee, in the London interbank market, to prime banks in the London interbank market for one-month U.S. Dollar deposits commencing on the first day of such Interest Period and in a principal amount equal to an amount that is representative for a single transaction in such market at such time, it being understood that Payee will request the principal London office of each of such major banks to provide a quotation of its respective rate in accordance with the foregoing, and if at least two such quotations are provided, the Base LIBOR Rate for such Interest Period will be the arithmetic mean of such quotations, and if fewer than two quotations are provided as requested, the Base LIBOR Rate for such Interest Period will be the arithmetic mean of the rates quoted by money center banks in New York City as shall be selected by Payee, as of approximately 11:00 a.m., New York City time, on the Interest Rate Determination Date for loans in U.S. dollars to leading European banks with a one-month maturity commencing on the first day of such Interest Period in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The "Interest Rate Determination Date" for a particular Interest Period shall mean a date that is three (3) Business Days prior to the commencement of such Interest Period. The term "Telerate 3750" means the display as designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Down Jones Telerate Service). Any Base LIBOR Rate determined on the base of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service. Each determination of the LIBOR Rate and the Base LIBOR Rate applicable to a particular Interest Period shall be made by Payee and shall be conclusive and binding upon Maker absent manifest error. Interest at the applicable LIBOR Rate from time to time shall be calculated for the actual number of days elapsed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months.

            (iii) The "Roll Over Date" applicable to a particular Interest Period shall mean the last day of such Interest Period.

            (iv) The term "Business Day" shall mean any day on which commercial banks in the City of London, England are open for dealings in U.S. dollar deposits in the London Interbank Market.

      (b) From and including the date hereof to, but not including, the last day of the last Interest Period during the term of this Note the entire Principal Balance, shall except as specifically provided to the contrary in this Section 3, bear interest at the applicable LIBOR Rate in effect from time to time. If the last Interest Period during the term of this Note shall be a period of less than one month, then for such period the entire Principal Balance shall at the election of Payee either bear interest at the Floating Rate (as defined below) or at a one-month LIBOR Rate determined in accordance with the provisions of paragraph a(ii), it being agreed that the one-month LIBOR Rate applicable to such last Interest Period shall be determined as if such last Interest Period was for a period of one month.

      (c) Except as otherwise specifically provided to the contrary in paragraph
(b) of this Section with respect to the last Interest Period during the term of this Note, Payee shall, as soon as practicable after 10:00 a.m., New York City time, on each Interest Rate Determination Date, determine the LIBOR Rate which will be in effect during the next Interest Period and inform Maker of the LIBOR Rate so determined and the amount of the payment to be made to Payee (which determination shall be conclusive and binding upon Maker absent manifest error). Except as otherwise specifically provided to the contrary in paragraph (b) of this Section with respect to the last Interest Period during the term of this Note, the entire Principal Balance shall bear interest at the LIBOR Rate so determined from and including the first day of such particular Interest Period to, but not including, the last day of such particular Interest Period. In the event, and on each occasion, that on the Interest Rate Determination Date pertaining to a particular Interest Period, Payee shall have determined in good faith (which determination shall be conclusive and binding upon Maker) that U.S. Dollar deposits in an amount approximately equal to the Principal Balance are not generally available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular Interest Period, Payee shall so notify Maker (by telecopy or by telephone confirmed in writing) and the interest rate applicable to the entire Principal Balance shall automatically convert to the Floating Rate (hereinafter defined) as of the next occurring Roll Over Date, it being agreed that the Floating Rate shall remain in effect with respect to the entire Principal Balance for each Interest Period occurring thereafter unless and until Payee shall have determined in good faith (which determination shall be conclusive and binding upon Maker) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to the Principal Balance shall be converted back to a LIBOR Rate determined in the manner hereinabove set forth in this Note effective as of the first day of the first Interest Period which commences ten (10) Business Days or more after such good faith determination by Payee. If on any date Payee shall have in good faith determined that the making, maintaining or continuation of loans bearing interest at a spread over the Base LIBOR Rate (i) has become unlawful as a result of compliance by Payee in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even through the failure to comply therewith would not be unlawful) or (ii) would cause Payee material hardship, as a result of contingencies occurring after the date of this Note which materially and adversely affect the London Interbank Market, then, upon notice by Payee to Maker (by telecopy or by telephone confirmed in writing) the entire Principal Balance shall be automatically converted to the Floating Rate, it being agreed that any notice given by Payee to Maker pursuant to this sentence shall, if lawful, be effective on the last day of the then existing Interest Period, or if not lawful, shall be effective immediately upon being given by Payee to Maker, and that the Floating Rate shall remain in effect with respect to the entire Principal Balance for each Interest Period or portion thereof occurring thereafter unless and until Payee shall have determined in good faith (which determination shall be conclusive and binding upon Maker) that the aforesaid circumstances no longer exist, whereupon, the interest rate applicable to the Principal Balance shall be converted to a LIBOR Rate determined in the manner hereinabove set forth in this Note effective as of the first day of the first Interest Period which commences ten (10) Business Days or more after such good faith determination by Payee.

      (d) Maker recognizes that the cost to Payee of making or maintaining a LIBOR Rate with respect to the Principal Balance or any portion thereof may fluctuate and Maker agrees to pay Payee within ten (10) days after demand by Payee an additional amount or amounts as Payee shall reasonably determine will compensate Payee for actual costs incurred by Payee in maintaining a LIBOR Rate on the Principal Balance or any portion thereof as a result of any change, after the date of this Note, in applicable law, rule or regulation or in the interpretation or administration hereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Payee, of the Principal Balance or interest on the Principal Balance or any portion thereof at LIBOR Rate or any other fees or amounts payable under this Note, or Other Security Documents, other than taxes imposed on all or any portion of the overall net income of Payee, by the State of New York or the Federal government or by any political subdivision or taxing authority of the State of New York or the Federal government or any such state or country, or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Payee or imposing on Payee, or on the London Interbank Market any other condition affecting this Note, or Other Security Documents or the portion of the Principal Balance bearing interest at a LIBOR Rate so as to increase the cost to Payee of Making or maintaining a LIBOR Rate with respect to the Principal Balance or any portion thereof or to reduce the amount of any sum received or receivable by Payee under this Note or Other Security Documents (whether of principal, interest or otherwise), by an amount deemed by Payee in good faith to be material, but without duplication for payments required under subparagraph (i) above.

Any amount or amounts payable by Maker to Payee pursuant to subparagraph (i) or
(ii) above shall be paid by Maker to Payee within ten (10) days of receipt by Maker from Payee of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Maker absent manifest error. Failure on the part of Payee to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of Payee's rights to demand compensation for any increased costs incurred during any such Interest Period or in any other subsequent Interest Period.

      (e) The term "Floating Rate" shall mean a rate per annum equal to the Prime Rate. The term "Prime Rate" shall mean such rate of interest as is publicly announced by The Chase Manhattan Bank at its principal office from time to time as its prime rate. Any change in the Prime Rate shall be effective on the date such change is announced by The Chase Manhattan Bank. Any change in the Floating Rate as a result of a change in the Prime Rate shall be effective on the effective date of any such change in the Prime Rate. The Floating Rate and the components thereof shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Each determination of the Floating Rate shall be made by Payee and shall be conclusive and binding upon Maker absent manifest error.

      4. Application of Payments. In the absence of any default or Event of Default under this Note or any of the other Loan Documents, all payments shall be applied first to the payment of interest, then to costs and expenses of collection incurred as a result of any default or Event of Default under this Note or any of the other Loan Documents, if any, then to late charges, if any, and then to the reduction of principal. So long as any default or Event of Default exists, payments may be applied in such manner as Payee may elect in Payee's sole discretion.

      5. Right of Prepayment. (a) Maker shall not have the right to prepay the Principal Balance of this Note, in whole or in part, except as expressly set forth herein. Maker shall be entitled to prepay the entire (but not less than the entire) Principal Balance of this Note on not less than fifteen (15) days' prior written notice to Payee, provided that any prepayment of the Principal Balance shall be accompanied by (i) the amount of accrued and unpaid interest computed at the interest rate in effect at the time of prepayment on the amount prepaid, (ii) all of the amounts then due and payable under any of the Loan Documents and (iii) an amount (the "Prepayment Premium") equal to the Principal Balance multiplied by 1.5%, which is further multiplied by the number of days from the date of prepayment to the Maturity Date divided by 360. Notwithstanding the foregoing, no Prepayment Premium shall be required in the event of a casualty or a condemnation. However, a Prepayment Premium shall be due and payable upon a conveyance of either of the Mortgaged Property to Payee or its designee pursuant to that certain Put-Call Agreement between Maker and Payee dated on or about the date hereof.

      (b) Maker specifically acknowledges and agrees that if all or any part of the Principal Balance shall be paid prior to the Maturity Date for any reason whatsoever, whether such payment is voluntary or involuntary and whether or not such payment arises by virtue of (i) the exercise by Maker of the prepayment privilege expressly set forth in this Note, or (ii) a default by Maker hereunder or under the Mortgage or any other Loan Document or a default arising from the failure for any reason of Maker to pay the Principal Balance of this Note after giving Payee written notice of its intention to make such prepayment, then such payment shall include an amount equal to the Prepayment Premium.

      (c) MAKER HEREBY FURTHER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) THE PREPAYMENT PREMIUM IS REASONABLE IN AMOUNT, (ii) THE PREPAYMENT PREMIUM SHALL BE PAID WITHOUT PREJUDICE TO THE RIGHT OF PAYEE TO COLLECT ANY OTHER AMOUNTS PROVIDED TO BE PAID HEREUNDER OR UNDER THE MORTGAGE OR ANY OTHER LOAN DOCUMENT,
(iii) ANY TENDER OF PAYMENT BEFORE THE MATURITY DATE FOR ANY REASON WHATSOEVER OF ALL OR ANY PART OF THE PRINCIPAL BALANCE SHALL INCLUDE THE PREPAYMENT PREMIUM, (iv) PAYEE SHALL BE ENTITLED TO BID ALL OR A PORTION OF THE PREPAYMENT PREMIUM AT ANY FORECLOSURE SALE UNDER THE MORTGAGE, (v) IF AN EVENT OF DEFAULT OCCURS HEREUNDER OR UNDER THE MORTGAGE OR ANY OTHER LOAN DOCUMENT, PAYEE SHALL BE ENTITLED TO DAMAGES FOR THE DETRIMENT CAUSED THEREBY, BUT THAT IT IS

EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF SUCH DAMAGES AND THAT THE PREPAYMENT PREMIUM IS A REASONABLE ESTIMATE OF SUCH DAMAGE, AND (vi) NOTHING CONTAINED HEREIN OR IN THE MORTGAGE SHALL BE DEEMED TO MEAN THAT MAKER HAS ANY RIGHT TO PAY ALL OR ANY PART OF THE PRINCIPAL BALANCE PRIOR TO THE MATURITY DATE.

            MAKER HEREBY ACKNOWLEDGES AND AGREES THAT PAYEE WOULD NOT LEND TO MAKER THE LOAN EVIDENCED BY THIS NOTE WITHOUT MAKER'S AGREEMENT, AS SET FORTH ABOVE IN THIS SECTION 5, TO PAY PAYEE A PREPAYMENT PREMIUM HEREUNDER, UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL BALANCE FOLLOWING THE ACCELERATION OF THE MATURITY DATE HEREOF BY REASON OF A DEFAULT HEREUNDER.

      6. Security. This Note is secured by the Mortgage and the Other Security Documents. Any default under this Note shall constitute a default under the Loan Documents, and any Event of Default under any of the Loan Documents shall constitute an Event of Default under this Note. Upon the occurrence of any such Event of Default, the entire unpaid Principal Balance, accrued interest and other sums owing under this Note shall, at the option of Payee and subject to any grace period provided for in the Mortgage, become at once due and payable in full, without notice or demand, and Payee shall have the option to foreclose or to require the foreclosure of any or all liens surviving the payment thereof and/or to exercise any other rights and remedies available to Payee hereunder or under any of the other Loan Documents, at law or in equity. The Principal Balance, interest and other sums due upon the maturity of this Note, by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the lower of (a) fifteen (15 %) percent and (b) the maximum interest rate which Maker may by law pay, for the period after notice from Payee that such costs or expenses were incurred to the date of payment to Payee ("Default Rate"). All such costs and expenses incurred by Payee pursuant to the terms of this Note, with interest, shall be secured by this Note.

      7. Acceleration. Immediately upon or any time after the occurrence of an Event of Default hereunder or under any of the other Loan Documents, Payee, in its sole discretion may, without notice and demand, declare the Note to be immediately due and payable in full.

      8. Waiver. Maker and all parties now or hereafter liable for payment of this Note, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety or otherwise, hereby severally (i) waive presentment for payment, demand, protest, notice of protest, notice of dishonor and all other notices and demands whatsoever, other than any notice which may be required pursuant to this Note and the Mortgage, (ii) consent to impairment or release of collateral, extensions of time for payment, and acceptance of late or partial payments before, at or after maturity, (iii) agree that Payee's acceptance of one or more partial payments after acceleration of the maturity of this Note will not constitute a waiver of such acceleration, regardless of any contrary notice or statement of condition which may accompany any such partial payment, (iv) waive any right to require Payee to proceed against any security for this Note before proceeding hereunder, (v) agree to pay on demand a late charge of five (5%) percent of any payment other than principal repayments which is not paid within ten (10) days after the date due, and (vi) agree to pay all reasonable third party out-of-pocket costs and expenses, including reasonable attorney fees, which may be incurred by Payee in collecting this Note or in enforcing and realizing upon any security for this Note.

      9. Remedies Cumulative; Waiver. The remedies of Payee provided herein or in any of the other Loan Documents shall be cumulative and concurrent, may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Acceptance by Payee of any payment after the due date thereof shall not be deemed to be a waiver of any default with respect to such payment or an extension of the due date of any such payment or the due date of any other payment. Furthermore, acceptance by Payee of any payment in any amount less than the amount then due hereunder or under the other Loan Documents shall be an acceptance on account only and shall not in any way affect the existence of a default hereunder or under the other Loan Documents.

      10. Usury. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

      If Maker consists of more that one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

      11. Applicable Law. The terms of this Note shall be governed and construed under the laws of the State of New York.

      12. Amendment. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

      13. Validity of Obligations. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Maker.

      14. Headings and General Application. The section entitlements hereof are for convenience of reference only and shall in no way affect, modify, or define, or be used in construing the text of such section. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee," "Guarantors," and "Maker" shall include their respective successors and assigns.

      15. Counting of Days. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized within the state in which the Mortgaged Property is located, the period shall be deemed to end on the next succeeding business day.

      16. Jurisdiction. Maker hereby consents to the personal jurisdiction of the state and federal courts of the State of New York.

      17. Maker's Exculpation. Notwithstanding any other provision of this Note, the Mortgage or any other Loan Document, the obligation of Maker to pay the indebtedness evidenced by this Note, and to perform and observe and make good the other covenants, warranties, and agreements contained in this Note, the Mortgage or in any Loan Document shall not be enforced by any action or proceeding against Maker or its members wherein or whereby any deficiency or other money judgment shall be sought against Maker or its members (a "Deficiency Action"), and neither Maker nor its members shall be liable for such deficiency or money judgment and Mortgagee specifically waives any right to bring suit for a Deficiency Action; provided that Maker may be made a party defendant in a foreclosure action against the Mortgaged Property and any judgment in such foreclosure action shall be enforceable against Maker, and provided further that nothing contained above shall be deemed (i) to limit or restrict any right to seek injunctive relief against Maker or affect the lien of the Mortgage, (ii) to be a release or impairment of the other obligations of Maker under this Note,
(iii) to limit Payee from enforcing its rights under this Note, the Mortgage or any Loan Document, (iv) to constitute a waiver, release or discharge of any indebtedness or obligation under this Note or secured by the Mortgage or (v) to affect the personal liability of Guarantors under the Guaranty. Notwithstanding any limitation of liability set forth above, Maker shall be personally liable to Payee for actual out-of-pocket expenses at all times for (i) the willful misapplication of (a) any insurance proceeds paid under any insurance policies by reason of damage, loss, or destruction to the Mortgaged Property, to the extent of such misapplication or (b) proceeds or awards resulting from condemnation or other taking in lieu of condemnation of any portion of the Mortgaged Property to the extent of such misapplication, (ii) any damages to Payee resulting form any fraud or intentional misrepresentation made by Maker and (iii) any damage resulting from or on account of any action or lien on account of any environmental matters to the extent Borrower is liable for same as more particularly set forth in the Mortgage.

      18. Assignment. This Note may not be assigned or transferred by Payee.

B. As hereby restated and amended, the Notes are hereby ratified and confirmed by Maker in all respects and Maker hereby represents and warrants to Payee that the Notes, as restated and amended hereby, continue in full force and effect, and that there exist no offsets, counterclaims or defenses under the Notes, as restated and amended hereby, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under the Notes.

C. The execution and delivery of this Agreement shall not extinguish the indebtedness evidenced by the Notes nor impair the lien of the mortgages securing the Notes, and no part thereof shall be discharged, disturbed, canceled or impaired by the execution and delivery of this Agreement. This Agreement (a) fully amends, and restates the indebtedness evidenced by the Notes and (b) secures no new indebtedness beyond the principal indebtedness evidenced by the Notes.

D. This Agreement shall in no event be deemed to constitute a novation, waiver, release, discharge or other extinguishment of the indebtedness evidenced by the Notes. If for any reason this Agreement shall be held to be invalid, illegal or unenforceable, the principal amount of the Notes, together with interest thereon, shall become due and payable in accordance with the provisions of the Notes, without regard to this Agreement.

F. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

G. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto.

                                        CALI REALTY, L.P.
                                        By: Cali Realty Corporation,
                                                 its general partner

                                        By:________________________________
                                           Name:
                                           Title:



                                        ROBERT MARTIN COMPANY, LLC

                                        By:________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

      On this __ day of January, 1997, before me personally came ________________ to me known, who, being duly sworn, did depose and state that he resides at _______________; that he is the ________________ of Cali Realty Corporation, the general partner of Cali Realty, L.P., the Delaware limited partnership described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation, as general partner of said limited partnership.

                                        _______________________
                                        Notary Public


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

      On this __ day of January, 1997, before me personally came ________________ to me known, who, being duly sworn, did depose and state that he resides at _______________; that he is a Manager of Robert Martin, LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto as the act and deed of, and on behalf of said company.

                                        _______________________
                                        Notary Public

                                    EXHIBIT A

                                     (Notes)

================================================================================





                          ROBERT MARTIN COMPANY, LLC, a
                       New York limited liability company

                                                        Mortgagor,

                                      -TO-

                              CALI REALTY, L.P., a
                          Delaware limited partnership

                                                        Mortgagee.

              ----------------------------------------------------

                  MORTGAGE MODIFICATION AND SPREADER AGREEMENT

              ----------------------------------------------------

                     Dated:  As of  January __, 1997

                     Location: 200 Corporate Boulevard South, Yonkers, New York 7 Skyline Drive, Mt. Pleasant, New York

                     RECORD AND RETURN TO:

                     Pryor, Cashman, Sherman & Flynn
                     410 Park Avenue
                     New York, New York  10022

                     Attention:  Andrew S. Levine, Esq.





================================================================================

      THIS MORTGAGE MODIFICATION AND SPREADER AGREEMENT (hereinafter referred to as "Agreement") made the _____ day of January, 1997, between Robert Martin Company, LLC, a New York limited liability company, having its principal place of business at 100 Clearbrook Road, Elmsford, New York 10523 (hereinafter referred to as "Mortgagor"), and Cali Realty, L.P., a Delaware limited partnership, having its principal place of business c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter referred to as "Mortgagee").

                              W I T N E S S E T H :

            WHEREAS, Mortgagor is the fee owner of the real property and improvements described in EXHIBIT A-1 and EXHIBIT A-2 attached hereto (hereinafter collectively referred to as the "Premises"); and

            WHEREAS, Mortgagor, Robert Martin-Eastview North Company, L.P. ("RME") and The Prudential Insurance Company of America ("Prudential") entered into that certain Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement dated as of August 24, 1995 (the "Original Mortgage") pursuant to which the mortgages set forth on Exhibit B attached hereto were consolidated into a single lien; and

            WHEREAS, pursuant to that certain Certificate of Reduction by Prudential, dated as of the date hereof, which is intended to be recorded in the Westchester County Clerk's Office (the "Office") prior to the recording of this Agreement, the amount of the Original Mortgage was reduced to $11,600,000; and

            WHEREAS, pursuant to that certain Assignment of Mortgage (the "Assignment") by Prudential to Mortgagee, dated as of the date hereof, which is intended to be recorded in the Office prior to the recording of this Agreement, the Original Mortgage was assigned to Mortgagee; and

            WHEREAS, as consideration for Mortgagee's acceptance of the Assignment, Mortgagor has agreed to spread the lien of such Original Mortgage over those portions of the Mortgaged Property (as hereinafter defined) not already covered by the Original Mortgage; and

            WHEREAS, there is now owing on the notes secured by the Original Mortgage (the "Notes") and the Original Mortgage the unpaid principal sum of $11,600,000 together with interest (said principal sum, interest and all other sums which may or shall become due under the Note, and/or the Original Mortgage, as spread, coordinated, modified, amended and restated pursuant to the provisions hereof, being hereinafter collectively referred to as the "Debt").

            NOW, THEREFORE, in consideration of the mutual agreements herein expressed and other valuable consideration, the receipt of which is hereby acknowledged, Mortgagor and Mortgagee covenant and agree as follows:

            The lien of the Original Mortgage is hereby spread by this Agreement over the Premises described on Exhibit A-2, such that the lien evidenced by this Agreement includes the Premises described in Exhibit A-1 and Exhibit A-2 and which Premises includes all right, title and estate of Mortgagor, now owned, or hereafter acquired, in and to the following property, rights, interests and estates (such property, rights, and interests being hereinbefore and hereinafter collectively referred to as the "Mortgaged Property"):

      (a) the Premises;

      (b) all the estate, right, title, claim or demand of any nature whatsoever of Mortgagor, either in law or in equity, in possession or expectancy, in and to the Mortgaged Property or any part thereof;

      (c) all buildings and improvements now or hereafter located on the Premises (hereinafter referred to as the "Improvements");

      (d) all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property including, without limitation, all air rights and transfer developments rights and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof;

      (e) all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property, or appurtenances thereto, and usable in connection with the present or future operation and occupancy of the Mortgaged Property, all general intangibles including abstracts of title, surveys, engineering drawings, permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Mortgaged Property, and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property (hereinafter collectively referred to as the "Equipment"), and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of the State in which the Premises are located), superior in lien to the lien of this Mortgage;

      (f) subject to the terms of this Mortgage, all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Mortgaged Property;

      (g) all leases, contracts, subleases and other agreements affecting the use or occupancy of the Mortgaged Property now or hereafter entered into (hereinafter referred to as the "Leases") and the right to receive and apply the income, rents, royalties, revenues, issues and profits (other than income, rents, issues, and profits received from the operation of parking areas and parking structures now or hereafter located on the Premises) and the security deposits (to the extent permitted by law) of the Mortgaged Property as such sums become due (hereinafter referred to as the "Rents") to the payment of the Debt;

      (h) subject to the terms of this Mortgage, all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property; and

      (i) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property.

            TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the proper use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever.

      PROVIDED, ALWAYS, and these presents are upon this express condition, if Mortgagor shall well and truly pay to Mortgagee the Debt in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, then these presents and the estate hereby granted shall cease, determine and be void.

      AND Mortgagor covenants with and represents and warrants to Mortgagee as follows:

      1. Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided for its payment in the Note and in this Mortgage.

      2. Warranty of Title. Mortgagor warrants the title to the Premises and the Improvements subject to the state of title as set forth on the policy of title insurance issued by First American Title Insurance Company insuring the first lien of this Mortgage on the Mortgaged Property.

      3. Insurance. Mortgagor (i) will keep the Improvements and the Equipment insured against loss or damage by fire, standard extended coverage perils and such other hazards as Mortgagee shall from time to time reasonably require in amounts approved by Mortgagee, which amounts shall in no event be less than 100% of the full insurable value of the Improvements and the Equipment and shall be sufficient to meet all applicable co-insurance requirement, and (ii) will maintain rental and business interruption insurance and such other forms of insurance coverage with respect to the Mortgaged Property as Mortgagee shall from time to time reasonably require, as determined by buildings of a similar nature in the vicinity of the Mortgaged Property, in amounts approved by Mortgagee not to exceed twelve (12) months. All policies of insurance (hereinafter referred to as the "Policies") shall be issued by an insurer lawfully doing business in New York and acceptable to Mortgagee and shall contain the standard New York mortgagee non-contribution clause endorsement or an equivalent endorsement reasonably satisfactory to Mortgagee naming Mortgagee as the person to which all payments made by such insurance company shall be paid, a waiver of subrogation endorsement (if available) benefiting Mortgagee and shall contain a provision requiring each such insurance company to notify Mortgagee prior to cancelling or terminating the Policies. Mortgagor shall pay or cause to be paid the premiums for the Policies as the same become due and payable. At the request of Mortgagee, Mortgagor will assign and deliver the Policies to Mortgagee. Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee a renewal policy or policies or certificates thereof marked "premium paid" or accompanied by other evidence of payment of premium reasonably satisfactory to Mortgagee. If at any time Mortgagee is not in receipt of written evidence that all insurance required hereunder is in force and effect, Mortgagee shall have the right after prior notice to Mortgagor and a fifteen (15) business day cure period (except where Mortgagee reasonably believes its interest in the Mortgaged Property is threatened, in which case no notice shall be required) to take such action as Mortgagee deems reasonably necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of the insurance set forth above, and all reasonable third party out-of pocket expenses incurred by Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Mortgagor to Mortgagee within ten (10) business days of demand. If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee. If Mortgagor decides to restore the improvements, Mortgagee shall make the net amount of all insurance proceeds received by Mortgagee pursuant to the provisions of the Mortgage as a result of such damage or destruction after deduction of its reasonable third party out-of-pocket costs and expenses, if any, in collecting the same (hereinafter referred to as the "Net Proceeds") available for the repair and restoration of the Improvements and the Equipment, provided that (i) no default beyond the expiration of applicable grace or cure periods, if any, shall exist under the Note or this Mortgage; (ii) Mortgagor shall proceed with the repair and restoration of the Improvements and the Equipment as nearly as possible to a condition (with respect to both use and value) equal to or better than the condition the Improvements and Equipment were in immediately prior to such fire or other casualty promptly after the insurance claims are settled; and
(iii) Mortgagee shall be satisfied that upon completion of the repair and restoration the gross cash flow and the net cash flow of the Mortgaged Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Mortgaged Property, including, without limitation, debt service on the Note. Upon satisfaction of the provisions of the preceding sentence of this paragraph or, provided, in Mortgagee's reasonable judgment, Mortgagor will be able to satisfy such provisions, the Net Proceeds will be disbursed by Mortgagee to Mortgagor to pay for the costs of repair and restoration of the Improvements and the Equipment. The Net Proceeds shall be held by Mortgagee in escrow in an interest bearing special account until expended in connection with the repair and restoration of the Improvements and the Equipment, it being agreed that any Net Proceeds (including interest earned thereon) so held by Mortgagee shall constitute additional security for the payment of the Debt. The Net Proceeds shall be paid by Mortgagee to, or as directed by, Mortgagor from time to time during the course of the repair and restoration, upon receipt of evidence reasonably satisfactory to Mortgagee that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested payment) in connection with the repair and restoration have been paid for in full (or will be paid for out of the requested payment), (ii) there exists no notices of intention, mechanics or other liens and encumbrances on the Mortgaged Property arising out of the repair and restoration, and (iii) the balance of the Net Proceeds plus the balance of any deficiency deposits made by Mortgagor pursuant to the provisions of this paragraph hereinafter set forth shall be sufficient to pay in full the balance of the cost of the repair and restoration. The repair and restoration shall be done and completed by Mortgagor in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations, and all plans and specifications required in connection with the repair and restoration shall be subject to review and approval in all respects by an independent inspecting engineer selected by Mortgagee (hereinafter referred to as the "Inspecting Engineer"). All reasonable third party out-of-pocket costs and expenses incurred by Mortgagee in connection with making the Net Proceeds available for the repair and restoration, including, without limitation, appraisal fees, counsel fees and the Inspecting Engineer's fees incurred by Mortgagee, shall be paid by Mortgagor. In no event shall Mortgagee be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred for work in place as part of the repair and restoration, as certified by the Inspecting Engineer, minus a retainage equal to 10% of the costs actually incurred in connection with the making of such repair and restoration until such time as 50% of such repair and restoration are certified to have been satisfactorily completed by the Inspecting Engineer after which there will be no further retainage (hereinafter referred to as the "Retainage"). Mortgagee shall not be obligated to make disbursements of the Net Proceeds more than once every thirty (30) days. The Retainage shall not be released until the Inspecting Engineer certifies that the repair and restoration have been completed in accordance with the provisions of this paragraph, and Mortgagee receives evidence reasonably satisfactory to Mortgagee that the costs of the repair and restoration have been completed in accordance with the provisions of this paragraph, and Mortgagee receives evidence reasonably satisfactory to Mortgagee that the costs of the repair and restoration have been paid in full or will be paid in full out of the Retainage. Notwithstanding anything to the contrary contained in this paragraph, if the Net Proceeds shall be less than $100,000 and if the costs of making the repair and restoration shall be less than $150,000, the Net Proceeds will be disbursed by Mortgagee to Mortgagor upon receipt, provided that no default beyond the expiration of any applicable grace or cure period has occurred and is continuing under the Note or this Mortgage and Mortgagor delivers to Mortgagee a written undertaking to expeditiously commence and to satisfactorily complete with due diligence such repair and restoration or to cause the same to so occur. The excess, if any, of the Net Proceeds after the repair and restoration of the Improvements as nearly as possibly to a condition equal to or better than their former condition and the payment in full of all costs incurred in connection therewith shall be remitted by Mortgagee to Mortgagor provided Mortgagor is not in default beyond the expiration of any applicable grace or cure period under the terms of the Note or this Mortgage. If at any time the Net Proceeds, or the undisbursed balance thereof, shall not, in the opinion of Mortgagee, be sufficient to pay in full the balance of the costs which will be incurred in connection with the completion of the repair and restoration, Mortgagor shall deposit the deficiency with Mortgagee before any further disbursement of the Net Proceeds shall be made, which deficiency deposit shall be held in an interest bearing special account and shall be disbursed for costs actually incurred in connection with the repair and restoration, on the same conditions applicable to the Net Proceeds. Any such deficiency deposit until disbursed pursuant to this paragraph shall constitute additional security for the payment of the Debt. The balance, if any, of any such deficiency deposit remaining after the Inspecting Engineer certifies that the repair and restoration have been completed in accordance with the provisions of this paragraph and the receipt by Mortgagee of evidence reasonably satisfactory to Mortgagee that all costs incurred in connection with the repair and restoration have been paid in full or will be paid in full upon release of such deposit, shall be returned by Mortgagee to Mortgagor. All costs of the repair and restoration in excess of the Net Proceeds shall be paid for by Mortgagor. All insurance proceeds received by Mortgagee and not required to be disbursed for the repair and restoration shall be remitted to Mortgagor pursuant to the provisions of this paragraph hereinabove set forth may be retained and applied by Mortgagee toward the payment of the Debt whether then due and payable in such priority and proportions as Mortgagee in its discretion shall deem proper or, at the discretion of Mortgagee, the same may be paid, either in whole or in part, to Mortgagor for such purposes as Mortgagee shall designate. If Mortgagee shall receive and retain such insurance proceeds, the lien of this Mortgage shall be reduced only by the amount thereof received and retained by Mortgagee and actually applied by Mortgagee in reduction of the Debt.

      4. Payment of Taxes, etc. Mortgagor shall pay or cause to be paid all taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed against the Mortgaged Property by any local, county or state governmental entity having jurisdiction over the Mortgaged Property (hereinafter referred to as the "Taxes") prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof. Mortgagor shall deliver to Mortgagee, upon request, receipted bills, cancelled checks and other evidence reasonably satisfactory to Mortgagee evidencing the payment of the Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof.

      5. Contestment of Taxes. After prior notice to Mortgagee, in the case of any material item, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) Mortgagor shall pay the Taxes "under protest" or otherwise in accordance with the provisions of New York State law; (ii) no default beyond the expiration of applicable grace or cure periods, if any, exists under the Note or this Mortgage; (iii) Mortgagor is permitted to do so under the provisions of any mortgage superior in lien to the Mortgage, if any;
(iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor or the Mortgaged Property is subject and shall not constitute a default thereunder; and (v) neither the Mortgaged Property nor any part thereof or interest therein will in the opinion of the Mortgagee be in danger of being sold, forfeited, terminated, cancelled or lost.

      6. Escrow Fund. Mortgagor will, at the option of Mortgagee, pay to Mortgagee, on the first day of each calendar month one-twelfth of an amount (hereinafter referred to as the "Escrow Fund") which would be sufficient to pay the Taxes payable, or estimated by Mortgagee to be payable, during the ensuing twelve (12) months. Mortgagee will apply the Escrow Fund to the payment of Taxes which are required to be paid by Mortgagor pursuant to the provisions of this Mortgage. If the amount of the Escrow Fund shall exceed the amount of the Taxes payable by Mortgagor pursuant to the provisions of this Mortgage, Mortgagee shall, in its discretion, (a) return any excess to Mortgagor, or (b) credit such excess against future payments to be made to the

Escrow Fund. If the Escrow Fund is not sufficient to pay the Taxes, as the same become payable, Mortgagor shall pay to Mortgagee, upon request, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Escrow Fund shall be held by Mortgagee in a special interest bearing account and shall constitute additional security for the Debt. Notwithstanding the foregoing, Mortgagee shall not require payments by Mortgagor to the Escrow Fund unless and until a default shall have occurred and shall be continuing beyond the expiration of applicable grace or cure periods, if any, under the Note or this Mortgage.

      7. Condemnation. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise, Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and this Mortgage and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Mortgagee to the discharge of the Debt. Subject to the provisions of this paragraph hereinafter set forth, Mortgagee may apply the entire amount of any such award or payment to the discharge of the Debt whether or not then due and payable in such priority and proportions as Mortgagee in its discretion shall deem proper. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Debt, whichever is less. Mortgagor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise to collect and receipt for any such award or payment and to file and prosecute such claim or claims (provided that, as long as Mortgagor is, in Mortgagee's reasonable judgment, in good faith and with due diligence prosecuting its claim or claims, Mortgagor shall have the right to control any such proceeding and Mortgagee shall only have the right to participate in such proceeding), and although it is hereby expressly agreed that the same shall not be necessary in any event, Mortgagor shall, upon demand of Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever. If less than all the Mortgaged Property is taken, Mortgagee shall make the portion of the aggregate award or payment received by Mortgagee pursuant to the provisions of the Mortgage as a result of such taking which is specifically awarded for the repair and restoration of the portion of the Improvements not taken or, in the absence of any such specific award, is in the reasonable opinion of Mortgagee and the Inspecting Engineer necessary to pay for the costs which will be incurred in connection with the repair and restoration of the portion of the Improvements not taken after deduction of its reasonable third party out-of-pocket costs and expenses, if any, in collecting the same (hereinafter referred to as the "Net Restoration Award") available for the repair and restoration of the Improvements, provided that (i) no default beyond applicable grace and cure periods, if any, shall exist under the Note or this Mortgage; (ii) Mortgagor shall proceed with the repair and restoration of the Improvements to a condition equal to or better than the condition the Improvements were in immediately prior to such taking promptly after the award is settled; and (iii) Mortgagee shall be satisfied that upon completion of the repair and restoration the gross cash flow and the net cash flow of the Mortgaged Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Mortgaged Property, including, without limitation, debt service on the Note. Upon satisfaction of the provisions of the preceding sentence of this paragraph, the Net Restoration Award will be disbursed by Mortgagee to Mortgagor to pay for the costs of repair and restoration of the Improvements. The Net Restoration Award shall be held by Mortgagee in escrow until expended in connection with the repair and restoration of the Improvements in an interest bearing special account, and such Net Restoration Award together with all interest earned thereon shall constitute additional security for the payment of the Debt. The Net Restoration Award shall be paid by Mortgagee to, or as directed by, Mortgagor from time to time during the course of the repair and restoration, upon receipt of evidence satisfactory to Mortgagee that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested payment) in connection with the repair and restoration have been paid for in full; (ii) there exists no notices of intention, mechanics or other liens and encumbrances on the Mortgaged Property arising out of the repair and restoration; and (iii) the balance of the Net Restoration Award plus the balance of any deficiency deposits made by Mortgagor pursuant to the provisions of this paragraph hereinafter set forth shall be sufficient to pay in full the balance of the cost of the repair and restoration. The repair and restoration shall be done and completed by Mortgagor in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations, and all plans and specifications required in connection with the repair and restoration shall be subject to review and approval in all respects by the Inspecting Engineer. All reasonable third party out-of-pocket costs and expenses incurred by Mortgagee in connection with making the Net Restoration Award available for the repair and restoration, including, without limitation, appraisal fees, counsel fees and the Inspecting Engineer's fees incurred by Mortgagee, shall be paid by Mortgagor. In no event shall Mortgagee be obligated to make disbursements of the Net Restoration Award in excess of an amount equal to the costs actually incurred for work in place as part of the repair and restoration, as certified by the Inspecting Engineer, minus a retainage equal to 10% of the costs actually incurred in connection with the making of such repair and restoration until such time as 50% of such repair and restoration are certified to have been satisfactorily completed by the Inspecting Engineer after which there will be no further retainage (hereinafter referred to as the "Retainage"). Mortgagee shall not be obligated to make disbursements of the Net Restoration Award more than once every thirty (30) days. The Retainage shall not be released until the Inspecting Engineer certifies that the repair and restoration have been completed in accordance with the provisions of this paragraph, and Mortgagee receives evidence reasonably satisfactory to Mortgagee that the costs of the repair and restoration have been paid in full or will be paid in full out of the Retainage. Notwithstanding anything to the contrary contained in this paragraph, if the Net Restoration Award shall be less than $100,000 and if the costs of making the repair and restoration shall be less than $150,000, the Net Restoration Award will be disbursed by Mortgagee to Mortgagor upon receipt, provided that no default beyond the expiration of any applicable grace or cure periods under the Note or this Mortgage has occurred and is continuing and Mortgagor delivers a written undertaking to Mortgagee to expeditiously commence and to satisfactorily complete such repair and restoration. The excess, if any, of the Net Restoration Award after the repair and restoration of the Improvements as nearly as possible to their former condition and the payment in full of all costs incurred in connection therewith shall be applied by Mortgagee in reduction of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. If at any time the Net Restoration Award, or the undisbursed balance thereof, shall not, in the opinion of Mortgagee, be sufficient to pay in full the balance of the costs which will be incurred in connection with the completion of the repair and restoration, Mortgagor shall deposit the deficiency with Mortgagee before any further disbursement of the Net Restoration Award shall be made, which deficiency deposit shall be held in an interest bearing special account and shall be disbursed for costs actually incurred in connection with the repair and restoration on the same conditions applicable to the Net Restoration Award. Any such deficiency deposit until disbursed pursuant to this paragraph shall constitute additional security for the payment of the Debt. The balance, if any, of any such deficiency deposit remaining after the Inspecting Engineer certifies that the repair and restoration have been completed in accordance with the provisions of this paragraph and the receipt by Mortgagee of evidence reasonably satisfactory to Mortgagee that all costs incurred in connection with the repair and restoration have been paid in full, shall be returned by Mortgagee to Mortgagor. All costs of the repair and restoration in excess of the Net Restoration Award shall be paid for by Mortgagor.

      8. Lease and Rents. Mortgagor hereby grants to Mortgagee an absolute and present assignment (i) of all of the Leases in effect or hereinafter in effect, and (ii) to collect all Rents with respect to the Mortgaged Property, and Mortgagee hereby grants to Mortgagor a concurrent license to Mortgagor to manage and control the Mortgaged Property and collect the Rents therefrom and to retain, use and enjoy the same. The license created and granted hereby may be revoked by Mortgagee upon any default beyond the expiration of applicable grace or cure periods, if any, by Mortgagor under the terms of the Note or this Mortgage by giving notice of such revocation to Mortgagor. Following such notice Mortgagee may retain and apply the Rents toward payment of the Debt in such priority and proportions as Mortgagee, in its discretion, shall deem proper, or to the operation, maintenance and repair of the Mortgaged Property. Mortgagor shall not, without the consent of Mortgagee (which consent shall not be unreasonably withheld, conditioned or delayed), make, or suffer to be made, or modify any Leases which provide for a rental rate which is less than the fair market rate, or cancel any Leases which are in excess of 5,000 square feet, or accept prepayments of installments of the Rents for a period of more than one
(1) month in advance or further assign the whole or any part of the Rents. Mortgagor shall (a) fulfill or perform each and every material provision of the Leases on the part of Mortgagor to be fulfilled or performed, (b) promptly send copies of all notices of default which Mortgagor shall send or receive under the Leases to Mortgagee, and (c) enforce, short of termination of the Leases, the performance or observance of the provisions thereof by the tenants thereunder. In addition to the rights which Mortgagee may have herein, in the event of any default beyond the expiration of applicable grace or cure periods, if any, under this Mortgage, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor. Upon default in any such payment, Mortgagor will vacate and surrender possession of the Mortgaged Property to Mortgagee, or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise. Nothing contained in this paragraph shall be construed as imposing on Mortgagee any of the obligations of the lessor under the Leases.

      9. Maintenance of the Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in good condition and repair and will not commit or suffer to be committed any waste of the Mortgaged Property. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty (including any casualty for which insurance was not obtained) or which may be affected by any taking by any public or quasi-public authority through eminent domain or otherwise. If such casualty shall be covered by the Policies, Mortgagor's obligation to repair, replace or rebuild such portion of the Mortgaged Property shall be contingent upon Mortgagee paying Mortgagor the proceeds of the Policies, or such portion thereof as shall be sufficient to complete such repair, replacement or rebuilding, whichever is less. Mortgagor will not, without obtaining the prior consent of Mortgagee (which consent shall not be unreasonably withheld, conditioned or delayed), initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. Mortgagor shall promptly comply with or cause compliance with all existing and future governmental laws, orders, ordinances, rules and regulations affecting the Mortgaged Property, or the use thereof (including, without limitation, all environmental, petroleum products and hazardous waste laws, orders, ordinances, rules and regulations including those relating to the presence of asbestos) (hereinafter referred to collectively as "Environmental Requirements"). After prior notice to Mortgagee, Mortgagor, at its own cost and expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity or application in whole or in part of any governmental laws, orders, ordinances, rules and regulations affecting the Mortgaged Property (other than Taxes, which may be contested as provided in Section 5 of this Mortgage) or the use thereof (including any Environmental Requirement) provided that (i) no default beyond the expiration of applicable grace or cure periods, if any, exists under the Note or this Mortgage; (ii) Mortgagor is permitted to do so under the provisions of any mortgage superior in lien to this Mortgage; (iii) such proceeding shall suspend enforcement of such legal requirement against Mortgagor and the Mortgaged Property; (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor or the Mortgaged Property is subject and shall not constitute a default thereunder; (v) neither the Mortgaged Property nor any part thereof or interest therein will in the opinion of Mortgagee be in danger of being sold, forfeited, terminated, lost, or cancelled nor shall the value thereof be threatened or impaired; and (vi) Mortgagor shall have either set aside adequate reserves or shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Mortgagee to insure full compliance with such legal requirements.

      10. Estoppel Certificates. Mortgagor, within ten (10) business days after request by Mortgagee and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Debt and the offsets or defenses thereto, if any. Mortgagee, within ten (10) business days after request by Mortgagor, will furnish Mortgagor with a statement setting forth the amount of the Debt and the date to which interest was last paid and whether, to the best of Mortgagee's knowledge without any independent investigation, Mortgagor is in default under this Mortgage or the Note.

      11. Subordination Agreements. Mortgagee, as of the date hereof, will furnish Mortgagor with a Subordination, Non-Disturbance and Attornment Agreement in form reasonably acceptable to Mortgagee for the benefit of any existing bona fide third party tenants leasing in excess of 25,000 square feet.

      12. Transfer of Mortgaged Property or Controlling Interest in Mortgagor; Assumption. The sale, transfer, assignment or conveyance of all or any portion of the Mortgaged Property or the transfer, assignment or conveyance of a controlling interest in Mortgagor, whether voluntarily or by operation of law (other than through death or incapacity), without the prior written approval of Mortgagee, shall constitute a default under the terms of this Mortgage and entitle Mortgagee, at its sole option, to accelerate all sums due on the Note, late payment charges, or any other amounts secured hereby.

            It shall be a default hereunder if Mortgagor shall amend, modify, transfer, assign or terminate the operating agremeent, partnership agreement, certificate of partnership or articles of incorporation, as the case may be, of Mortgagor to change the management or control or both of Mortgagor and, in the reasonable determination of Mortgagee, such amendment, modification, transfer, assignment or termination shall have a material adverse effect on Mortgagee, the Mortgaged Property or the security thereof; provided that any amendment, modification, transfer, assignment or termination of Mortgagor's operating agreement or any other action pursuant to which the current members of Mortgagor shall (a) cease to be the members of Mortgagor (other than through death or incapacity); or (b) except to the extent permitted herein, cease to own or maintain an interest in Mortgagor equal to or greater than its interest at the time this Mortgage is executed shall be deemed to have a material adverse effect upon Mortgagee and the Mortgaged Property and shall be a default hereunder. Mortgagor shall provide Mortgagee with copies of any proposed amendment to its operating agremeent, partnership agreement, certificate of partnership or articles of incorporation, as the case may be, so that Mortgagee may, in its sole discretion, determine whether such amendment adversely affects Mortgagee, the Mortgaged Property, or the security value thereof. Transfers to family members and trusts shall not be deemed to be a violation of this provision.

            In the event the ownership of the Mortgaged Property, or any part thereof, shall become vested in a person or entity other than Mortgagor, whether with or without the prior written consent of Mortgagee, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to the Mortgaged Property, this Mortgage and the Note in the same manner and to the same extent as with Mortgagor without in any way vitiating or discharging Mortgagor's liability hereunder or under the Note. No sale, transfer or conveyance of the Mortgaged Property, no forbearance on the part of Mortgagee and no extension of the time for the payment of the Note hereby secured given by Mortgagee to Mortgagor shall operate to release, discharge, modify, change or affect the original liability of Mortgagor, either in whole or in part, unless expressly set forth in writing executed by Mortgagee. Notwithstanding anything contained herein to the contrary, Mortgagor hereby waives any right it now has or may hereafter have to require Mortgagee to prove an impairment of its security as a condition to exercise Mortgagee's rights under this Section 12.

      13. Further Encumbrance Prohibited; Subrogation. So long as the Note remains unpaid, Mortgagor shall neither voluntarily nor involuntarily permit the Mortgaged Property or any part thereof to become subject to any secondary lien, mortgage, security interest or encumbrance of any kind whatsoever, except for easements, rights-of-ways or similar encumbrances granted for utilities, which must be approved in writing by Mortgagee, which approval shall not be unreasonably delayed, conditioned or withheld. The imposition of any such secondary lien, mortgage, security interest or encumbrance, except for any utility easements, right-of-ways or similar encumbrances approved by Mortgagee, shall constitute an Event of Default hereunder and entitle Mortgagee, at its sole option, to declare all sums due in accordance with the terms of the Note to be and become immediately due and payable. In the event that Mortgagee shall hereafter give its written consent to the imposition of any such secondary lien, mortgage, security interest or other encumbrance upon the Mortgaged Property, Mortgagee, at its sole option, shall be entitled to accelerate the maturity of the Note and exercise any and all remedies provided and available to Mortgagee hereunder in the event that the holder of any such secondary lien or encumbrance shall institute foreclosure or other proceedings to enforce the same; it being understood and agreed that a default under any instrument or document evidencing, securing or secured by any such secondary lien or encumbrance shall be and constitute an Event of Default hereunder.

      14. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be sent by hand or by reputable overnight courier or by registered or certified mail, return receipt requested, and shall be deemed given when delivered if by hand (if delivered by 3:00 p.m.) or by overnight courier or three (3) business days after mailing when delivery is by first class mail with sufficient postage to cause the notice to be sent to its intended addressee, certified mail, return receipt requested. In all cases, same shall be addressed as follows:

      If to Mortgagor:                   Robert Martin Company, LLC
                                         100 Clearbrook Road
                                         Elmsford, New York  10523
                                         Attention:  Brad Berger
                                                     Lloyd I. Roos, Esq.
                                         Fax No. (914) 592-4836

      With a copy to:                    Battle Fowler LLP
                                         75 East 55th Street
                                         New York, New York  10022
                                         Attention:  Robert J. Wertheimer, Esq.
                                         Fax No. (212) 856-7808

      To Mortgagee:                      Cali Realty, L.P.
                                         11 Commerce Drive
                                         Cranford, New Jersey 07016
                                         Attn:  Roger W. Thomas, Esq.
                                         Fax No. (908) 272-6755

      With a copy to:                    Pryor, Cashman, Sherman & Flynn
                                         410 Park Avenue
                                         New York, New York 10022
                                         Attn:  Jonathan A. Bernstein, Esq.
                                         Fax No. (212) 326-0806

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

      15. Changes in Laws Regarding Taxation. In the event of the passage after the date of this Mortgage of any law of the State in which the Premises are located deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Note or the Debt, Mortgagor shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within fifteen (15) days after demand by Mortgagee, whichever is less, provided, however, that if, in the opinion of the attorneys for Mortgagee, Mortgagor is not permitted by law to pay such taxes, Mortgagee shall have the right, at its option, to declare the Debt due and payable on a date specified in a prior notice to Mortgagor of not less than one hundred eighty (180) days.

      16. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Debt.

      17. Other Security for the Debt. Mortgagor shall observe and perform all of the terms, covenants and provisions contained in the Note and in all other mortgages and other instruments or documents evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Note, this Mortgage or the loan evidenced and secured thereby (hereinafter collectively referred to as the "Loan Documents"), in each case within the applicable notice and grace periods, if any, set forth therein.

      18. Documentary Stamps. If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Note or this Mortgage, Mortgagor will pay for the same, with interest and penalties thereon, if any.

      19. Right of Entry. Subject to the rights of tenants under Leases, Mortgagee and its agents shall have the right during normal business hours to enter and inspect the Mortgaged Property at all reasonable times after giving Mortgagor reasonable prior notice.

      20. Books and Records. Mortgagor will keep and maintain or will cause to be kept and maintained on a fiscal year basis in accordance with generally accepted accounting practices consistently applied proper and accurate books, records and accounts reflecting all of the financial affairs of Mortgagor and all items of income and expense in connection with the operation of the Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with and which are material to the operation of the Mortgaged Property, whether such income or expense be realized by Mortgagor or by any other person either related to or affiliated with Mortgagor in connection with the operations of Mortgagor or the Mortgaged Property. Mortgagee shall have the right from time to time at all times during normal business hours, upon giving Mortgagor reasonable prior notice, to examine such books, records and accounts at the office of Mortgagor or other person maintaining such books, records and accounts and to make copies or extracts thereof as Mortgagee shall desire.

      21. Performance of Other Agreements. Mortgagor shall observe and perform each and every material term to be observed or performed by Mortgagor pursuant to the terms of any material agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

      22. Defaults. The Debt shall become due at the option of Mortgagee upon the occurrence of any one of the following events:

            (a) if any portion of the Debt is not paid on the date the same shall become due and payable and such failure continues for five (5) days after Mortgagee delivers written notice thereof to Mortgagor;

            (b) if Mortgagor shall fail to pay or cause to be paid within twenty
(20) days of written notice and demand by Mortgagee, any installment of any assessment against the Mortgaged Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic installments and is or may become a lien on the Mortgaged Property, notwithstanding the fact that such installment may not be due and payable at the time of such notice and demand;

            (c) if any Federal tax lien is filed against Mortgagor or the Mortgaged Property and the same is not discharged of record within ninety (90) days; provided, however, Mortgagor shall have the right to contest, at its own expense, by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the amount or validity of such tax lien, provided neither the Mortgaged Property nor any part thereof or interest therein will in the opinion of Mortgagee be in danger of being sold, forfeited, terminated, lost or cancelled and, provided further, Mortgagor shall have either set aside adequate reserves or shall have furnished such security as may be required in the proceeding, or as may be reasonably required by Mortgagee;

            (d) if without the consent of Mortgagee any part of the Mortgaged Property or any interest therein is in any manner further encumbered, sold, transferred or conveyed in violation of the terms and provisions of Section 12 of this Mortgage, or if any Improvement or the Equipment (except for normal replacement of the Equipment or the renovation and construction of the Improvements) is removed, demolished or materially altered;

            (e) if without the consent of Mortgagee any Leases are made, cancelled or modified in violation of the terms and provisions of Section 8 of this Mortgage or if any portion of the Rents is paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

            (f) if any representation or warranty of Mortgagor, or of any person (hereinafter referred to as a "Guarantor") guaranteeing payment of the Debt or any portion thereof or performance by Mortgagor of any of the material terms of this Mortgage made herein or in any such guaranty, or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Note, this Mortgage, or any such guaranty, shall prove false or misleading in any material respect;

            (g) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors;

            (h) if a court of competent jurisdiction enters a decree or order for relief with respect to Mortgagor or any Guarantor under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Mortgagor or any Guarantor, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of Mortgagor or any Guarantor and such order or decree is not vacated within one hundred twenty
(120) days of entry; provided, however, Mortgagee and its affiliates shall not be permitted to participate in such involuntary petition;

            (i) if Mortgagor or any Guarantor files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Mortgagor or any Guarantor consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Mortgagor or any Guarantor, or of any substantial part of their respective properties, or if Mortgagor or any Guarantor fails generally to pay their respective debts as such debts become due, or if Mortgagor or any Guarantor takes any action in furtherance of any action described in this subparagraph;

            (j) if Mortgagor or other person shall be in default beyond any applicable grace or cure periods under the Note or under any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt, in whole or in part;

            (k) if Mortgagor shall be in default beyond applicable grace or cure periods under any mortgage covering any part of the Mortgaged Property whether superior or inferior in lien to this Mortgage;

            (l) if the Mortgaged Property shall become subject (i) to any tax lien which is not released within sixty (60) days, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any mechanic's, materialman's or other lien and such lien shall remain undischarged or unbonded for forty-five (45) days after actual or constructive notice of such lien is received by Mortgagor;

            (m) if any claim of priority to the lien of the Mortgage, whether by title, lien or otherwise, is consented to by Mortgagor or upheld by a court of competent jurisdiction;

            (n) if Mortgagor shall continue to be in default under any of the other terms, covenants or conditions of this Mortgage or any of the other Loan Documents for five (5) days after notice from Mortgagee in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Mortgagee in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Mortgagor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Mortgagor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred eighty (180) days (unless a condition exists which is beyond Mortgagor's control, in which case such period shall be extended for a period beyond such 180-day period as long as the Mortgaged Property and the value thereof is in no way jeopardized or threatened by such further extension); or

            (o) if Mortgagor shall fail to comply with the environmental requirements set forth in Section 43 of this Mortgage.

      23. Acceleration. Immediately upon or any time after the occurrence of any Event of Default hereunder, Mortgagee may, without notice or demand, declare the Debt to be immediately due and payable in full.

      24. Right to Cure Defaults. If default beyond the expiration of applicable grace or cure periods, if any, in the performance of any of the covenants of Mortgagor herein occurs, Mortgagee may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Mortgaged Property or any portion thereof without thereby becoming liable to Mortgagor or any person in possession thereof holding under Mortgagor. If Mortgagee shall remedy such a default or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, the costs and expenses thereof (including reasonable attorneys' fees to the extent permitted by law), shall be paid by Mortgagor to Mortgagee within ten
(10) business days of demand, with interest accruing after such (10) day period at the Default Rate as defined in the Note; provided, however, that such interest rate shall in no event exceed the maximum interest rate which Mortgagor may by law pay, for the period after notice from Mortgagee that such costs or expenses were incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee pursuant to the terms of this Mortgage, with interest, shall be secured by this Mortgage.

      25. Late Payment Charge. If any portion of the Debt is not paid within ten
(10) days after the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to 5% of such unpaid portion of the Debt as a late payment charge, and such amount shall be secured by this Mortgage.

      26. Appointment of Receiver. Mortgagee, in any action to foreclose this Mortgage or upon the actual or threatened waste to any part of the Mortgaged Property or upon the occurrence of any default beyond the expiration of applicable grace or cure periods, if any, hereunder, shall be at liberty, without notice, to apply for the appointment of a receiver of the Rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Mortgaged Property as security for the Debt, or the solvency or insolvency of any person then liable for the payment of the Debt. Mortgagor hereby specifically waives its right to the appointment of a receiver as aforesaid and hereby expressly agrees that such appointment shall be made as an admitted equity and as a matter of absolute right to Mortgagee.

      27. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligation to pay the Debt at the time and in the manner provided for its payment in the Note and this Mortgage by reason of (i) failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof; (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt; or (iii) any agreement or stipulation between Mortgagee and any subsequent owner or owners of the Mortgaged Property or other person extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, without first having obtained the consent of Mortgagor, and in the latter event, Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Note and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee may release any person at any time liable for the payment of the Debt or any portion thereof or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Note or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

      28. Construction. The terms of this Mortgage shall be construed in accordance with the laws of the State in which the Premises are located.

      29. Effect of Security Agreement. Mortgagor does hereby grant and this Mortgage is and shall be deemed to create, grant, give and convey a Mortgage of, a lien and encumbrance upon, and a present security interest in both real and personal property owned by Mortgagor, including all improvements, goods, chattels, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible or intangible personal property, hereinabove particularly or generally described and conveyed, whether now or hereafter affixed to, located upon, necessary for or used or useful, either directly or indirectly, in connection with the operation of the Mortgaged Property as an office building project, and this Mortgage shall also serve as a "security agreement" within the meaning of that term as used in the Uniform Commercial Code as adopted and in force from time to time in the State of New York, and shall be operative and effective as a security agreement in addition to, and not in substitution for, any other security agreement executed by Mortgagor in connection with the extension of the credit transaction secured hereby. Mortgagor agrees to and shall, upon the request of Mortgagee, execute and deliver to Mortgagee, in form and content satisfactory to Mortgagee, such financing statements, descriptions of property and such further assurances as Mortgagee, in its sole discretion, may from time to time consider necessary to create perfect, continue and preserve the lien and encumbrances hereof and the security interest granted herein upon and in such real and personal property and fixtures described herein, including all buildings, improvements, goods, chattels, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible and intangible personal property herein specifically or generally described and intended to be the subject of the security interest, lien and encumbrance hereby created, granted and conveyed. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created, pursuant to the Uniform Commercial Code, any other security interest in such real and personal property and fixtures described herein. Upon the occurrence of a default hereunder or Mortgagor's breach of any other covenants or agreements between the parties entered into in conjunction herewith, Mortgagor shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, the remedies provided for in this Mortgage. Mortgagee, at the expense of Mortgagor, may or shall cause such statements, descriptions and assurances, as herein provided in this Section 29, and this Mortgage to be recorded and re-recorded, filed and refiled, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrance hereof upon all of the Mortgaged Property.

      30. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby mortgaged or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and, on demand, will execute and deliver one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property.

      31. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

      32. Filing of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in the Mortgaged Property, Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

      33. Usury Laws. This Mortgage and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

      34. Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, except where otherwise expressly provided to the contrary, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be the reasonable discretion of Mortgagee.

      35. Recovery of Sums Required To Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

      36. Authority. Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Mortgage and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

      37. Actions and Proceedings. Mortgagee shall have the right but not the obligation to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, feels should be brought to protect its interest in the Mortgaged Property.

      38. Inapplicable Provisions. If any terms, covenant or condition of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

      39. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

      40. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein, the word "Mortgagee" shall mean Mortgagee or any subsequent holder of the Note, the word "Note" shall mean the Note or any other evidence of indebtedness secured by this Mortgage, the word "Guarantor" shall mean each person guaranteeing payment of the Debt or any portion thereof or performance by Mortgagor of any of the terms of this Mortgage and their respective heirs, executors, administrators, legal representatives, successors and assigns, the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein, and the word "Debt" shall mean all sums secured by this Mortgage. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

      41. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

      42. No Oral Change. This Mortgage may only be modified or amended by an agreement in writing signed by Mortgagor and Mortgagee, and may only be released, discharged or satisfied of record by an agreement in writing signed by Mortgagee.

      43. Environmental Requirements. Mortgagor shall keep or cause the Mortgaged Property to be kept free of Hazardous Materials; provided however that to the extent the presence of Hazardous Materials on the Mortgaged Property has been disclosed to Mortgagee pursuant to the Contribution and Exchange Agreement by and between Mortgagor, Robert Martin-Eastview North Company, L.P., Mortgagee and Cali Realty Corporation, dated as of January __, 1997 (the "Contribution and Exchange Agreement"), the provisions of the Contribution and Exchange Agreement shall govern the remediation thereof. In furtherance thereof and subject to any express provisions in the Contribution and Exchange Agreement relating to Hazardous Materials, Mortgagor shall not cause or permit the Mortgaged Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials nor shall Mortgagor cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any tenant or subtenant, a release of Hazardous Materials onto the Mortgaged Property or onto any other property. Mortgagor shall comply with and use its best efforts to ensure compliance by all tenants and subtenants with all applicable federal, state and local laws, ordinances, rules and regulations whenever and by whomever triggered, and shall obtain and comply with any and all approvals, registrations or permits required thereunder. Mortgagor shall defend, indemnify, and hold harmless the Mortgagee and its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (i) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials;
(iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Mortgagee, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses; provided however that in the event Mortgagor has transferred the Mortgaged Property to Mortgagee pursuant to the Put-Call Agreement (as hereinafter defined), Mortgagor shall not indemnify, defend or hold Mortgagee harmless from and against any claims relating to Hazardous Materials disclosed to Mortgagee in the Contribution and Exchange Agreement or otherwise disclosed to Mortgagee and consented to by Mortgagee in writing. In the event this Mortgage is foreclosed, or Mortgagor tenders a deed in lieu of foreclosure, Mortgagor shall deliver the Mortgaged Property to the Mortgagee free of any and all Hazardous Materials that do not exist on the Mortgaged Property as of the date hereof so that the condition of the Mortgaged Property shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Mortgaged Property. The provisions of this Section 43 shall be in addition to any and all obligations and liabilities Mortgagor may have to the Mortgagee at common law and shall survive the transactions contemplated herein.

      "Environmental Law" means any and all present and future federal, state or local laws, statutes, codes, ordinances, rules, regulations, permits, consents, approvals, licenses, judgments, orders, writs, decrees, injunctions or other restrictions or requirements relating to health, the environment, any Hazardous Materials or any use, storage, release, threatened release, emission, discharge, generation, processing, abatement, removal or disposition of any Hazardous Materials from, under, into or on the Mortgaged Property or any handling, transportation or treatment of Hazardous Materials relating to the Mortgaged Property, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6921, et seq.), the Hazardous Materials Transportation Act, as amended (42 U.S.C. Section 1801, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C.
Section 300f et seq.), the Atomic Energy Act, as amended (42 U.S.C. Sections 2011 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. Sections 136 et seq), the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 et seq.), and the regulations adopted and publications promulgated pursuant thereto.

      "Hazardous Materials" means any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, and includes, without being limited to (a) any substance, materials or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "Hazardous Material", "toxic substance" or other similar or related terms as defined, used or listed in any Environmental Law, (b) any petroleum products, asbestos, polychlorinated biphenyls, flammable explosives or radioactive materials, (c) any additional substances or materials which are now or hereafter hazardous or toxic substances under any Environmental Law relating to the Premises and (d) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition of "hazardous substance" for purpose of any Environmental Law.

      44. Accessibility Requirements.

            (a) Mortgagor hereby agrees to indemnify Mortgagee and hold Mortgagee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Mortgagee for, with respect to, or as a direct or indirect result of, the noncompliance of the Mortgaged Property with the Accessibility Laws (hereinafter defined) from and after the date hereof, provided that such loss, liability, damage, injury, cost, expense or claim arises prior to such time as Mortgagee takes title to the Mortgaged Property pursuant to the Put-Call Agreement (as hereinafter defined), a deed-in-lieu of foreclosure or another transfer of the Mortgaged Property.

            (b) It is expressly understood and agreed that the obligations of Mortgagor with respect to this Section 44 of this Mortgage shall survive any termination, satisfaction, assignment, entry of judgment of foreclosure, or delivery of a deed in lieu of foreclosure including, but not limited to, the obligation to remedy and cure any such condition at Mortgagor's sole cost and expense, and to indemnify Mortgagee as aforesaid, and shall survive Mortgagee's sale, lease or assignment of the Mortgaged Property or its interest therein.

            (c) "Accessibility Laws" shall be defined as all federal, state and municipal laws, ordinances, rules and regulations currently in existence or hereinafter enacted or rendered governing accessibility for the disabled including, but not limited to (i) [The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973,] The Fair Housing Act of 1988, The Americans With Disabilities Act, and all New York statutes and regulations; (ii) judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments; and (iii) ordinances, codes, plans, injunctions, decrees, permits, demand letters, concessions, grants, franchises, licenses, agreements, notices or other governmental restrictions relating to the protection of the disabled or the handicapped.

      45. Mortgagor's Exculpation. Notwithstanding any other provision of this Mortgage, the Note or any other Loan Document, the obligations of Mortgagor to pay the indebtedness evidenced by the Note, and to perform and observe and make good the other covenants, warranties, and agreements contained in the Note, this Mortgage or in any Loan Document shall not be enforced by an action or proceeding against Mortgagor or its members wherein or whereby any deficiency or other money judgment shall be sought against Mortgagor or its members (a "Deficiency Action"), and neither Mortgagor nor its members shall be liable for such deficiency or money judgment and Mortgagee specifically waives any right to bring suit for a Deficiency Action; provided that Mortgagor may be made a party defendant in a foreclosure action against the Mortgaged Property and any judgment in such foreclosure action shall be enforceable against Mortgagor, and provided further that nothing contained above shall be deemed (i) to limit or restrict any right to seek injunctive relief against Mortgagor or affect the lien of the Mortgage, (ii) to be a release or impairment of the other obligations of Mortgagor under this Mortgage, (iii) to limit Mortgagee from enforcing its rights under the Note, this Mortgage or any Loan Document, (iv) to constitute a waiver, release or discharge of any indebtedness or obligation under the Note or secured by this Mortgage or (v) to affect the liability of Guarantors under any guaranty. Notwithstanding any limitation of liability set forth above, Mortgagor shall be personally liable to Mortgagee for actual out-of-pocket expenses at all times for (i) the willful misapplication of (a) any insurance proceeds paid under any Policies by reason of damage, loss, or destruction to the Mortgaged Property, to the extent of such misapplication or
(b) proceeds or awards resulting from condemnation or other taking in lieu of condemnation of any portion of the Mortgaged Property to the extent of such misapplication, (ii) any damages to Mortgagee resulting from any fraud or intentional misrepresentation made by Mortgagor and (iii) any damage resulting from or on account of any action or lien on account of any environmental matters to the extent Mortgagor is liable for same as more particularly set forth in
Section 43 hereof.

      46. Release of Individual Parcel. Mortgagor and Mortgagee have entered into a certain Put-Call Agreement dated on or about the date hereof (the "Put-Call Agreement"). In the event that Mortgagee acquires either of the parcels constituting the Premises pursuant to the Put-Call Agreement (an "Acquired Parcel"), then upon payment of the release price for the Acquired Parcel, as set forth on Exhibit C annexed hereto and made a part hereof, and upon payment of all other amounts and charges then due and payable hereunder or under any of the Loan Documents, the Mortgagor shall be entitled to a release of the Acquired Parcel from the lien of this Mortgage. The Mortgagor will pay all reasonable third party out-of-pocket costs and expenses, including attorney's fees, incurred by the Mortgagee in connection with any release requested by the Mortgagor hereunder.

      47. Multiple Dwelling. The Mortgaged Property is not principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each dwelling unit having its own separate cooking facilities.

            IN WITNESS WHEREOF, Mortgagor and Mortgagee have duly executed this Mortgage the day and year first above written.

                                        ROBERT MARTIN COMPANY, LLC



                                        By:__________________________________
                                               Martin S. Berger, Manager


                                        CALI REALTY, L.P.

                                        By:    Cali Realty Corporation,
                                                   its general partner

                                        By:__________________________________
                                               Roger W. Thomas, Vice President

STATE OF NEW YORK    )
                     )  ss:
COUNTY OF NEW YORK   )

      On this ___ day of _______________, 1997, before me, personally came ___________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________________; that he is an authorized member of ROBERT MARTIN COMPANY, LLC, a New York limited liability company, and the company described in and which executed the foregoing instrument and that he executed such instrument as the act and deed of, and on behalf of, said company.


                                        _______________________________________

                                        My Commission Expires:_________________

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

      On this __ day of January, 1997, before me personally came ________________ to me known, who, being duly sworn, did depose and state that he resides at _______________; that he is the ________________ of Cali Realty Corporation, the general partner of Cali Realty, L.P., the Delaware limited partnership described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation, as general partner of said limited partnership.


                                        _____________________________________
                                        Notary Public

                                   EXHIBIT A-1

                               (Skyline Premises)

                                   EXHIBIT A-2

                                 (200 Premises)

                                    EXHIBIT B

                                   (Mortgages)

                                    EXHIBIT C

                                (Release Prices)

         Parcel                                      Price
         ------                                      -----

1.       7 Skyline Drive                             $7,250,000
         Mount Pleasant, New York

2.       200 Corporate Boulevard South               $4,350,000
         Yonkers, New York

                                    GUARANTY

      THIS GUARANTY ("Guaranty"), dated January __, 1997, made by MARTIN S. BERGER, having an address at 630 Park Avenue, Apt. 8A, New York, New York 10021, ROBERT F. WEINBERG, having an address at 5 Barker Avenue, White Plains, New York 10601, BRAD W. BERGER, having an address at 455 East 86th Street, Apt. 30D, New York, New York 10028, and TIMOTHY M. JONES, having an address at 20 Church Street, Greenwich, Connecticut 06830 (collectively, the "Guarantors") in favor of CALI REALTY, L.P., a Delaware limited partnership, having an address c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (the "Lender").

                                    RECITALS

      A. Robert Martin Company LLC, a New York limited liability company (the "Borrower"), has agreed to execute its Amended and Restated Replacement Note in the principal amount of Eleven Million Six Hundred Thousand ($11,600,000) Dollars payable to the order of Lender (the "Note").

      B. Borrower has executed or will execute a Mortgage Modification and Spreader Agreement (the "Mortgage") encumbering certain real property interests in Westchester County, New York, more particularly described on Exhibits A-1 and A-2 to the Mortgage (the "Property") to secure the payment of the Note.

      C. In addition, the Borrower has executed or will execute an Absolute Assignment of Leases and Rents of even date herewith (the "Assignment of Leases") to secure the payment of the Note.

      D. In order to induce the Lender to accept the Note, which Lender would not do but for the execution, delivery and performance of this Guaranty, each of the Guarantors has agreed to guarantee the prompt payment of the Obligations (as hereinafter defined) and the performance by Borrower of the terms, covenants, and conditions of the Note, the Mortgage, and the Security Documents (as hereinafter defined).

      E. Upon the execution of the Note by Borrower and the delivery thereof to Lender, this Guaranty will be the legal, valid and binding obligation of each of the Guarantors.


                                       1
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202

                                    GUARANTY

      1. For valuable consideration, each of the Guarantors hereby jointly and severally and unconditionally guarantees to Lender, irrespective of the validity and enforceability of the Note or the obligations of Borrower thereunder, and irrespective of any other circumstances that might affect the liability of a guarantor or surety:

            (a) the prompt and unconditional payment by Borrower of all sums from time to time owing to Lender from Borrower on account of: (i) principal and interest on the Note when due and payable; and (ii) any other sums payable by Borrower to Lender under the Note, the Mortgage, the Assignment of Leases, or any other instrument whether now in existence or hereafter executed relating to or securing payment of the Note (the "Security Documents"); and

            (b) the performance by Borrower of the terms and conditions contained in the Note, and any of the Security Documents.

All of the foregoing obligations described in this Section 1 are herein collectively referred to as the "Obligations."

      2. Each of the Guarantors authorizes Lender, without notice to Guarantor and without impairing the liability of Guarantor hereunder, from time to time:
(a) to renew, extend, accelerate, modify, or otherwise change the times for or terms of payment or performance of the Obligations including, but not limited to any increase or decrease in the rate of interest provided for in the Note; (b) to take and hold security for the performance of this Guaranty or the Obligations, and to exchange, enforce, waive, and release any such security; (c) to apply such security or direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (d) to release or substitute, in whole or in part, any one or more of the parties who guarantee the Obligations without affecting the liability of the remaining Guarantors. Without limiting the generality of the foregoing, each of the Guarantors waives any rights which they might otherwise have by reason of any release of fewer than all of the Guarantors of the Obligations.

      3. Each of the Guarantors hereby waives presentation to, demand of, payment from, and protest to Borrower of the Obligations, and notice of dishonor and protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by: (a) the failure of Lender to assert any claim or demand or to enforce any right or remedy against Borrower under the provisions of the Note, the Mortgage, the Assignment of Leases or any of the other Security Documents; (b) any extension or renewal of the Note, the Mortgage, the Assignment of Leases, or any of the other Security Documents; (c) any rescission, waiver, amendment, or modification of any of the terms or


                                       2
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202
provisions hereof or of the Note, the Mortgage, the Assignment of Leases, or any of the other Security Documents; or (d) the release of any security held by Lender for the Obligations.

      4. Each of the Guarantors further agrees that this Guaranty constitutes a guarantee of payment and not of collection, and waive any right to require that any resort be had by Lender to any security held by it for payment of the Obligations before demanding payment hereunder.

      5. The obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment, or termination for any reason including, without limitation, any claim or waiver, release, surrender, alteration, or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of Lender to assert or enforce any claim, demand, or remedy hereunder or under the Note or any instrument securing payment of the Note, by any waiver or modification of the Note, the Mortgage, the Assignment of Leases, or any of the other Security Documents, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or any other act, omission, or delay which might in any manner or to any extent vary the risk of the Guarantors or which might otherwise discharge the Guarantors by operation of law.

      6. Each of the Guarantors further agrees that this Guaranty shall continue to be effective or shall be reinstated if any payment of principal or interest on the Note or any other obligation or any part thereof is rescinded or must otherwise be restored by Lender, or if any other right which Lender may have at law or in equity against the Guarantors by virtue hereof becomes subject to any bankruptcy limitation. Upon failure of Borrower to pay any sum on the Note when and as the same shall become due and payable beyond any applicable grace and cure periods available to Borrower thereunder, each of the Guarantors hereby promises to and will, upon receipt of written demand by Lender, forthwith pay or cause to be paid to Lender in cash an amount equal to the sum of: (a) the unpaid principal amount of the Note plus accrued and unpaid interest and all expenses of collection; and (b) all other unpaid Obligations. Thereupon, Lender shall assign the Note or Obligations, together with all security then held by it for the Note or hereunder, to the Guarantors (on a prorata basis with payments made by any other guarantor) or shall make such other disposition thereof as the Guarantors shall direct (all without recourse to Lender and without any representation or warranty by Lender).

      7. In the event any payment of Borrower to Lender is held to constitute a preference under the bankruptcy laws, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower to Lender shall not constitute a release of Guarantors from any liability hereunder, but each of the Guarantors agrees to pay such


                                       3
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202
amount to Lender upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

      8. Upon a default of Borrower, Lender may elect to foreclose against any real or personal property security it holds for the Obligations or any part thereof, or exercise any other remedy against Borrower, any security or any Guarantor of the Obligations, even if the effect of that action is to deprive any or all Guarantors of the Obligations of the right to collect reimbursement from Borrower for any sums paid to Lender.

      9. No delay on the part of Lender in exercising any right hereunder, nor any failure by Lender to exercise the same, shall operate as a waiver of such rights. No notice to or demand on any of the Guarantors shall be deemed to be a waiver of the Obligations or of the right of Lender to take further action without notice or demand as provided herein.

      10. Each of the Guarantors hereby agrees to pay to Lender the amount of any actual third-party out-of-pocket costs and reasonable attorneys' fees incurred by Lender in the collection of any amounts due Lender pursuant to, or in respect of, this Guaranty whether or not suit is filed hereon.

         11. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be sent by hand or by reputable overnight courier or by registered or certified mail, return receipt requested, and shall be deemed given when delivered if by hand or by overnight courier or when postmarked and addressed as follows:

                To Guarantors:          Martin S. Berger
                                        630 Park Avenue, Apt. 8A
                                        New York , New York 10021

                                        Robert F. Weinberg
                                        5 Barker Avenue
                                        White Plains, New York 10601

                                        Brad W. Berger
                                        455 East 86th Street, Apt. 30D
                                        New York, New York 10028

                                        Timothy M. Jones
                                        20 Church Street
                                        Greenwich, Connecticut 06830


                                       4
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202

                With a copy to:         Battle Fowler, LLP
                                        75 East 55th Street
                                        New York, New York 10022
                                        Attn: Robert J. Wertheimer, Esq.
                                        Fax No. (212) 856-7808

                To Lender:              Cali Realty, L.P.
                                        c/o Cali Realty Corporation
                                        11 Commerce Drive
                                        Cranford, New Jersey 07016
                                        Attn:  Roger W. Thomas, Esq.
                                        Fax No. (908) 272-6755

                With a copy to:         Pryor, Cashman, Sherman & Flynn
                                        410 Park Avenue
                                        New York, New York 10022
                                        Attn:  Jonathan A. Bernstein, Esq.
                                        Fax No. (212) 326-0806

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

      12. Each of the Guarantors assumes full responsibility for keeping fully informed of the financial condition of Borrower and all other circumstances affecting Borrower's ability to perform its Obligations to Lender, and agrees that Lender will have no duty to report to the Guarantors any information which Lender receives about Borrower's financial condition or any circumstances bearing on its ability to perform.

      13. Each of the Guarantors hereby postpones and subordinates to the claims of Lender against Borrower any indebtedness or other claim which each of the Guarantors may have against Borrower. Until all of the Obligations have been paid and satisfied in full, each of the Guarantors shall have no right of subrogation, and waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

      14. Neither this Guaranty nor any provisions hereof may be amended, modified, waived, discharged, or terminated orally, but only by an instrument in writing duly signed by or on behalf of each of the Guarantors and Lender. This is a continuing Guaranty and shall remain in full force and


                                       5
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202
effect and be binding upon each of the Guarantors and its successors and assigns and shall inure to the benefit of any successor or assign of Lender (including, without limitation, any holder of the Note).

      15. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of New York.

      16. For any action related to the judicial enforcement or interpretation of this Guaranty and all other agreements or documents contemplated by this Guaranty, each of the Guarantors expressly submits to the nonexclusive jurisdiction of the competent courts of the state or federal courts located in the State of New York, United States of America. Nothing contained in this Section shall affect the right to serve process in any other manner permitted by law or the right of Lender to bring legal action or proceedings in any other jurisdiction.

      17. In the event that Borrower voluntarily transfers the Property to Lender or its designee, each of the Guarantor's liability hereunder shall terminate as of the date of said transfer, provided that (a) all transfer taxes and recording and other fees due as a result of said transfer have been fully paid by Borrower, (b) title to the Property shall be subject only to the encumbrances set forth as exceptions to title policy numbers 221-W-6569-9 and 221-W-6569-25 issued by First American Title Insurance Company insuring the lien of the Mortgage on the Property; (c) the Property has been leased in accordance with the provisions of the Mortgage; and (d) the Property is conveyed subject to the Guarantor's continuing obligations under that certain Environmental Indemnity given on the date hereof from the Borrower to the Lender and subject to such parties performance thereunder. Title shall also be free and clear of all liens, encumbrances, judgments, real estate taxes and water and sewer charges. Current real estate taxes, water and sewer charges and other items customarily apportioned shall be apportioned as of the transfer date from Borrower to Lender. Notwithstanding the foregoing provision, the each of the Guarantors shall continue to be liable for any Obligations arising between the date upon which Lender notifies Borrower that Borrower is in default beyond applicable grace and cure periods, if any, under the Note, the Mortgage or any other Security Document and the date upon which Borrower tenders a deed to the Property to the Lender in the manner and condition set forth in this Section 17.

      18. This Guaranty may be executed by the parties hereto in counterparts, all of which together shall constitute a single Guaranty.


                                       6
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202

      IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be executed as of the day and year first above written.


                                        _______________________________
                                        Martin S. Berger

                                        _______________________________
                                        Robert F. Weinberg

                                        _______________________________
                                        Brad W. Berger

                                        _______________________________
                                        Timothy M. Jones


                                       7
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202

STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )

      On the ___ day of January, 1997 before me personally came Martin S. Berger, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he executed same.

                                        _______________________________
                                                  Notary Public


STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )

      On the ___ day of January, 1997 before me personally came Robert F. Weinberg, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he executed same.

                                        _______________________________
                                                  Notary Public


                                       8
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202

STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )

      On the ___ day of January, 1997 before me personally came Brad W. Berger, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he executed same.

                                        _______________________________
                                                  Notary Public


STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )


         On the ___ day of January, 1997 before me personally came Timothy M. Jones, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he executed same.

                                        _______________________________
                                                  Notary Public


                                       9
Prepared by and return to:

______________________________
Bryant Messner, Esq.
Messner Pavel & Reeves, LLC
600 Seventeenth Street
Suite 2100-South
Denver, Colorado 80202

================================================================================





                          ROBERT MARTIN COMPANY, LLC, a
                       New York limited liability company

                                                        Assignor,

                                      -TO-

                              CALI REALTY, L.P., a
                          Delaware limited partnership

                                                        Assignee.

              ----------------------------------------------------

                     ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

              ----------------------------------------------------

               Dated:           As of  January __, 1997

               Location:        200 Corporate Boulevard South, Yonkers, New York
                                7 Skyline Drive, Mt. Pleasant, New York

               Section:

               Block:

               Lot:

               RECORD AND RETURN TO:

               Pryor, Cashman, Sherman & Flynn
               410 Park Avenue
               New York, New York  10022

               Attention:  Andrew S. Levine, Esq.

                     ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
                               (With License Back)

      THIS ABSOLUTE ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is made as of the ___ day of January, 1997, by and between ROBERT MARTIN COMPANY, LLC, a New York limited liability company, having an address at 100 Clearbrook Road, Elmsford, New York 10523 (the "Borrower"), and CALI REALTY, L.P., a Delaware limited partnership, having an address c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("Lender").

                                   WITNESSETH:

      FOR AND IN CONSIDERATION of the indebtedness hereinafter described, Borrower does hereby assign, transfer and set over unto Lender, subject to the terms hereof, all of the right, title and interest of Borrower in and to the property hereinafter described (the "Security"), to wit:

      (a) All rents, issues and profits arising from or related to the land, situated in the County of Westchester and State of New York and described in Exhibit A attached hereto and fully incorporated herein by reference for all purposes and all improvements and any other property, whether real, personal or mixed, located thereon (which land, improvements and other property are hereinafter collectively called the "Property");

      (b) All of Borrower's rights, titles, interests and privileges, as lessor, in the leases now existing or hereafter made affecting the Property, whether or not made by Borrower and as the same may have been, or may from time to time hereafter be, modified, extended and renewed (hereinafter collectively called the "Leases");

      (c) All tenant security deposits and other amounts due and becoming due under the Leases;

      (d) All guarantees of the Leases, including guarantees of tenant performance;

      (e) All insurance proceeds, including rental loss coverage and business interruption coverage with respect to the Leases; and

      (f) All judgment and settlements of claims in favor of Borrower (including condemnation proceeds, if any) and all rights, claims and causes of action under any court proceeding including, without limitation, any bankruptcy, reorganization or insolvency proceeding, or otherwise arising from the Leases.

      TO HAVE AND TO HOLD the Security unto Lender, its successors and assigns forever, subject to the terms hereof.

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Terms Defined Above. As used in this Assignment, the terms "Borrower," "Leases," "Lender," "Property," and "Security" shall have the respective meanings indicated above.

      1.2 Certain Definitions. The following terms shall have the meanings assigned to them below whenever they are used in this Assignment, unless the context clearly otherwise requires. Except where the context otherwise requires, words in the singular form shall include the plural and vice versa.

            (a) "Event of Default" shall mean any Event of Default as defined in the Lien Instrument.

            (b) "Guaranty" shall mean that certain Guaranty of even date herewith, executed by Martin S. Berger, Robert F. Weinberg, Brad W. Berger and Timothy M. Jones (the "Guarantors").

            (c) "Lien Instrument" or "Mortgage" shall mean that certain Mortgage Modification and Spreader Agreement of even date herewith, executed by Borrower and granting a lien on the Property to Lender, as such instrument may be amended and restated from time to time.

            (d) "Loan Documents" shall mean the Note, the Lien Instrument, the Guaranty, the Other Security Documents and all other instruments and documents (as the same may be amended from time to time) executed by Borrower and delivered to Lender in connection with, or as security for, the indebtedness evidenced by the Note, except any separate environmental indemnity agreement.

            (e) "Note" shall mean the Amended and Restated Replacement Note of even date herewith, in the original principal amount of Eleven Million Six Hundred Thousand ($11,600,000) Dollars, executed by Borrower and payable to the order of Lender, as such instrument may be amended, renewed and restated from time to time.

            (f) "Obligations" shall mean the following:

                  (i) The indebtedness evidenced by the Note and all interest thereon;

                  (ii) The performance of all covenants and agreements of Borrower contained in the Loan Documents;

                  (iii) All funds hereafter advanced by Lender to or for the benefit of Borrower in accordance with the terms of any Loan Document and all interest thereon;

                  (iv) All renewals, extensions, rearrangements and modifications of any of the Obligations described hereinabove; and

                  (v) Actual reasonable attorneys' fees and actual reasonable third party expenses of collection payable under the terms of any Loan Document.

            (g) "Other Security Documents" shall mean all and any of the Documents other than the Note, Lien Instrument and the Guaranty, now or hereafter executed by Borrower or others, and by or in favor of Lender, which wholly or partially secure or guarantee payment of the Note.

                                    ARTICLE 2
                                   ASSIGNMENT

      2.1 Absolute Assignment. This Assignment is, and is intended to be, an absolute and present assignment of the Security from Borrower to Lender with a concurrent license back to the Borrower (which license is subject to revocation upon the occurrence of an Event of Default as herein provided) and is not intended as merely the granting of a security interest relating to the Obligations.

      2.2 License. Borrower is hereby granted the license to manage and control the Security and to collect at the time of, or within thirty (30) days in advance of, the date provided for the payment thereof, all rents, issues, and profits from the Property and to retain, use and enjoy the same. The license created and granted hereby shall be recoverable upon the terms and conditions contained herein.

      2.3 Revocation of License. Immediately upon the occurrence of an Event of Default and at any time thereafter, Lender, without in any way waiving such default, may, at its option and without regard to the adequacy of the security for the Obligations, either by an authorized representative or agent, with or without bringing or instituting any judicial or other action or proceeding, or by a receiver appointed by a court, immediately revoke the license granted in
Section 2.2, as evidenced by a written notice to said effect given to Borrower and, further, at Lender's option (without any obligation to do so), take possession of the Property and the Security and have, hold, manage, lease and operate the Property and the Security on such terms and for such period of time as Lender may deem proper and, in addition, either with or without taking possession of the Property, demand, sue for or otherwise collect and receive all rents, issues and profits from the Property, including those past due and unpaid, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Lender in its sole discretion, and to apply (in such order and priority as Lender shall determine in its sole discretion, any statute, law, custom or use to the contrary notwithstanding) such rents, issues and profits to the payment of:

            (a) all reasonable expenses of (i) managing the Property including, without limitation, the salaries, fees and wages of a managing agent and such other employees as Lender may, in its sole discretion, deem necessary or desirable and (ii) operating and maintaining the Property including, without limitation, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which Lender may in its sole discretion deem necessary or desirable; the cost of any and all alterations, renovations, repairs or replacements of or to the Property; and any and all expenses incident to taking and retaining possession of the Property and the Security; and

            (b) the Obligations.

The exercise by Lender of the rights granted it in this Section 2.3, and the collection and receipt of rents, issues and profits and the application thereof as herein provided, shall not be considered a waiver of any Event of Default.

      2.4 Trust Funds. All monies or funds covered by this Assignment paid to, or for the benefit of, Borrower after the occurrence of an Event of Default are hereby declared, and shall be deemed to be, trust funds in the hands of Borrower for the sole benefit of Lender, until all Events of Default have been cured or waived or the Obligations have been paid and performed in full. Borrower, or any officer, director, representative or agent thereof receiving such trust funds or having control or direction of same, is hereby made and shall be construed to be a trustee of such trust funds so received or under its control and direction, and such person shall be under a strict obligation and duty should such persons receive or constructively receive trust funds to (1) remit any and all such trust funds to Lender within five (5) days of receipt, upon demand therefor by Lender; or (2) to apply such trust funds only to Obligations then due or the operating expenses of the Property.

                                    ARTICLE 3
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

      3.1 Liability. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Property after the occurrence of an Event of Default or from any other act or omission of Lender in managing the Property or the Security after taking possession of the Property following the occurrence of an Event of Default, except for acts constituting gross negligence, willful misconduct or bad faith. Lender shall not be obligated to perform or discharge, nor does Lender hereby undertake to perform or discharge, any obligation, duty or liability under any Lease or under or by reason of this Assignment arising prior to Lender's taking possession of the Property, and Borrower shall and does hereby indemnify Lender for, and save and hold Lender harmless from, any and all liability, loss or damages, except so much thereof as shall result from the gross negligence, willful misconduct or bad faith of Lender, which may or might be incurred under any Lease or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease including, without limitation, any claims by any tenants of credit for rents for any period actually paid to and received by Borrower but not delivered to Lender, and arising prior to Lender's taking possession of the Property. Should Lender incur any such liability under any Lease, under or by reason of this Assignment or in defense of any such claim or demand, the amount thereof including, without limitation, all third party out-of-pocket expenses and reasonable attorneys' fees, shall be added to the principal of the Note and Borrower shall reimburse Lender therefor immediately upon prior written demand. Unless and until Lender shall become a mortgagee in possession or the fee owner of the Property or otherwise takes possession or control of the Property following the occurrence of an Event of Default, this Assignment shall not operate to place responsibility upon Lender for the control, care, upkeep, management, operation or repair of the Property and the Security or for the carrying out of any of the terms and conditions of any Lease; nor shall this Assignment operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other party, for any dangerous or defective condition of the Property or for any negligence in the control, care, upkeep, operation, management or repair of the Property resulting in loss or injury or death to any tenant, licensee, employee, stranger or other person whatsoever.

      3.2 Termination. Upon payment and performance of the Obligations in full, this Assignment shall become null and void and of no further legal force or effect, but the affidavit, certificate, letter or statement of any officer, agent, authorized representative or attorney of Lender showing any part of the Obligations remaining unpaid or unperformed may be relied upon by any person as conclusive evidence of the validity, effectiveness and continuing force of this Assignment. To the extent all or any section of the Property is released from the Lien Instrument, Leases pertaining to the Property or such section of the Property shall be released from this Assignment and Lender shall, at no cost to Borrower (other than recording charges), execute and deliver to Borrower a written release in recordable form. Borrower hereby authorizes and directs all tenants under the Leases, all guarantors of Leases, all insurers providing rental loss or business interruption insurance with respect to the Property, all governmental authorities and all other occupants of the Property, upon receipt from Lender of written notice to the effect that Lender is then the holder of the Note and that an Event of Default exists, to pay over to Lender all rents and other amounts due and to become due under the Leases and under guaranties of the Leases and all other issues and profits from the Property and to continue so to do until otherwise notified in writing by Lender. This right may be exercised without Lender taking actual or constructive possession of the Property or any part thereof.

      3.3 Security. Lender may take or release any security for the payment or performance of the Obligations, may release any party primarily or secondarily liable therefor and may apply any security held by it to the satisfaction of all or any portion of the Obligations, without prejudice to any of its rights under this Assignment, the other Loan Documents or otherwise available at law or in equity.

      3.4 Covenants. Borrower covenants with Lender (a) to observe and to perform all the material obligations imposed upon the lessor under all Leases and not to do or permit to be done anything to impair the Leases without Lender's prior written consent; (b) not to collect any of the rent or other amounts due under any Lease or other issues or profits from the Property in any manner more than thirty (30) days in advance of the time when the same shall become due (save and except only for collecting one month's rent in advance plus the security deposit, if any, at the time of execution of a Lease); (c) except as provided in the Lien Instrument, not to execute any other assignment of rents, issues or profits arising or accruing from the Leases or from the Property; (d) not to enter into any Lease or a modification or amendment of any Lease now or hereafter existing which provides for a rental rate which is less than the fair market rate, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) as to the terms and conditions of such Lease; (e) to execute and deliver, at the request of Lender, all such further assurances and acknowledgments of the assignment contained herein and the other provisions hereof, with respect to specific Leases or otherwise, as Lender shall from time to time require, provided such further assurances and assignments do not increase Borrower's obligations or diminish its rights under the Loan Documents; (f) to obtain from any tenant at the Property, from time to time as requested by Lender, estoppel certificates, in form and substance reasonably satisfactory to Lender, confirming the terms of such tenant's Lease and the absence of default thereunder; and (g) except as is consistent with the usual and customary operation of the Property, Borrower shall not, without the prior written consent of Lender, cancel, surrender or terminate any Lease unless such Lease is in default, exercise any option which might lead to such termination or consent to any change, modification, or alteration thereof, or consent to the release of any party liable thereunder or to the assignment of the lessee's interest therein, and any of said acts, if done without the prior written consent of Lender, shall be null and void as between Borrower and Lender. To the extent that the terms and provisions of this
Section 3.4 conflict with the Mortgage, the terms and provisions of the Mortgage shall govern.

      3.5 Authority to Assign. Borrower represents and warrants that (a) Borrower has full right and authority to execute this Assignment and has no knowledge of any existing material defaults under any of the existing Leases;
(b) all material conditions precedent to the effectiveness of said existing Leases have been satisfied; (c) Borrower has not executed or granted any modification of the existing Leases, either orally or in writing, except as heretofore delivered to Lender; (d) the existing Leases are in full force and effect according to the terms set forth in the Lease instruments, assignments, modifications and amendments heretofore submitted to Lender; and (e) Borrower has not executed any other instrument which might prevent Lender from operating under any of the terms and conditions of this Assignment, including any other assignment of the Leases or the rents, issues and profits from the Property.

      3.6 Cross-Default. Violation or default beyond any applicable cure or grace periods under any of the covenants, representations, warranties, and provisions contained in this Assignment by the Borrower shall be deemed a default hereunder as well as under the terms of the other Loan Documents, and any default thereunder beyond any applicable cure or grace period shall likewise be a default under this Assignment. Any third party out-of-pocket expenditures made by

Lender in curing any default by Borrower under any of the terms of any Lease on Borrower's behalf, with interest thereon at the Default Rate (as defined in the Note), shall become part of the Obligations.

      3.7 No Mortgagee in Possession. The acceptance by Lender of this Assignment, with all the rights, powers, privileges and authority created hereby, shall not, prior to entry upon and taking possession of the Property by Lender, be deemed or construed to constitute Lender a "mortgagee in possession," or hereafter or at any time or in any event obligate Lender to appear in or defend any action or proceeding relating to any Lease, the Property, or the Security, to take any action hereunder, to expend any money, incur any expense, perform or discharge any obligation, duty or liability under any Lease, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Borrower by any tenant and not actually delivered to Lender. Lender shall not be liable in any way for any injury or damage to any person or property sustained in or about the Property prior to taking possession of the Property.

                                    ARTICLE 4
                                     GENERAL

      4.1 Remedies. The rights and remedies provided Lender in this Assignment and the other Loan Documents are cumulative. Nothing contained in this Assignment, and no act done or omitted by Lender pursuant hereto including, without limitation, the collection of any rents, shall be deemed to be a waiver by Lender of any of its rights and remedies under the other Loan Documents or applicable law or a waiver of any default under the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies provided by Lender by the other Loan Documents. The right of Lender to collect the principal balance and interest due on the Note and to enforce the other Loan Documents may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

      4.2 Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be sent by hand or by reputable overnight courier or by registered or certified mail, return receipt requested, and shall be deemed given when delivered if by hand or by overnight courier or when postmarked and addressed as follows:

         To Lender:                     Cali Realty, L.P.
                                        c/o Cali Realty Corporation
                                        11 Commerce Drive
                                        Cranford, New Jersey 07016
                                        Attn: Roger W. Thomas, Esq.
                                        Fax No. (908) 272-6755

         With a copy to:                Pryor, Cashman, Sherman & Flynn
                                        410 Park Avenue
                                        New York, New York 10022
                                        Attn:  Jonathan A. Bernstein, Esq.
                                        Fax No. (212) 326-0806

         If to Borrower:                Robert Martin Company, LLC
                                        100 Clearbrook Road
                                        Elmsford, New York 10523
                                        Attn: Brad Berger
                                              Lloyd I. Roos, Esq.
                                        Fax No. (914) 592-4836

         With a copy to:                Battle Fowler LLP
                                        75 East 55th Street
                                        New York, New York 10022
                                        Attn:  Robert J. Wertheimer,  Esq.
                                        Fax No. (212) 856-7808

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

      4.3 Captions. The titles and headings of the various Articles and Sections hereof are intended solely for reference and are not intended to modify, explain or affect the meaning of the provisions of this Assignment.

      4.4 Severability. If any of the provisions of this Assignment or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Assignment, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

      4.5 Attorneys' Fees. In the event that Lender prevails in any controversy, claim, dispute, or litigation between the parties hereto to enforce any provision of this Assignment or any right of Lender hereunder, Borrower agrees to pay to Lender all costs and expenses, including reasonable attorneys' fees incurred therein by Lender, whether in preparation for or during any trial, as a result of an appeal from a judgment entered in such litigation or otherwise.

      4.6 Amendments. This Assignment may not be modified, amended or otherwise changed in any manner unless done so by a writing executed by the parties hereto.

      4.7 Benefits. This Assignment and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      4.8 Assignment. Borrower shall have no right to assign or transfer the revocable license granted herein without the prior written consent of Lender.

      4.9 Time of Essence. Time is of the essence as to this Assignment.

      4.10 Governing Law. The laws of the State of New Jersey shall govern and control the interpretation of this Assignment and the rights, obligations, duties and liabilities of the parties hereto.

      4.11 Borrower's Exculpation. Notwithstanding any other provision of this Assignment, the Note, the Mortgage or any other Loan Document, the obligation of Borrower to pay the indebtedness evidenced by the Note, and to perform and observe and make good the other covenants, warranties, and agreements contained in this Assignment, the Note, the Mortgage or in any Loan Document shall not be enforced by any action or proceeding against Borrower or its members wherein or whereby any deficiency or other money judgment shall be sought against Borrower or its members (a "Deficiency Action"), and neither Borrower nor its members shall be liable for such deficiency or money judgment and Lender specifically waives any right to bring suit for a Deficiency Action; provided that Borrower may be made a party defendant in a foreclosure action against the Property and any judgment in such foreclosure action shall be enforceable against Borrower, and provided further that nothing contained above shall be deemed (i) to limit or restrict any right to seek injunctive relief against Borrower or affect the lien of the Mortgage, (ii) to be a release or impairment of the other obligations of Borrower under this Assignment, (iii) to limit Lender from enforcing its rights under this Assignment, the Note, the Mortgage or any Loan Document, (iv) to constitute a waiver, release or discharge of any indebtedness or obligation under this Assignment or the Note or secured by the Mortgage or
(v) to affect the personal liability of Guarantors under the Guaranty. Notwithstanding any limitation of liability set forth above, Borrower shall be personally liable to Lender for actual out-of-pocket expenses at all times for
(i) the willful misapplication of (a) any insurance proceeds paid under any insurance policies by reason of damage, loss, or destruction to the Property, to the extent of such misapplication or (b) proceeds or awards resulting from condemnation or other taking in lieu of condemnation of any portion of the Property to the extent of such misapplication, (ii) any damages to Lender resulting form any fraud or intentional misrepresentation made by Borrower and
(iii) any damage resulting from or on account of any action or lien pursuant to any environmental requirement set forth in the Mortgage.

      IN WITNESS WHEREOF, this Assignment has been entered into as of the day and year first above written.

                                        ROBERT  MARTIN COMPANY, LLC



                                             By:_______________________________
                                             Its:______________________________

STATE OF NEW YORK    )
                     )  ss:
COUNTY OF NEW YORK   )

      On the ____ day of January in the year 1997 before me personally came ________________________ to me known, who, being by my duly sworn, did depose and say that he resides in ______________________________; that he is an authorized member of ROBERT MARTIN COMPANY, LLC, a New York limited liability company, and the company described in and which executed the foregoing instrument and that he executed such instrument as the act and deed of, and on behalf of, said company.


[S E A L]                               _______________________________________
                                        Notary Public


My Commission Expires:_______________

                                    EXHIBIT A

                                 (The Property)

                                   EXHIBIT 8.3

                               PUT-CALL AGREEMENT

      THIS PUT-CALL AGREEMENT (the "Agreement") dated January __, 1997 by and between ROBERT MARTIN COMPANY, LLC, a New York limited liability company with an address at 100 Clearbrook Road, Elmsford, New York 10523 ("Optionor") and CALI REALTY, L.P., a Delaware limited partnership, with offices c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("Optionee").

                               STATEMENT OF FACTS

      Optionor, Robert Martin-Eastview North Company LP ("RMENC"), Cali Realty Corporation ("Cali") and Optionee have entered into a certain agreement dated January 24, 1997 (the "Contribution and Exchange Agreement") with respect to the contribution by Optionor and RMENC of various properties throughout southern New York and Connecticut, all as more particularly set forth in the Contribution and Exchange Agreement. Optionor is also the owner in fee simple of, among other things, two properties commonly known as 7 Skyline Drive, Mount Pleasant, New York ("Skyline") and 200 Corporate Boulevard South, Yonkers, New York ("200"; together with Skyline, the "Option Properties" and individually, an "Option Property"), which Option Properties are more particularly set forth on Exhibits "A" and "B", respectively. On or about the date hereof, an affiliate of Optionee has made a first mortgage loan (the "Loan") to Optionor in the amount of Eleven Million Six Hundred Thousand ($11,600,000) Dollars secured in part by a mortgage on the Option Properties (the "Mortgage").

      NOW, THEREFORE, in consideration of the payment of ten ($10.00) dollars and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. (a) For the period (the "Put Term") commencing on the date hereof and terminating on January 31, 2000 and upon satisfaction of the terms and conditions set forth herein, Optionor shall have the right to cause Optionee to acquire either or both of the Option Properties by giving written notice thereof to Optionee (a "Put Notice"). In the event that the first Put Notice shall be with respect to only one of the Option Properties, then so long as the Put Term shall not have expired, Optionor shall thereafter have the right to give Optionee a further Put Notice with respect to the other Option Property. The Put Term is subject to extension in accordance with Section 11 of this Agreement. In addition, the expiration of the Put Term will not effect the parties obligations to close pursuant to a Put Notice.

            (b) The Put Notice shall set forth (i) whether Optionor is electing to contribute both, or one, of the Option Properties, and if only one, then which of Skyline or 200 (the parcel(s) which are the subject of the Put Notice are hereinafter referred to singularly or collectively as the "Put Parcel") and (ii) the price (the "Put/Call Price") of the Put Parcel, which is to be calculated as provided in Section 3 below. Optionor shall not have the right to give a Put Notice for Skyline if the Put/Call Price for Skyline is less than Seven Million Two Hundred Fifty Thousand ($7,250,000) Dollars and for 200 if the Put/Call Price for 200 is less than Four Million Three Hundred Fifty Thousand ($4,350,000) Dollars. In addition, in the event that Optionor gives a Put Notice for Skyline, the Put/Call Price thereof shall not exceed Thirteen Million Three Hundred Thousand ($13,300,000) Dollars regardless of the amount calculated as provided in Section 3, and in the event that Optionor gives a Put Notice for 200, the Put/Call Price thereof shall not exceed Eight Million ($8,000,000) Dollars regardless of the amount calculated as provided in Section 3.

            (c) Within ten (10) days after receipt of the Put Notice, Optionee shall give notice to Optionor (the "Allocation Notice") advising Optionor as to the method of payment of the Put/Call Price, which may be in the form of cash or a combination of cash and operating partnership interests in Optionee ("Units"). If Optionee shall elect to pay a portion of the Put/Call Price in Units, then the number of Units is to be calculated as provided in Section 4 below. Optionee agrees that the Allocation Notice shall set forth a minimum cash payment in the amount necessary to satisfy all then current amounts due under the Loan if the Put Notice is for both of the Option Properties; if the Put Notice is for only one of the Option Properties, then the minimum cash payment set forth in the Allocation Notice shall be the amount necessary to satisfy all then current amounts due under that portion of the Loan allocated to the Option Property which is the subject of the Put Notice. The allocation of the Loan, which allocation is made for purposes of this Agreement and this Agreement only, is Seven Million Two Hundred and Fifty ($7,250,000) Dollars for Skyline and Four Million Three Hundred and Fifty ($4,350,000) Dollars for 200. Notwithstanding the foregoing, Optionee shall have no obligation to include in the minimum cash payment amounts which are then past due under the Loan, charges arising as a result of said past due payments, such as late charges and default interest, and protective advances.

            (d) The closing with respect to a Put Notice shall occur no later than (30) days following the giving of a Put Notice in accordance with the terms of this Agreement, subject to extension as provided in Section 11 of this Agreement.

      2. For the period commencing on the date that at least 99,000 rentable square feet shall have been leased at Skyline to bona fide third parties and terminating on January 31, 2000 (the "Call Expiration Date"), Optionee shall have the right to cause Optionor to convey title to Skyline to Optionee by giving written notice thereof to Optionor (the "Skyline Call Notice"). In addition, for the period commencing on the date that at least 72,000 rentable square feet shall have been leased at 200 to bona fide third parties and terminating on the Call Expiration Date, Optionee shall have the right to cause Optionor to convey title to 200 to Optionee by giving written notice thereof to Optionor (the "200 Call Notice"; together with the Skyline Call Notice, collectively, a "Call Notice"). Any Call Notice shall (a) specify whether it is a Skyline Call Notice or a 200 Call Notice, (b) set forth the Put/Call Price for the Option Property which is the subject of the Call Notice and (c) specify whether the Put/Call Price is to be paid in cash or a combination of cash and

Units. If the Put/Call Price is to be paid in a combination of cash and Units, then the requirements of Section 1(c) above as to minimum cash payments shall apply. In the event that Optionee gives a Call Notice for Skyline, the Put/Call Price thereof shall not be less than Eleven Million Five Hundred Thousand ($11,500,000) Dollars, and in the event that Optionee gives a Call Notice for 200, the Put/Call Price thereof shall not be less than Seven Million Five Hundred Thousand ($7,500,000) Dollars. Any closing with respect to a Call Notice shall occur no later than thirty (30) days following the giving of a Call Notice in accordance with the terms of this Agreement, subject to extension as provided in Section 11 of this Agreement. Optionor agrees to give Optionee notice of the achievement of the occupancy levels necessary to trigger Optionee's rights as set forth in this Section 2 promptly upon the occurrence of same and upon request by Optionee, to make available to Optionee all information reasonably required by Optionee to calculate the Put/Call Price.

      3. (a) The Put/Call Price shall be equal to the lower of (i) stabilized net operating income for the Option Property, or Properties, as the case may be, which is the subject of the Put Notice or the Call Notice, as the case may be (a "Notice"), for the twenty-four (24) months following the date of the Notice capitalized at a rate equal to ten and one-half (10.5%) percent or (ii) stabilized cash flow for the Option Property, or Properties, as the case may be, which is the subject of the Notice, for the twenty-four (24) months following the date of the Notice capitalized at a rate equal to nine and one-quarter (9.25%) percent. If the party receiving the Notice (the "Recipient") shall dispute the Put/Call Price set forth by the party issuing the Notice (the "Issuer"), then the Recipient shall have the right to initiate an arbitration as to the Put/Call Price in accordance with Section 3(b) below. The time periods for closing under a Notice shall toll during any such arbitration, and the closing thereunder shall occur as soon as practicable following the completion of said arbitration. For purposes of this Agreement, "stabilized net operating income" shall be calculated in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding adjustments for straight-line rent and excluding amortization, depreciation and interest expense and interest income and "stabilized cash flow" shall be calculated in the same manner as stabilized net operating income less expenses capitalizable in accordance with GAAP, such as tenant improvements, leasing commissions and capital expenditures.

            (b) In the event that the Recipient initiates an arbitration pursuant to Section 3(a), the parties hereby agree to rely upon Deloitte & Touche (the "Accountant") to render a binding decision as to the Put-Call Price. Each party shall submit their calculation of the Put-Call Price and the basis of said calculation within ten (10) business days after receipt of the Notice by the Recipient. Within fifteen (15) business days of said submissions, the Accountant shall render his decision. All fees and expenses of the Accountant shall be divided equally between Optionor and Optionee. In the event of the death or unavailability of the Accountant, the parties shall attempt to agree upon an accountant whose decision as to the Put-Call Price shall be binding. If the parties are unable to agree upon a mutually acceptable accountant within seven (7) business days, each shall appoint their own accountant within three
(3) business days, and the two accountants shall appoint a third accountant. If the two accountants are unable to agree on a third accountant within seven (7) business days, the third accountant shall be appointed pursuant to an action brought for such purpose before the New York State Supreme Court situated in Manhattan, upon application of either party. Each party shall submit their calculation of the Put-

Call Price and the basis for said calculation within fifteen (15) business days after the appointment of the necessary accountant(s). Within fifteen (15) business days of said submissions, the accountants shall render their decision. A decision as to the Put-Call Price by a majority of the accountants shall be binding upon both parties; provided, however, if a majority of the accountants are unable to agree on the Put-Call Price, then the average of the calculations of the two closest accountants shall be binding on both parties. The fees and expenses of the third accountant shall be divided equally between Optionor and Optionee. All other expenses shall be borne by the party incurring them. All accountants appointed pursuant to this Section 3(b) shall be certified public accountants experienced in real estate with at least fifteen (15) years experience.

      4. In the event that Optionee elects to issue Units as a portion of its payment of the Put/Call Price, the number of Units shall be calculated as provided in this Section 4. Each Unit shall have a value equal to the Current Market Value Per Unit, computed as of the Trading Day immediately preceding the Allocation Date. "Current Market Value Per Unit" on any date shall mean the average of the Closing Price for a share of Common Stock of Cali Realty Corporation ("Cali"), for fifteen (15) consecutive Trading Days ending on such date. "Closing Price" shall mean, on any date, with respect to a share of Common Stock of Cali, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for one share of Common Stock of Cali in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, provided, however, that there shall be no special odd lot premium by virtue of calculating one share. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock of Cali is listed or admitted to trading is open for the transaction of business or, if the Common Stock of Cali is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      5. The following terms and conditions shall apply to the conveyance of an Option Property pursuant to a Notice:

            (a) The conveyance of the Option Property shall be deemed to be a conveyance of all of the other assets of Optionor related to said Option Property as set forth in Section 1 of the Contribution and Exchange Agreement.

            (b) Optionee shall have the right to designate the entity (the "Designee") to which Optionor shall convey the Option Property, by notice given to Optionor at least five (5) days prior to the closing thereunder. Notwithstanding such designation, Optionee shall continue to be responsible for Optionee's and such Designee's obligations under this Agreement. On each closing date, Optionor shall convey the Option Property by bargain and sale deed with covenants against grantor's acts free and clear of all liens and encumbrances the except for the permitted encumbrances set forth on Exhibit "C" with respect to Skyline and Exhibit "D" with respect to 200. Optionor shall also deliver all other documents referred to in Section 10.2 of the

Contribution and Exchange Agreement which are applicable to the Option Property so conveyed. The Designee shall be the transferee for all of the closing documents.

            (c) On each closing date, Optionee shall deliver to Optionor the Put/Call Price, and all other documents referred to in Section 10.3 of the Contribution and Exchange Agreement which are applicable to the Option Properties.

            (d) Optionor shall pay all real estate transfer taxes and documentary stamps in connection with the conveyance of the Option Property. All other provisions of the Contribution and Exchange Agreement relating to each party's obligation as to the payment of taxes are incorporated herein.

            (e) Title to the Option Property shall be conveyed in accordance with the terms and provisions of Section 4 of the Contribution and Exchange Agreement.

            (f) Adjustments on account of any conveyance of an Option Property shall be made in accordance with the provisions of Section 11 of the Contribution and Exchange Agreement as of the closing date pursuant to a Notice hereunder.

            (g) The restrictions on transferability of the Units set forth in
Section 18 of the Contribution and Exchange Agreement shall apply to any Units issued pursuant to this Agreement. The Units shall also be subject to all of the relevant provisions of the Agreement of Limited Partnership of Optionee dated as of August 31, 1994, as amended as of January 16, 1997 (the "Partnership Agreement"). The Units shall not be redeemable pursuant to the Partnership Agreement for a period of one (1) year from the date of their issuance.

            (h) It shall be a condition of Optionee's obligation to perform hereunder following a Put Notice, which condition may be waived by Optionee in its sole discretion, that (i) all of the representations and warranties of Optionor set forth in the Contribution and Exchange Agreement which are applicable to an Option Property, be true and correct in all material respects as of the closing date of a conveyance of an Option Property and survive said closing date for the same period for which such representations and warranties survive under the Contribution and Exchange Agreement and (ii) between the date hereof and said closing date, Optionor shall have operated and maintained the Option Property in the manner required hereunder and in the manner required under Article 7 of the Contribution and Exchange Agreement for the operation and maintenance of the property being conveyed thereunder for the period between the date of the Contribution and Exchange Agreement and the closing thereunder.

            (i) It shall be a condition of Optionor's obligation to perform hereunder following a Call Notice, which condition may be waived by Optionor in its sole discretion, that all of the representations and warranties of Optionee set forth in the Contribution and Exchange Agreement which are applicable to the Option Property, be true and correct in all material respects as of the closing date of a conveyance of an Option Property and survive said closing date for the same period for which such representations and warranties survive under the Contribution and Exchange Agreement.

      6. If Optionee or its affiliate are not managing the Option Properties, then Optionor shall respond to inquiries of Optionee as to the status of the Option Properties, including leasing activities, and shall forward to Optionee such documents as Optionee shall reasonably request, including current tax rolls, tax and operating expense histories and statements of income and expense and financial statements.

      7. RM's right to execute leases is as set forth in the Mortgage.

      8. (a) From and after the date hereof until May 31, 1997 (the "Environmental Period") Optionee shall have the right to obtain Phase I Reports (as defined in the Contribution and Exchange Agreement) on the Option Properties. During the Environmental Period, Optionee may reject either or both of the Option Properties in the event that the environmental condition of said Option Property reveals a Discharge of Contaminants (as defined in the Contribution and Exchange Agreement), in Optionee's sole discretion. In the event that either or both of the Option Properties are rejected by Optionee, then Optionee's right to deliver a Call Notice with respect to said rejected Option Property or Properties and Optionor's right to deliver a Call Notice with respect to said rejected Option Property or Properties shall be terminated.

            (b) In the event of any Discharge of Contaminants at, on or under either or both of the Option Properties or otherwise affecting either or both of the Option Properties, from and after the date of the Phase I Reports on each respective Option Property (but not following the transfer of title to said Option Property or Properties, as the case may be, pursuant to this Agreement or the Mortgage), regardless of when discovered, Optionor shall, at its own cost and expense, and in accordance with all currently existing or hereafter enacted or promulgated Environmental Laws (as defined in the Contribution and Exchange Agreement), undertake all action required pursuant to such Environmental Laws and shall clean up the Discharge and remove all Contaminants from the said property. In addition, in the event of such a Discharge, Optionor shall immediately notify Optionee and Cali of such fact, shall provide Optionee and Cali with a copy of all documentation received by Optionor or its representatives from any Governmental Authority (as defined in the Contribution and Exchange Agreement) or submitted by Optionor or its representatives to any Governmental Authority with respect to such Discharge and shall advise Optionee and Cali in advance of all meetings scheduled between Optionor or any of its representatives and any Governmental Authority and Optionee and Cali, or their representatives, or all of them, shall have the right, without the obligation, to attend and participate in all such meetings. Notwithstanding the foregoing, in the event that clean up of any Discharge and removal of all Contaminants can not be completed within sixty (60) days from the date of its discovery, Optionee shall not be obligated to acquire said Option Property or Properties, as the case may be, pursuant to a Put Notice.

            (c) Optionor shall indemnify, defend and hold harmless, Optionee, Cali and each of their respective partners, shareholders, officers, directors, employees, agents, affiliates, and representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur, resulting directly or indirectly, wholly or partly from (i) Optionor's actions or omissions with regard to Optionor's obligations under this
Section 8, (ii) any Discharge of Contaminants at, on, or under the Option Properties or otherwise affecting the Option Properties, from and after the date of the Phase I Reports for each of the respective Option Properties, regardless of when discovered, or (iii) both of them.

      9. Simultaneous with the execution of this Agreement, the parties shall execute a memorandum, in recordable form, evidencing the respective rights and obligations of the parties hereto and either party shall have the right to cause said memorandum to be recorded in the Clerk's Office for Westchester County. The parties further agree to execute any additional documentation in order to cause said memorandum to be recorded. The provisions of this Section 9 shall survive the closing hereunder.

      10. (a) The rights granted to Optionee hereunder are separate and distinct from the rights and remedies granted to Optionee in any of the documents evidencing or securing the Loan (the "Loan Documents"). In the event that Optionee exercises any of the rights and remedies granted to it under the Loan Documents, Optionor shall not raise as a defense thereto, and hereby waives any claim, that the rights granted to Optionee hereunder are the sole rights of Optionee.

            (b) Not more than one hundred twenty (120) days nor less than ninety
(90) days prior to the maturity of the Loan, Optionor may request from Optionee in writing (the "Exercise Request") that Optionee notify Optionor of its intention to call either or both of the Option Properties or its intention to extend the term of the Loan. The Exercise Request shall set forth the stabilized net operating income and the stabilized cash flow for each of the Option Properties as of the date of such notice. In the event that Optionee elects to call either or both of the Option Properties, the Optionee agrees to perform in accordance with this Agreement, provided that the occupancy conditions of
Section 2 hereof are satisfied. In the event that Optionee elects not to call either or both of the Option Properties or elects not to extend the term of the Loan, Optionee may nevertheless elect to call either or both of the Option Properties or to extend the term of the Loan prior to the Call Expiration Date, provided that Optionee shall reimburse to Optionor the amount of any reasonable out-of-pocket expenses actually incurred by Optionor, if any, in connection with refinancing the Loan (the "Refinance Expenses"). Notwithstanding the provisions of the preceding sentence, in the event that either the stabilized net operating income or the stabilized cash flow of the Option Property or Properties, as the case may be, shall have increased from the amount of same set forth in the Exercise Request, then, in the event Optionee later elects to call said Option Property, or Properties, as the case may be, Optionee shall not be required to reimburse Optionor for its Refinance Expenses; provided, however, that if the occupancy conditions of Section 2 were not satisfied at the time of the Exercise Notice but become satisfied prior to the Call Expiration Date, Optionee shall extend the term of the Loan for thirty (30) days.

            (c) In the event that (i) the occupancy conditions of Section 2 hereof have not been satisfied and (ii) Optionee is prepared to extend the term of the Loan on a minimum of three month extensions and Optionor nevertheless elects to refinance the Loan, Optionee shall have the right to call either or both of the Option Properties regardless of whether less than 99,000 rentable square feet shall have been leased at Skyline to bona fide third parties or less than 72,000 rentable square feet shall have been leased at 200 to bona fide third parties. If Optionee elects to call either or both of the Option Properties pursuant to the terms of this Section 10(c), the Put/Call Price shall be calculated based on actual occupancy levels without regard to the amount calculated as provided in Section 3 or the minimum Put/Call Price set forth in
Section 2.

      11. In the event of a casualty to an Option Property, or Properties, as the case may be, which is the subject of a Notice, the closing date shall be extended until such time as the Option Property, or Properties, as the case may be, shall have been restored as required by the terms of the Mortgage.

      12. Optionor shall not convey, encumber, transfer or assign the Option Properties, or any part thereof or interest therein, during the term of this Agreement, other than to a successor or affiliated entity, and in such event so long as such successor or affiliated entity confirms in writing to Optionee the acceptance of the terms of this Agreement and assumes the obligations of Optionor hereunder. No such assignment shall relieve Optionor of its primary obligations hereunder. Except in connection with a sale of all of the assets of Optionee, Optionee shall not assign its rights under this Agreement without the prior consent of Optionor.

      13. In the event that Optionee issues Units to Optionor pursuant to this Agreement, Cali shall enter into a registration rights agreement substantially in the form of Exhibit 10.3(j) to the Contribution and Exchange Agreement with respect to the issuance and resale of shares of its common stock issuable upon redemption of such Units.

      14. This Agreement shall be binding on, and shall inure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the parties hereto.

      15. All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other shall be in writing and shall be delivered by any nationally recognized overnight delivery service, properly addressed, and sent to the following addresses:

                           Optionor:

                                    Robert Martin Company, LLC
                                    100 Clearbrook Road
                                    Elmsford, New York 10523
                                    Attention: Martin Berger
                                               Lloyd I. Roos, Esq.
                                    Telephone: (914) 592-4800
                                    Fax No.:   (914)  592-4836

                           with a copy to:

                                    Battle Fowler LLP
                                    75 East 55nd Street
                                    New York, New York  10022
                                    Attention: Robert J. Wertheimer, Esq.
                                    Telephone: (212) 856-6910
                                    Fax No.:   (212) 856-7808

                           If to Optionee:

                                    Cali Realty, L.P.
                                    c/o Cali Realty Corporation
                                    11 Commerce Drive
                                    Cranford, New Jersey  07106
                                    Attention: Roger W. Thomas, Esq.
                                    Telephone: (908) 272-8000
                                    Fax No.:   (908) 272-6755

                           with a copy to Optionee's counsel:

                                    Pryor, Cashman, Sherman & Flynn
                                    410 Park Avenue
                                    New York, New York  10022
                                    Attention: Jonathan A. Bernstein, Esq.
                                    Telephone: (212) 326-0425
                                    Fax No.:   (212) 326-0806

      16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      17. This Agreement may not be changed, amended, modified, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, amendment, modification, waiver, discharge or termination is sought.

      18. This Agreement constitutes the entire agreement and understanding between the parties hereto respecting the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

      19. If any term of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      20. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original Agreement, but all of which shall constitute but one and the same Agreement.

      21. In the event that Optionor and Optionee enter into litigation or alternative dispute resolution in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 21 shall survive the closing or other termination of this Agreement.

      22. Optionor and Optionee represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction, except that certain fees may be payable by Optionee to Prudential Securities Incorporated, as financial advisors, and certain fees may be payable by Optionor to Lazard Freres & Company, LLC, as financial advisors. Optionor and Optionee agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions. The provisions of this Section shall survive the closing or other termination of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

                                        OPTIONOR

                                        ROBERT MARTIN COMPANY, LLC


                                        By:_____________________________
                                           Name:
                                           Title:


                                        OPTIONEE

                                        CALI REALTY, L.P.


                                        By:___________________________
                                           Name:
                                           Title:

                                 EXHIBIT 10.3(j)

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 1997, is by and among CALI REALTY CORPORATION, a Maryland corporation (the "Company"), and the persons and entities listed on Schedule I attached hereto and made a part hereof (such individuals and entities, collectively the "Investors" and each individually an "Investor").

                              W I T N E S S E T H:

            WHEREAS, pursuant to a Contribution and Exchange Agreement dated January 24, 1997 by and between the Company, Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), Robert Martin Company, LLC ("RMC LLC"), a limited liability company organized under the laws of the State of New York, and Robert Martin-Eastview North Company, L.P., a New York limited partnership ("RMENC"; together with RMC LLC, collectively "RM"), RM, the Company and the Operating Partnership have agreed to combine their respective properties and related assets and, in consideration therefor, the Operating Partnership will issue to certain of the Investors units of limited partner interests (the "RM Units") in the Operating Partnership;

            WHEREAS, the RM Units will be redeemable for unregistered shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); and

            WHEREAS, pursuant to the Warrant Agreements dated January 31, 1997 by and between the Company and certain of the Investors (the "Warrant Agreements"), the Company will issue warrants (the "Warrants") exercisable for unregistered shares of Common Stock; and

            WHEREAS, the Company has agreed to provide the Investors with certain registration rights as set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Definitions. For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in the preambles hereto and in this
Section 1.

            1.1 "Cali Group" shall mean those individuals and entities, other than the Company, that received Units at the time of the initial public offering of the Company.

            1.2 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            1.4 "Holder" shall mean any registered holder, from time to time, of Registrable Securities.

            1.5 "Initiating Holders" shall mean any Holder or Holders who, in the aggregate, are Holders of Registrable Securities representing at least fifty percent (50%) of the Registrable Securities then outstanding, and who initiate a request pursuant to Section 3.1 below for the registration of all or part of such Holder or Holders' Registrable Securities.

            1.6 "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            1.7 "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

            1.8 "Registrable Securities" shall mean any of the following which are held by any Investor and its permitted transferees under the Warrant Agreements, in the case of the Warrants, or under the partnership agreement governing the Operating Partnership, in the case of the RM Units ("Permitted Transferees"): (a) shares of Common Stock issuable upon the redemption of the RM Units or the exercise of the Warrants, which RM Units or Warrants are held by any Investor on the date hereof and any such RM Units or Warrants subsequently transferred to an Investor's Permitted Transferees, (b) shares of Common Stock issued pursuant to a dividend reinvestment plan adopted by the Company, (c) shares of Common Stock then outstanding which were issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Securities,
(d) shares of Common Stock then issuable upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Registrable Securities, and (e) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (a) through (d) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (iii) they shall be eligible for sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act as confirmed in a written opinion of counsel to the Company addressed to the Investor and its Permitted

Transferees, (iv) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (v) they shall have ceased to be outstanding. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the unqualified right to acquire such Registrable Securities (by conversion, redemption or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

            1.9 "Registration Expenses" shall mean all expenses incurred by the Company in compliance with this Agreement, excluding Selling Expenses but including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the fees and expenses of one counsel for all Holders, all blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            1.10 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            1.11 "Selling Expenses" shall mean all underwriting discounts and commissions applicable to the sale of Registrable Securities.

            1.12 "1994 Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of August 31, 1994 by any among the Company and the Cali Group.

      2. Company Registration.

            2.1 If the Company shall determine to register any of its shares of Common Stock or other securities ("Other Securities") issued by it having terms substantially similar to the Common Stock, either for its own account or the account of a security holder or holders exercising any demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Rule 145 (under the Securities Act) transaction, the Company will:

            (a) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 2.3 below. Such written request may specify all or a part of a Holder's Registrable Securities.

            2.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a). The right of any Holder to require registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officers, directors or Other Shareholders (as defined below) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. "Other Shareholders" shall mean Persons who, by virtue of their agreements with the Company, are entitled to include their securities in such registration.

            2.3 Limitations on Shares to be Included. With respect to Company registrations, notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first, to the Company for securities being sold for its own account or to the security holder or holders exercising any demand registration rights on such security holder or holders' account, second, among all Persons requesting registration pursuant to the terms of the 1994 Registration Rights Agreement, and third, among all such Holders requesting registration and all officers, directors or Other Shareholders (except as provided in clause second above) requesting registration pursuant to the exercise of piggyback registration rights, in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities of the Company (the "Additional Shares") which are held by such Holders, officers or directors of the Company or Other Shareholders which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. The limitations contained in this Section 2.3 shall not apply in any respect to Section 2.6 below.

            2.4 Withdrawal from Registration. Any Holder requesting inclusion of Registrable Securities pursuant to this Section 2 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company; provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the registration statement, then such Holder shall have no such right to revoke its request. If the withdrawal of any Registrable Securities or Additional Shares would allow, within the marketing limitations set forth above, the inclusion in the underwriting of a greater number of shares of Registrable Securities or Additional Shares, then, to the extent practicable and without delaying the underwriting, the Company shall offer to the Holders and to the Other Shareholders an opportunity to include additional shares of Registrable Securities or Additional Shares, as the case may be, in the proportions and in the priorities discussed in Section 2.3 above.

            2.5 Termination or Withdrawal by Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

            2.6 Certain Shelf Registrations. The foregoing notwithstanding, on January 31, 1998 (the "Anniversary Date"), or as soon thereafter as is reasonably practicable, the Company shall, at its expense, register the Registrable Securities through a shelf registration statement pursuant to Rule 415 under the Securities Act, which shelf registration statement shall cover only the Registrable Securities. The Company shall, at its expense, use its best efforts to maintain the effectiveness of such registration statement until the earlier of (i) such time as when all of the Registrable Securities have been disposed of or (ii) three (3) years after the redemption or exercise, as the case may be, of all of the RM Units and the Warrants into Common Stock. Notwithstanding anything in this Section 2.6 to the contrary, if at the Anniversary Date the Company determines, in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of such shelf registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other significant transaction, the Company shall deliver a certificate to such effect signed by its President or any Vice President to the Holders and the Company shall not be required to effect a registration pursuant to this Section 2.6 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Company makes such good faith determination.

      3. Requested Registration.

            3.1 Request for Registration. At any time on or after January 31, 1998, if any Registrable Securities are outstanding and the Holders (and any prior holder) have not yet had the opportunity to register such shares pursuant to Section 2 above, including without limitation pursuant to Section 2.6 above, upon written notice from Initiating Holders requesting that the Company effect any registration with respect to all or part of the Registrable Securities held by such Initiating Holders, the Company shall (a) promptly give written notice of the proposed registration to all other Holders (the "Demand Registration Notice") and (b) as soon as practicable but not later than sixty (60) days after receipt of the request from the Initiating Holders, use its best efforts and take all appropriate action to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the blue sky or other state securities laws requested by Initiating Holders and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of the Demand Registration Notice; provided, however, that:

            (i) in no event shall the Company be required to effect, or to take any action to effect, more than one registration pursuant to this Section 3;

            (ii) if, upon receipt of a registration request pursuant to this
      Section 3, the Company is advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with a public offering of securities by the Company (a "Company Offering") that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect such Company Offering that had been contemplated by the Company prior to the notice by the Initiating Holders, the Company shall not be required to effect a registration pursuant to this Section 3 until the earliest of (A) three months after the completion of such Company Offering, (B) the termination of any "black out" period, if any, required by the underwriters to be applicable to any Holder who has requested to have any Registrable Securities registered in connection with such registration, (C) promptly after abandonment of such Company Offering or
      (D) four months after the date of written notice from the Initiating Holders demanding registration pursuant to this Section 3; and

            (iii) if, while a registration request is pending pursuant to this
      Section 3, the Company determines, in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other significant transaction, the Company shall deliver a certificate to such effect signed by its President or any Vice President to the proposed selling Holders and the Company shall not be required to effect a registration pursuant to this Section 3 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Company makes such good faith determination.

            3.2 Additional Shares to be Included. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3.5 below, include (a) Additional Shares which are held by officers or directors of the Company or which are held by Other Shareholders who, by virtue of agreements with the Company, are entitled to include their securities with the Holders referred to in Section 3.1 above, and (b) securities of the Company being sold for the account of the Company (the "Company Shares").

            3.3 Withdrawal of Registration. If the Initiating Holders inform the Company by written notice that they are withdrawing their registration request made pursuant to Section 3.1 above and the Initiating Holders pay all of the Company's out-of-pocket expenses with respect to such registration incurred to the date of such notice, then the registration statement need not be filed and all efforts pursuant to this Agreement will not count as a registration (or an exercise of rights) under this Section 3; provided, however, that if the Company decides to go forward with the registration on its own behalf, or on behalf of any other shareholders, then the Initiating Holders shall not be required to pay any of the Company's out-of-pocket expenses and such registration will not count as a registration (or an exercise of rights) under this Section 3.

            3.4 Underwriting.

                  (a) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the Demand Registration Notice, and such Demand Registration Notice shall also state that any registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and subject to the limitations provided herein. A Holder may elect to include in such underwriting all or a part of such Holder's Registrable Securities.

                  (b) The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders.

            3.5 Limitations on Shares to be Included. Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Company or the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten or that the inclusion of Additional Shares or Company Shares may adversely affect the sale price (of the shares to be registered) that may be obtained, first the Additional Shares shall be excluded from such registration to the extent so required by such limitation, then the Company Shares shall be excluded from such registration to the extent so required by such limitation, and if a limitation of the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they have requested to be included in such registration statement. If the Company or any Holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such Person may elect to withdraw such Person's Registrable Securities, Additional Shares or Company Shares therefrom by written notice to the Company, the underwriter and the Initiating Holders. If the withdrawal of any Registrable Securities, Additional Shares or Company Shares would allow, within the marketing limitations set forth above, the inclusion in the underwriting of a greater number of shares of Registrable Securities or Additional Shares, then, to the extent practicable and without delaying the underwriting, the Company shall offer first to the Holders and second to the Other Shareholders an opportunity to include additional shares of Registrable Securities or Additional Shares, as the case may be, in the proportions discussed above.

      4. Expenses of Registration. All Registration Expenses incurred in connection with the registration or qualification of, or compliance with, any registration statement under Sections 2 and 3 of this Agreement shall be borne by the Company. All Selling Expenses shall be borne pro rata by each Holder and each Other Shareholder in accordance with the number of shares sold.

      5. Registration Procedures.

            5.1 In the case of each registration to be effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and all amendments thereto and as to the completion thereof, advise any such Holder, upon request, of the progress of such proceedings, use its best efforts to effect the registration of any Registrable Securities under the Securities Act, and will, at its expense:

                  (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the Commission and to keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that the Company shall keep such registration effective for longer than one hundred and eighty (180) days if the costs and expenses associated with such extended registration are borne by the selling Holders; provided further, however, that the foregoing shall not apply to any registration statement filed pursuant to Section 2.6 hereof.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) Furnish to each seller of Registrable Securities covered by such registration statement and each Holder two conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller or Holder, as the case may be, may reasonably request;

                  (d) Promptly notify each seller of Registrable Securities covered by such registration statement and each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (e) Use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers; provided, however, that the Company shall not for any such purpose be required to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (e) be obligated to be so qualified, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                  (f) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (g) Use its best efforts to list all such Registrable Securities registered in such registration on each securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

                  (h) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (i) Make available for inspection by any seller of Registrable Securities and each Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller, Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, Holder, underwriter, attorney or accountant in connection with such registration statement, which information shall be subject to reasonable restrictions concerning confidentiality and non-disclosure;

                  (j) Furnish to each selling Holder upon request a signed counterpart, addressed to the selling Holder, of

                        (i) an opinion of counsel for the Company, dated the effective date of the registration statement and in form reasonably acceptable to the Company and such Holder, and

                        (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

in the case of (i) and (ii) covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

                  (k) Furnish to each selling Holder a copy of all correspondence from or to the Commission in connection with any such offering;

                  (l) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

                  (m) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            5.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders proposing to register Registrable Securities shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of distribution of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

            5.3 In connection with the preparation and filing of each registration statement under this Agreement, the Company will give the Holders on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such Holder such access to the Company's books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified the Company's financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the Holders registering Registrable Securities in such registration and by their counsel.

      6. Indemnification.

            6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, employees, agents, attorneys and consultants and each Person controlling such Holder, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities, joint and several (or actions, proceedings or settlements in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and based upon written information furnished to the Company by such Holder or underwriter and expressly stated to be specifically for use therein.

            6.2 Indemnification by the Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company (other than such Holder) or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each Person controlling such Holder or other stockholder, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors and officers, each underwriter or control Person, each other Holder and each of their officers, directors and partners and each Person controlling such Holder or other shareholder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly stated to be specifically for use therein; provided, however, that the liability of any such Holder under this Section 6.2 shall be limited to the amount of proceeds received by such Holder in the offering giving rise to such liability.

            6.3 Notices of Claims, Procedures, etc. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's sole expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless such failure is prejudicial to the ability of the Indemnifying Party to defend such claim or action. Notwithstanding the foregoing, such Indemnified Party shall have the right to employ its own counsel in any such litigation, proceeding or other action if (i) the employment of such counsel has been authorized by the Indemnifying Party, in its sole and absolute discretion, or (ii) the named parties in any such claims (including any impleaded parties) include any such Indemnified Party and the Indemnified Party and the Indemnifying Party shall have been advised in writing (in suitable detail) by counsel to the Indemnified Party either (A) that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or
(B) that there is a conflict of interest by virtue of the Indemnified Party and the Indemnifying Party having common counsel, in any of which events, the legal fees and expenses of a single counsel for all Indemnified Parties with respect to each such claim, defense thereof, or counterclaims thereto, shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (x) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (y) which requires action other than the payment of money by the Indemnifying Party. Each Indemnified Party shall cooperate to the extent reasonably required and furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            6.4 Contribution. If the indemnification provided for in this
Section 6 shall for any reason be held by a court to be unavailable to an Indemnified Party under Section 6.1 or 6.2 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 6.1 or 6.2, the Indemnified Party and the Indemnifying Party under Section 6.1 or 6.2 shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement; provided, that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 6.4 are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

      7. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      8. Transfer or Assignment of Registration Rights. The rights with respect to any Registrable Securities to cause the Company to register such securities granted to a Holder by the Company under this Agreement may be transferred or assigned by a stockholder, in whole or in part, to a transferee or assignee of any Registrable Securities and, in such case, the Company shall be given written notice stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

      9. Rule 144 and Rule 144A. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, if applicable or (c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

      10. Specific Performance. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities which grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities higher priority to the rights granted to the Holder under Section 2 of this Agreement; provided, however, the Company shall be entitled to enter into an agreement which grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities equal priority to the rights granted to the Holders under Section 2 of this Agreement.

      12. Benefits of Agreement: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs; this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person.

      13. Complete Agreement. This Agreement constitutes the complete understanding among the parties with respect to its subject matter and supersedes all existing agreements and understandings, whether oral or written, among them. No alteration or modification of any provisions of this Agreement shall be valid unless made in writing and signed by a majority in interest of the Holders.

      14. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      15. Notices. All notices, offers, acceptances and other communications required or permitted to be given or to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered by hand, first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, if to the Corporation, to it at Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, Attention: Thomas A. Rizk, Esq., with a copy to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022,
Attention: Jonathan A.

Bernstein, Esq., and if to any Holder, to the address of such Holder as set forth in the stock transfer books of the Corporation.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any party may change the address to which each such notice or communication shall be sent by giving written notice to tie other parties of such new address in the manner provided herein for giving notice.

      16. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.

      17. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

      18. Severability. Any provision of this Agreement which is determined to be illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof which shall be severable and enforceable according to their terms and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

                                            CALI REALTY CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:



                                            ROBERT MARTIN COMPANY, LLC


                                            By:_________________________________
                                               Name:
                                               Title:


                                             ___________________________________
                                              Brad W. Berger


                                             ___________________________________
                                              Timothy M. Jones


                                             ___________________________________
                                              Greg Berger


                                             ___________________________________
                                              Andrew Greenspan


                                             ___________________________________
                                              Michael Grossman

                                  EXHIBIT 26.1


                                    RIGHT OF
                              FIRST OFFER AGREEMENT

      This Agreement, dated January ___, 1997 by and between the ROBERT MARTIN COMPANY, LLC, a New York limited liability company having an address at 100 Clearbrook Road, Elmsford, New York 10523 ("RM"), CALI REALTY, L.P., a Delaware limited partnership having an address at 11 Commerce Drive, Cranford, New Jersey 07016-3599 ("CRLP") and CALI REALTY CORPORATION, a Maryland corporation having an address at 11 Commerce Drive, Cranford, New Jersey 07016-3599 ("CRC", together with CRLP, collectively "Cali").

                               STATEMENT OF FACTS

      RM has transferred to Cali, on the date hereof, certain undeveloped land located in [Westchester, New York] [Stamford, Connecticut], which property is more particularly described on Exhibit A annexed hereto (the "Property"). RM has agreed to grant to Cali certain rights of first refusal and first offer as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereto hereby agree as follows:

      1. RM hereby grants to Cali a right of first offer with respect to any offer acceptable to RM to sell the Property, or to enter into to a ground lease of the Property which has a potential term, inclusive of renewal options, of thirty (30) years or more, on the following terms and conditions:

            (i) If RM shall be prepared to sell or ground lease the Property to a bona fide third party, it shall give notice (the "Sale Notice") to Cali of the terms and conditions of such offer, which notice shall advise Cali of the date upon which its response to said Notice is required and shall specify that if Cali fails to respond by such date, Cali's rights thereunder shall be waived.

            (ii) If the Sale Notice provides that RM is prepared to sell the Property, then Cali shall have thirty (30) days (the "Sale Option Period") thereafter to elect to acquire the Property, on the terms and conditions of the Sale Notice. If Cali shall elect to so acquire the Property, the parties shall execute a contract reflecting such terms and conditions and shall close on such acquisition as required therein. If the Sale Notice provides that RM is prepared to ground lease the Property, then Cali's rights shall be to acquire the Property pursuant to a purchase price determined as provided in (v) below.

            (iii) If Cali shall elect not to so acquire the Property, or shall fail to make an election on a timely basis, time being of the essence, RM shall have the right to sell or ground lease the Property to a bona fide third party on terms and conditions no less favorable than those set forth in the Sale Notice and at a sale price or effective rental, as the case may be, of not less than ninety-five (95%) percent of the price or effective rental stated in the Sale Notice and so long as such sale or ground lease is consummated within one (1) year from the expiration of the Sale Option Period. If RM shall desire to accept an offer on terms and conditions which are less favorable than those set forth in the Sale Notice or at a sale price or effective rental, as the case may be, of ninety-five (95%) percent or less than the price or effective rental stated in the Sale Notice, or shall not sell or ground lease the Property within the aforesaid one (1) year period, then RM shall comply with the procedures of clauses (i) and (ii) of this Section 1 with regard to such Property, and the restrictions set forth in this Section 1 shall remain in force and effect.

            (iv) In the event Cali shall fail to timely respond to the Sale Notice or shall elect not to proceed in accordance with same, then within ten
(10) business days after RM's written request of Cali, Cali shall deliver a written notice (the "Sale Waiver Notice") to RM waiving Cali's rights as set forth in this Section 1 other than the requirement that the sale be consummated within one (1) year from the expiration of the Sale Option Period and within the terms and conditions and ninety-five (95%) percent requirements set forth in
Section 1(iii). If Cali shall fail to deliver the Sale Waiver Notice, time being of the essence, then Cali shall be deemed to have irrevocably and unconditionally waived its rights as set forth in this Section 1. In no event, however, shall RM be permitted to build (except as permitted in Section 2 below), manage, lease or own the Property for flex, industrial or office use, or any combination thereof, regardless of whether Cali shall be deemed to have waived its rights set forth in this Section 1.

            (v) If the Sale Notice provides that RM is prepared to ground lease the Property, then said Notice shall be accompanied by RM's proposal of a price to sell the Property based upon the terms and conditions of the ground lease and the residual value of the Property (a "Proposed Sale Price"). Within the Sale Option Period, Cali shall advise RM as to whether or not Cali is prepared to acquire the Property at the Proposed Sale Price. If Cali is not so prepared, then within ten (10) days following Cali's response, each party shall submit to the other the final price at which it is prepared to sell and purchase the Property, respectively (each party's proposal shall be deemed the "Seller's Final Price" and "Purchaser's Final Price", respectively). Within ten (10) days thereafter, the parties shall attempt to reach agreement on a mutually acceptable sale price. If the parties fail to so agree, then within an additional five (5) days, the parties shall attempt to agree upon a mutually acceptable arbitrator to resolve said matter, failing which either party shall have the right to petition the American Arbitration Association in New York City to choose a single arbitrator with at least fifteen (15) years experience valuating real estate properties in the greater metropolitan New York area. The arbitrator hearing said matter shall be instructed to choose one of the Seller's Final Price or Purchaser's Final Price, after accepting such documentary evidence as RM and Cali shall elect to present within ten (10) days of the arbitrator being agreed upon or chosen, as the case may be. The arbitrator shall not accept oral testimony, shall be limited to either Seller's Final Price or Purchaser's Final Price, and shall be instructed to render a decision with twenty (20) days after being agreed upon or chosen, as the case may be. Said decision shall be binding upon both RM and Cali, and RM and Cali shall share all of the costs and expenses of the arbitration. Either party shall also have the right to enforce the arbitrator's decision in the appropriate courts having jurisdiction.

      2. RM shall be permitted to construct any project for office, flex or industrial use, or any combination thereof, for a fee, for a bona fide third party, subject to the provisions of this Section 2. In the event that such proposal is made to RM, then RM hereby grants to Cali a right of first offer (the "Offer Right") with respect to such development or new construction (a "Capital Improvement"). If RM shall desire to perform any Capital Improvement at the Property it shall offer the right to do so to Cali on the following terms and conditions:

            (i) RM shall give a notice (the "Improvement Notice") to Cali specifying (a) that RM is prepared to perform, or cause to be performed on its behalf, a Capital Improvement at the Property, (b) the nature of the Capital Improvement and (c) the terms and conditions for which it is prepared to have the Capital Improvement performed by it or on its behalf. The Improvement Notice shall also advise Cali of the date upon which its response to said Notice is required and shall specify that if Cali fails to respond by such date, Cali's rights thereunder shall be waived.

            (ii) Upon receipt of the Improvement Notice, Cali shall have ten
(10) days (the "Improvement Option Period") thereafter to elect to perform the Capital Improvement which is the subject of the Improvement Notice on the terms and conditions of the Improvement Notice. If Cali shall elect to proceed as set forth therein, the parties shall promptly thereafter execute a development agreement reflecting such terms and conditions and the parties shall proceed thereafter.

            (iii) If Cali shall elect not to perform the Capital Improvement, or shall fail to make an election on a timely basis, RM shall have the right to perform the Capital Improvement or cause such other parties as it shall elect to perform the Capital Improvement on terms and conditions substantially the same as those set forth in the Improvement Notice, so long as the Capital Improvement which is the subject of the Improvement Notice is commenced within one (1) year from the expiration of the Improvement Option Period. If RM shall desire to perform or have performed on its behalf the Capital Improvement which is the subject of the Improvement Notice on terms and conditions which are less favorable than those set forth in the Improvement Notice, or shall not commence such work within the aforesaid one (1) year period, then RM shall comply with the procedures of clauses (i) and (ii) of this Section 2, and the restrictions set forth in this Section 2 shall remain in full force and effect.

            (iv) In the event Cali shall fail to timely respond to the Improvement Notice or shall elect not to proceed in accordance with same, Cali shall, upon request of RM, deliver a written notice (the "Improvement Waiver Notice") to RM waiving Cali's rights as set forth in this Section 2, other than the requirement that the Capital Improvement which is the subject of the Improvement Notice be commenced within one (1) year from the expiration of the Improvement Option Period. If Cali shall fail to deliver the Improvement Waiver Notice, then Cali shall be deemed to have irrevocably and unconditionally waived its rights as set forth in this Section 2.

      3. In the event that the Property is developed by RM for any use other than flex, industrial or office use, CRLP shall release the Property from this Agreement promptly upon request by RM .

      4. If CRLP waives its rights hereunder following a Sale Notice and RM consummates a sale thereafter in accordance with this Agreement, then CRLP shall release the Property from this Agreement promptly upon request of RM.

      5. All notices to be given or sent hereunder shall be sent to the address of the party first set forth above and may be given personally or may be delivered by depositing the same with any nationally recognized overnight delivery service. Notices given by personal delivery service shall be deemed given on the day so delivered, and notices delivered by a nationally recognized overnight delivery service shall be deemed given on the first business day following the deposit of same with such service. Notices shall be given to the parties at the address first set forth above, with the notice to RM being sent to the attention of Brad Berger and Lloyd Roos, Esq. and the notice to Cali being sent to the attention of Roger W. Thomas, Esq. Copies of notices to Cali also given by a nationally recognized overnight delivery service to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, Attention:
Jonathan A. Bernstein, Esq., and copies of notices to RM also given by a nationally recognized overnight delivery service to Battle Fowler LLP, 75 East 55th Street, New York, New York, Attention: Robert J. Wertheimer, Esq. Notices may be given by counsel to the respective parties.

      6. This Agreement (a) may not be amended except by a written instrument executed by all the parties hereto and (b) shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such state.

      7. This Agreement may be executed in counterparts and each counterpart so executed shall constitute an original, all of which when taken together shall constitute one agreement, notwithstanding that all of the parties are not signatories to the same counterpart.

      8. This Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relative to such matter.

      IN WITNESS WHEREOF, the parties hereto shall be deemed to have executed this Agreement as of the day and year first above written.

                                        ROBERT MARTIN COMPANY, LLC

                                        By: ____________________________________
                                            Name:
                                            Title:



                                        CALI REALTY CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:



                                        CALI REALTY, L.P.

                                        By: Cali Realty Corporation


                                        By: ____________________________________
                                            Name:
                                            Title: